Exhibit 17(c)

ARTISAN PARTNERS FUNDS

Share Class
	Investor	Institutional	Advisor
Artisan Developing World Fund	ARTYX	APHYX	APDYX
Artisan Emerging Markets Fund	ARTZX	APHEX	N/A
Artisan Global Equity Fund	ARTHX	N/A	N/A
Artisan Global Small Cap Fund	ARTWX	N/A	N/A
Artisan Global Opportunities Fund	ARTRX	APHRX	APDRX
Artisan Global Value Fund	ARTGX	APHGX	APDGX
Artisan High Income Fund	ARTFX	N/A	APDFX
Artisan International Fund	ARTIX	APHIX	APDIX
Artisan International Small Cap Fund	ARTJX	N/A	N/A
Artisan International Value Fund	ARTKX	APHKX	APDKX
Artisan Mid Cap Fund	ARTMX	APHMX	APDMX
Artisan Mid Cap Value Fund	ARTQX	APHQX	APDQX
Artisan Small Cap Fund	ARTSX	APHSX	N/A
Artisan Small Cap Value Fund	ARTVX	APHVX	N/A
Artisan Value Fund	ARTLX	APHLX	APDLX

TABLE OF CONTENTS

MANAGEMENT’S DISCUSSIONS ON FUND PERFORMANCE
2	Artisan Developing World Fund
4	Artisan Emerging Markets Fund
6	Artisan Global Equity Fund
8	Artisan Global Opportunities Fund
10	Artisan Global Small Cap Fund
12	Artisan Global Value Fund
14	Artisan High Income Fund
16	Artisan International Fund
18	Artisan International Small Cap Fund
20	Artisan International Value Fund
22	Artisan Mid Cap Fund
24	Artisan Mid Cap Value Fund
26	Artisan Small Cap Fund
28	Artisan Small Cap Value Fund
30	Artisan Value Fund

SCHEDULES OF INVESTMENTS
32	Artisan Developing World Fund
35	Artisan Emerging Markets Fund
38	Artisan Global Equity Fund
40	Artisan Global Opportunities Fund
42	Artisan Global Small Cap Fund
44	Artisan Global Value Fund
46	Artisan High Income Fund
52	Artisan International Fund
55	Artisan International Small Cap Fund
57	Artisan International Value Fund
60	Artisan Mid Cap Fund
63	Artisan Mid Cap Value Fund
66	Artisan Small Cap Fund
68	Artisan Small Cap Value Fund
71	Artisan Value Fund

73	STATEMENTS OF ASSETS AND LIABILITIES

77	STATEMENTS OF OPERATIONS

82	STATEMENTS OF CHANGES IN NET ASSETS

90	FINANCIAL HIGHLIGHTS

102	NOTES TO FINANCIAL STATEMENTS

136	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

138	SHAREHOLDER EXPENSE EXAMPLE

143	FACTORS CONSIDERED IN RENEWING THE FUNDS’ ADVISORY AGREEMENTS

149	NOTES ON MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE AND PORTFOLIO HOLDINGS’ CLASSIFICATION

152	PROXY VOTING POLICIES AND PROCEDURES

152	INFORMATION ABOUT PORTFOLIO SECURITIES

153	DIRECTORS AND OFFICERS

ARTISAN PARTNERS FUNDS

P.O. BOX 8412

BOSTON, MA 02266-8412

This report and the audited financial statements contained herein are provided for the general information of the shareholders of Artisan Partners Funds. Before investing, investors should consider carefully each Fund’s investment objective, risks and charges and expenses. For a prospectus or summary prospectus, which contain that information and more information about each Fund, please call 800.344.1770 or visit our website at www.artisanpartners.com. Read it carefully before you invest or send money.

Company discussions are for illustration only and are not intended as recommendations of individual stocks. The discussions present information about the companies believed to be accurate, and the views of the portfolio managers, as of September 30, 2015. That information and those views may change, and the Funds disclaim any obligation to advise shareholders of any such changes.

Artisan Partners Funds offered through Artisan Partners Distributors LLC, member FINRA.

ARTISAN DEVELOPING WORLD FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Developing World Fund employs a fundamental investment process to construct a diversified portfolio of securities that offer exposure to developing world economies. In pursuit of this goal, the investment team generally invests substantially in companies domiciled in or economically tied to countries that it considers to have characteristics typical of the developing world. The team seeks to emphasize self-funding companies (as described below) that are exposed to the growth potential of developing world economies with limited dependence on foreign capital. The team believes that a portfolio of companies with these characteristics will be well positioned to deliver attractive risk-adjusted returns over the long-term.

Fundamental Stock Selection. The team seeks to focus its analysis on businesses that are economically tied to the developing world irrespective of domicile. The team believes that a focus on a company’s underlying economic exposure should result in investments that over time position the portfolio to benefit from the true drivers of the opportunity set in developing world economies. The team believes those drivers include increasing domestic demand, low penetration of basic goods and low levels of household debt, among other factors.

The team seeks to emphasize financially sound, self-funding companies in its stock selection process. The team generally considers self-funding companies to include those that exhibit low absolute or relative debt levels, limited capital intensity or visibility into free cash flow or capital generation. The team believes that these businesses are less likely to impair capital during periods of duress and may compound earnings per share and book value per share at above average rates. The team believes this approach has the potential to create a compelling risk-adjusted return.

Risk Management. The team believes that investments exposed to the developing world have unique risks that leave them vulnerable to capital flight during periods of market duress, and in turn capital impairment or constrained fundamental development. In an effort to mitigate these risks, the team seeks to emphasize investments in markets with limited dependence on foreign capital. The team believes this macro-economic framework benefits stock selection because capital flight can be inflationary and lead to tighter monetary policy which can impact economic growth and earnings growth.

PERFORMANCE HISTORY

TOTAL RETURNS (as of 9/30/2015)

Fund / Index	Since Inception(1)
Artisan Developing World Fund – Investor Shares (6/29/2015)	-16.10%
Artisan Developing World Fund – Institutional Shares (6/29/2015)	-16.10
Artisan Developing World Fund – Advisor Shares (6/29/2015)	-16.10
MSCI Emerging Markets Index	-16.77	*

(1)	For the period from commencement of operations 6/29/2015 through 9/30/2015; not annualized.
*	As of Investor, Institutional and Advisor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The table above does not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. The Fund’s performance reflects Artisan Partners Limited Partnership’s (the “Adviser” or “Artisan Partners”) contractual agreement to limit the Fund’s expenses to no more than 1.50%, of the average daily net assets of Investor Shares, 1.40% of the average daily net assets of Advisor Shares and 1.40% of the average daily net assets of Institutional Shares, which has been in effect since the Fund’s inception and has had a material impact on performance, which would have been lower in its absence. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of the index. The growth of $10,000 chart has been omitted due to the Fund’s short performance history.

2	Artisan Partners Funds

INVESTING ENVIRONMENT

During the period June 29, 2015 through September 30, 2015, emerging markets equities sold off. While emerging markets headwinds, including Chinese deleveraging and dollar strength, were visible for some time, a key trigger for the selloff seems to have been the Chinese central bank’s decision to devalue its currency, which caused investors to reconsider the depth of the Chinese economic slowdown and potential for competitive devaluations across Asia and emerging markets.

SECTOR DIVERSIFICATION

Sector	9/30/2015
Consumer Discretionary	15.2%
Consumer Staples	13.7
Financials	23.9
Health Care	3.6
Industrials	4.3
Information Technology	25.5
Materials	1.0
Telecommunication Services	1.8
Other assets less liabilities	11.0
100.0%

PERFORMANCE DISCUSSION

During the period June 29, 2015 through September 30, 2015, Artisan Developing World Fund – Investor Shares declined 16.10%, Artisan Developing World Fund – Advisor Shares declined 16.10% and Artisan Developing World Fund – Institutional Shares declined 16.10%, outperforming the MSCI Emerging Markets Index, which declined 16.77% over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: Mexican dairy products company Grupo Lala, S.A.B. de C.V.; Taiwanese auto components supplier Tung Thih Electronic Co., Ltd.; US global payments network operator Visa, Inc.; Indian decorative paints company Asian Paints Ltd.; and Indian banking and financial services provider HDFC Bank Ltd.

Notable detractors included: Brazilian education company Kroton Educacional S.A.; Mexican media company Grupo Televisa, S.A.B.; Brazilian insurance broker BB Seguridade Participacoes S.A.; Chinese Internet company Baidu, Inc.; and Hong Kong life insurance company AIA Group Ltd.

REGION ALLOCATION

Region	9/30/2015
Emerging Asia	39.5%
Developed Markets	24.3
Europe, Middle East and Africa	13.9
Latin America	11.3

PORTFOLIO CHANGES

Notable additions to the portfolio since the Fund’s launch on June 29, 2015 included the following: Taiwanese integrated circuit manufacturer Taiwan Semiconductor Manufacturing Co., Ltd., Brazilian electronic payment solutions company Cielo S.A., Russian Internet search engine operator Yandex N.V. and Panamanian airline Copa Holdings S.A. We funded these purchases in part by selling our positions in Hengan International Group Co. Ltd., Hermes Microvision, Inc. and Smiles SA.

Artisan Partners Funds	3

ARTISAN EMERGING MARKETS FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Emerging Markets Fund employs a fundamental research process to construct a diversified portfolio of emerging market companies. The investment team seeks to invest in companies that it believes are uniquely positioned to benefit from the growth potential in emerging markets and possess a sustainable global competitive advantage.

Sustainable Earnings. The team believes that over the long term a stock’s price is directly related to the company’s ability to deliver sustainable earnings. The team determines a company’s sustainable earnings based upon financial and strategic analyses. The financial analysis of a company’s balance sheet, income statement, and statement of cash flows focuses on identifying historical drivers of return on equity. The strategic analysis examines a company’s competitive advantages and financial strength to assess sustainability.

Valuation. The team believes that investment opportunities develop when businesses with sustainable earnings are undervalued relative to peers and historical industry, country and regional valuations. The team values a business and develops a price target based on their assessment of the business’s sustainable earnings and cash flow expectations and the team’s risk analysis.

Risk Analysis. The team believes that a disciplined risk framework allows greater focus on fundamental stock selection. The team incorporates its assessment of company-specific and macroeconomic risks into its valuation analysis to develop a risk-adjusted target price. The risk-rating assessment includes a review of the currency, inflation, monetary and fiscal policy and political risks to which a company is exposed.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $1,000,000 INVESTMENT (6/26/2006 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	Since Inception
Artisan Emerging Markets Fund – Institutional Shares (6/26/2006)	-20.43%	-7.12%	-7.29%	1.23%
Artisan Emerging Markets Fund – Investor Shares (6/2/2008)[1]	-20.44	-7.34	-7.53	-6.63
MSCI Emerging Markets Index	-19.28	-5.27	-3.58	3.80	*

[1]	Effective February 14, 2014, Emerging Markets Fund’s Advisor Shares were redesignated as Investor Shares.
*	As of Institutional Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. The Fund’s performance reflects Artisan Partners’ contractual agreement to limit the Fund’s expenses to no more than 1.50%, which has been in effect since the Fund’s inception and has had a material impact on performance, which would have been lower in its absence. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of the index.

4	Artisan Partners Funds

INVESTING ENVIRONMENT

Emerging markets faced serious structural headwinds over the past twelve months, contributing to a decline in emerging markets stocks of nearly 20% in USD terms. Concerns about the slowing pace of growth in China and a host of macroeconomic and political headwinds in Brazil caused investors to seek the safety of other asset classes. China’s surprise devaluation of the yuan in August 2015 only added to investors’ worry and contributed to the heightened volatility in equity markets. Commodity prices fell, dragged down by China’s outlook, and hurt large players in Russia and Brazil. Currency headwinds persisted throughout the period as the US dollar appreciated relative to most major EM currencies, leaving USD-based investors with magnified losses.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	14.3%	14.8%
Consumer Staples	4.8	4.9
Energy	9.0	6.4
Financials	22.4	24.4
Health Care	5.3	7.9
Industrials	8.5	7.0
Information Technology	20.4	21.5
Materials	8.3	5.9
Telecommunication Services	4.1	2.6
Utilities	1.1	1.1
Other assets less liabilities	1.8	3.5
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Emerging Markets Fund – Investor Shares declined 20.44% and Artisan Emerging Markets Fund – Institutional Shares declined 20.43%, underperforming the MSCI Emerging Markets Index, which declined 19.28% over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: Chinese train-borne electrical systems provider ZhuZhou CSR Times Electric Co., Ltd.; Indian antibiotic manufacturer and marketer Aurobindo Pharma Ltd.; Chinese insurance provider China Life Insurance Co., Ltd.; Chinese wealth management product distributor Noah Holdings Ltd.; and South African media company Naspers Ltd.

Notable detractors included: Brazilian oil and gas company Petroleo Brasileiro S.A.; Argentinian integrated oil and gas exploration and production company YPF S.A.; Chinese flavors and fragrance company Huabao International Holdings Ltd.; Taiwanese integrated chipset supplier MediaTek, Inc.; and Brazilian iron ore producer Vale S.A.

REGION ALLOCATION

Sector	9/30/2014	9/30/2015
Emerging Asia	59.1%	60.0%
Europe, Middle East and Africa	16.2	17.0
Latin America	17.9	14.9
Developed Markets	5.0	4.6

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including UK mining services company Randgold Resources Ltd.; Chinese Internet company Baidu, Inc.; Korean chemical company LG Chem Ltd.; Russian discount supermarket chain operator Magnit PJSC; and Turkey-based commercial vehicle manufacturer, importer and distributor Ford Otomotiv Sanayi AS. We funded these purchases in part by selling our positions in Mahindra & Mahindra Ltd., Tenaris S.A., Raia Drogasil S.A., OHL Mexico S.A.B. de C.V. and Hindalco Industries Ltd.

Artisan Partners Funds	5

ARTISAN GLOBAL EQUITY FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Global Equity Fund employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a global (i.e., U.S. and non-U.S.) portfolio of companies of all market capitalizations. The investment team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (3/29/2010 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	Since Inception
Artisan Global Equity Fund – Investor Shares (3/29/2010)	0.20%	10.72%	12.34%	11.61%
MSCI ACWI Index	-6.66	6.95	6.82	6.29	*

*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. The Fund’s investments in initial public offerings (IPOs) made a material contribution to the Fund’s performance. IPO investments are not an integral component of the Fund’s investment process and may not be available in the future. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. The Fund’s performance reflects Artisan Partners’ contractual agreement to limit the Fund’s expenses to no more than 1.50%, which has been in effect since the Fund’s inception and has had a material impact on performance, which would have been lower in its absence. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of the index.

6	Artisan Partners Funds

INVESTING ENVIRONMENT

For the twelve-month period ended September 30, 2015, the MSCI All Country World Index was down 1.47% in local currency terms, but down 6.66% in USD terms as an appreciating USD served as a headwind for USD-based investors. Volatility increased in the later part of the period, partly on fears over slowing growth in China and the Federal Reserve’s decision to maintain historically low interest rates.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	27.1%	24.4%
Consumer Staples	6.6	1.4
Energy	1.5	—
Financials	12.7	13.9
Health Care	23.8	28.2
Industrials	2.7	6.6
Information Technology	10.6	14.5
Materials	4.6	4.0
Telecommunication Services	2.7	1.9
Utilities	4.9	2.2
Other assets less liabilities	2.8	2.9
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Global Equity Fund – Investor Shares gained 0.20%, outperforming the MSCI All Country World Index, which declined 6.66% over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: US biopharmaceutical firm Incyte Corp.; UK hospital outsourcing company Synergy Health Plc; US auto parts and accessories retailer Advance Auto Parts, Inc.; US biopharmaceutical firm Celgene Corp.; and US payment solutions company MasterCard, Inc.

Notable detractors included: US biopharmaceutical firm PTC Therapeutics, Inc.; Chinese gas utility company China Oil & Gas Group Ltd.; Chinese Internet company Baidu, Inc.; German car manufacturer Porsche Automobil Holding SE; and Taiwanese contact lens manufacturer Ginko International Co., Ltd.

REGION ALLOCATION

Region	9/30/2014	9/30/2015
Americas	49.0%	57.9%
Europe	22.4	24.3
Emerging Markets	19.6	12.3
Pacific Basin	6.2	2.6

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including US scientific instruments, consumables and chemicals manufacturer Thermo Fisher Scientific, Inc.; US medical holding company Envision Healthcare Holdings, Inc.; German mobile and fixed-line service provider Telefonica Deutschland Holding AG; US mattress and pillow manufacturer Tempur Sealy International, Inc.; and US vehicle components manufacturer Delphi Automotive plc. We funded these purchases in part by selling our positions in Marsh & McLennan Cos., Inc., Michael Kors Holdings Ltd., TJX Cos., Inc., Synergy Health plc and Church & Dwight Co., Inc.

Artisan Partners Funds	7

ARTISAN GLOBAL OPPORTUNITIES FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Global Opportunities Fund employs a fundamental investment process to construct a diversified portfolio of U.S. and non-U.S. growth companies across a broad capitalization range. The Fund’s investment team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

Capital Allocation. Based on the investment team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that will warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (9/22/2008 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	Since Inception
Artisan Global Opportunities Fund – Investor Shares (9/22/2008)	-0.46%	9.69%	11.83%	9.76%
Artisan Global Opportunities Fund – Institutional Shares (7/26/2011)	-0.23	9.96	n/a	9.01
Artisan Global Opportunities Fund – Advisor Shares (4/1/2015)	n/a	n/a	n/a	-4.12	(1)
MSCI ACWI Index	-6.66	6.95	6.82	4.99	*

(1)	For the period from commencement of operations 4/1/2015 through 9/30/2015; not annualized.
*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. The Investor Shares’ performance reflects Artisan Partners’ contractual agreement, in effect from the inception of the Investor Shares through January 31, 2014, to limit the Investor Shares’ expenses to no more than 1.50%, which has had a material impact on performance, which would have been lower in its absence. The Advisor Shares performance reflects Artisan Partners’ contractual agreement to limit the expenses of the Advisor Shares to no more than 1.10%, of the average daily net assets of Advisor Shares, which has been in effect since the inception of the Advisor Shares and has had a material impact on performance, which would have been lower in its absence. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of the index.

8	Artisan Partners Funds

INVESTING ENVIRONMENT

For the twelve-month period ended September 30, 2015, the MSCI All Country World Index (ACWI) returned -6.66% (all returns in USD). The US dollar strengthened through the year, serving as a headwind for USD-based investors. The MSCI USA Index outperformed developed world stocks (as measured by the MSCI World Index), on signs the US economy was reaccelerating. The MSCI Emerging Markets Index trailed ACWI, returning -19.28% on concerns of decelerating growth in emerging markets, particularly in China. US small-cap stocks outpaced mid-caps, which outpaced large-caps during the period.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	8.8%	16.5%
Consumer Staples	4.5	5.0
Energy	5.3	1.5
Financials	9.9	6.9
Health Care	16.9	16.6
Industrials	12.9	10.1
Information Technology	30.7	31.9
Materials	3.7	2.1
Utilities	1.5	1.5
Other assets less liabilities	5.8	7.9
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Global Opportunities Fund – Investor Shares declined 0.46% and Artisan Global Opportunities Fund – Institutional Shares declined 0.23%, outperforming the MSCI All Country World Index, which declined 6.66% over the same period. During the period April 1, 2015 through September 30, 2015, Artisan Global Opportunities Fund – Advisor Shares declined 4.12%, outperforming the MSCI All Country World Index, which declined 9.10% over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: US biopharmaceutical firm Regeneron Pharmaceuticals, Inc.; Denmark biotechnology firm Genmab AS; US roaster and retailer of specialty coffee Starbucks Corp.; US global payments network operator Visa, Inc.; and Korean cosmetics retailer Amorepacific Corp.

Notable detractors included: UK engineered pump and valve manufacturer Weir Group plc; US energy exploration and production company Anadarko Petroleum Corp.; Chinese e-commerce company Alibaba Group Holding Ltd.; US specialty coffee and coffee-brewer provider Keurig Green Mountain, Inc.; and Mexican natural gas pipeline operator Infraestructura Energetica Nova S.A.B. de C.V.

REGION ALLOCATION

Region	9/30/2014	9/30/2015
Americas	56.0%	52.9%
Europe	17.2	21.1
Pacific Basin	8.2	10.3
Emerging Markets	12.8	7.8

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including Denmark biotechnology firm Genmab AS; US video game publisher Electronic Arts, Inc.; US financial information and analytics company McGraw Hill Financial, Inc.; US computer software company Adobe Systems, Inc.; and Japanese video game developer Nintendo Co., Ltd. We funded these purchases in part by selling our positions in Applied Materials, Inc., Discover Financial Services, Sanofi, Rotork plc and Baidu, Inc.

Artisan Partners Funds	9

ARTISAN GLOBAL SMALL CAP FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Global Small Cap Fund employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a global portfolio of small-cap growth companies. The investment team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (6/25/2013 to 9/30/2015)

Average annual TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	Since Inception
Artisan Global Small Cap Fund – Investor Shares (6/25/2013)	-2.56%	3.52%
MSCI AWCI Index	-6.66	6.12
MSCI ACWI Small Cap Index	-3.28	7.13	*

*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. The Fund’s investments in initial public offerings (IPOs) made a material contribution to the Fund’s performance. IPO investments are not an integral component of the Fund’s investment process and may not be available in the future. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above does not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. The Fund’s performance reflects Artisan Partners’ contractual agreement to limit the Fund’s expenses to no more than 1.50%, which has been in effect since the Fund’s inception and has had a material impact on performance, which would have been lower in its absence. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of the index.

10	Artisan Partners Funds

INVESTING ENVIRONMENT

For the twelve-month period ended September 30, 2015, the MSCI All Country World Small Cap Index was up 1.64% in local currency terms, but down 3.28% in USD terms as an appreciating USD served as a headwind for USD-based investors. Volatility increased in the later part of the period, partly on fears over slowing growth in China and the Federal Reserve’s decision to maintain historically low interest rates. Overall, small-cap stocks outpaced large-cap stocks. Within the small-cap universe, emerging markets significantly trailed developed markets.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	18.6%	18.6%
Consumer Staples	12.5	4.0
Energy	1.3	—
Financials	5.3	9.5
Health Care	14.9	20.0
Industrials	13.4	7.6
Information Technology	3.4	8.5
Materials	10.4	6.3
Telecommunication Services	—	6.3
Utilities	10.1	10.5
Other assets less liabilities	10.1	8.7
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Global Small Cap Fund – Investor Shares declined 2.56%, outperforming the MSCI All Country World Small Cap Index, which declined 3.28% over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: German advertising company Stroeer Media AG; UK hospital outsourcing company Synergy Health Plc; Chinese pediatric nutrition company Biostime International Holdings Ltd.; French biopharmaceutical firm Innate Pharma S.A.; and Finland-based packaging products manufacturer Huhtamaki Oyj.

Notable detractors included: US nutritional supplement company MusclePharm Corp.; Chinese gas utility company China Oil & Gas Group Ltd.; US biopharmaceutical firm PTC Therapeutics, Inc.; Taiwanese contact lens manufacturer Ginko International Co., Ltd.; and US hotel company La Quinta Holdings, Inc.

REGION ALLOCATION

Region	9/30/2014	9/30/2015
Europe	37.9%	50.7%
Emerging Markets	25.7	21.6
Americas	13.7	13.6
Pacific Basin	9.6	5.4
Middle East	3.0	—

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including Italian broadcast tower operator RAI Way S.p.A.; German cable service provider Tele Columbus AG; Italian electronic communications infrastructure company Infrastrutture Wireless Italiane S.p.A.; French linen and uniform rental company Elis SA; and Italian broadcast tower operator Ei Towers S.p.A. We funded these purchases in part by selling our positions in Stroeer Media AG, Victrex plc, Overseas Education Ltd., Sarine Technologies Ltd. and Naturex.

Artisan Partners Funds	11

ARTISAN GLOBAL VALUE FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Global Value Fund employs a fundamental investment process to construct a diversified portfolio of securities of undervalued U.S. and non-U.S. companies. The investment team seeks to invest in what it considers to be high-quality, undervalued companies with strong balance sheets and shareholder-oriented management teams. The team’s investment research process focuses on four key characteristics:

Undervaluation. Determining the intrinsic value of a business is the heart of the team’s research process. The team believes that intrinsic value represents the amount that a buyer would pay to own a company’s future cash flows. The team seeks to invest at a significant discount to the team’s estimate of the intrinsic value of a business.

Business Quality. The team seeks to invest in companies with histories of generating strong free cash flow, improving returns on capital and strong competitive positions in their industries.

Financial Strength. The team believes that investing in companies with strong balance sheets helps to reduce the potential for capital risk and provides company management the ability to build value when attractive opportunities are available.

Shareholder-Oriented Management. The team’s research process attempts to identify management teams with a history of building value for shareholders.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (12/10/2007 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	Since Inception
Artisan Global Value Fund – Investor Shares (12/10/2007)	-4.32%	10.02%	11.02%	6.45%
Artisan Global Value Fund – Institutional Shares (7/17/2012)	-4.16	10.27	n/a	12.15
Artisan Global Value Fund – Advisor Shares (4/1/2015)	n/a	n/a	n/a	-7.18	(1)
MSCI ACWI Index	-6.66	6.95	6.82	1.08	*

(1)	For the period from commencement of operations 4/1/2015 through 9/30/2015; not annualized.
*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance information, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. The Investor Shares’ performance reflects Artisan Partners’ contractual agreement, in effect from the inception of the Investor Shares through January 31, 2014, to limit the expenses to no more than 1.50%, which has had a material impact on performance, which would have been lower in its absence. The Advisor Shares performance reflects Artisan Partners’ contractual agreement to limit the expenses of the Advisor Shares to no more than 1.20%, of the average daily net assets of Advisor Shares, which has been in effect since the inception of the Advisor Shares and has had a material impact on performance, which would have been lower in its absence. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of the index.

12	Artisan Partners Funds

INVESTING ENVIRONMENT

Global equity markets declined during the third quarter of 2015, dragging returns into negative territory for the twelve-month period ended September 30, 2015. Numerous factors contributed to the decline including negative sentiment around the slowing global economy, particularly slowing growth in China. Amid these concerns, commodities prices and emerging markets currencies fell. Meanwhile, the US dollar strengthened throughout the year, which was a headwind for US dollar-based investors.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	3.9%	3.9%
Consumer Staples	8.5	7.1
Energy	4.0	2.8
Financials	32.1	37.1
Health Care	9.1	7.9
Industrials	4.4	7.7
Information Technology	26.5	23.3
Materials	0.4	—
Telecommunication Services	1.0	1.9
Other assets less liabilities	10.1	8.3
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Global Value Fund – Investor Shares declined 4.32% and Artisan Global Value Fund – Institutional Shares declined 4.16%, outperforming the MSCI All Country World Index, which declined 6.66% over the same period. During the period April 1, 2015 through September 30, 2015, Artisan Global Value Fund – Advisor Shares declined 7.18%, outperforming the MSCI All Country World Index, which declined 9.10% over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: US insurance and re-insurance company Arch Capital Group Ltd.; US property and casualty insurance provider Chubb Corp.; US payment solutions company MasterCard, Inc.; US electronic components provider TE Connectivity Ltd.; and Denmark-based facility services provider ISS AS.

Notable detractors included: US wireless communications equipment manufacturer QUALCOMM, Inc.; UK-based retail and commercial banking franchise Royal Bank of Scotland Group plc; US mining equipment manufacturer Joy Global, Inc.; Canadian energy company Imperial Oil Ltd.; and Brazilian telecommunications company Telefonica Brasil S.A.

REGION ALLOCATION

Region	9/30/2014	9/30/2015
Americas	55.0%	55.2%
Europe	29.4	28.9
Emerging Markets	4.4	7.5
Pacific Basin	1.1	0.1

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including Swiss financial services provider UBS Group AG; Brazilian telecommunications company Telefonica Brasil S.A.; US technology product and support provider United Technologies Corp.; UK consulting and engineering company Amec Foster Wheeler plc; and Chinese education services provider New Oriental Education & Technology Group, Inc. We funded these purchases in part by selling our positions in MasterCard Inc., Unilever plc, Kao Corp., Vivendi S.A. and Tianhe Chemicals Group Ltd.

Artisan Partners Funds	13

ARTISAN HIGH INCOME FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan High Income Fund employs a fundamental investment process to construct a diversified portfolio of attractively valued high yield corporate bonds (often referred to as “junk bonds”) and secured and unsecured loans, including, without limitation, bridge financing, senior and subordinated loans, delayed funding loans and revolving credit facilities, and loan participations and assignments. The Fund’s investment team’s research process has four primary pillars:

Business Quality. The team analyzes the general health of the industry in which an issuer operates, the issuer’s competitive position, the dynamics of industry participants, and the decision-making history of the issuer’s management.

Financial Strength and Flexibility. The team believes that analyzing the history and trend of free cash flow generation is critical to understanding an issuer’s financial health.

Downside Analysis. The team believes that credit instruments by their nature have an asymmetric risk profile. The risk of loss is often greater than the potential for gain, particularly when looking at below investment grade issuers. The team seeks to manage this risk with what it believes to be conservative financial projections that account for industry position, competitive dynamics and positioning within the capital structure.

Value Identification. The team looks for credit improvement potential, relative value within an issuer’s capital structure, catalysts for business improvement and potential value stemming from market or industry dislocations.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (3/19/2014 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	Since Inception
Artisan High Income Fund – Investor Shares (3/19/2014)	1.73%	2.49%
Artisan High Income Fund – Advisor Shares (3/19/2014)	1.88	2.61
BofA Merrill Lynch U.S. High Yield Master II Total Return	-3.57	-1.80	*

*	As of Investor and Advisor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above does not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. The Fund’s performance reflects Artisan Partners’ contractual agreement to limit the Fund’s expenses to no more than 1.25%, which has been in effect since the Fund’s inception and has had a material impact on performance, which would have been lower in its absence. Unlike the Index, the Fund may hold loans and other security types. At times, this can cause material differences in relative performance. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of the index.

14	Artisan Partners Funds

INVESTING ENVIRONMENT

During the twelve-month period ended September 30, 2015, the non-investment grade credit market experienced choppy market conditions. Risk aversion increased late in the period on signs of economic slowing in China, the world’s largest consumer of commodities. Driven in part by the declines in commodity prices, much of the pain was felt in the energy and metals/mining sectors.

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan High Income Fund – Investor Shares advanced 1.73% and Artisan High Income Fund – Advisor Shares advanced 1.88%, outperforming the BofA Merrill Lynch U.S. High Yield Master II Index, which declined 3.57% over the same period.

Performance of the following holdings had a positive impact on the portfolio during the period: Renaissance Learning, Inc.; Roofing Supply Group LLC/Roofing Supply Finance, Inc.; WP Mustang Holdings LLC; Zebra Technologies Corp.; and Ascend Learning LLC.

Performance of the following holdings had a negative impact on the portfolio during the period: RGL Reservoir Operations, Inc.; Midstates Petroleum Co., Inc./Midstates Petroleum Co. LLC; Warren Resources, Inc.; Paramount Resources Ltd.; and York Risk Services Holding Corp.

PORTFOLIO COMPOSITION

Type	9/30/2014	9/30/2015
Corporate Bonds	67.4	73.2
Bank Loans	28.3	21.0
Cash and Equivalents	4.3	5.8

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including VEREIT, Inc., Charter Communications, Inc., Callon Petroleum Co., Range Resources Corp. and National Financial Partners Corp. We funded these purchases in part by selling our positions in CCO Holdings LLC/CCO Holdings Capital Corp., Anna Merger Sub, Inc., Zebra Technologies Corp., Rayonier AM Products, Inc. and Play Topco S.A.

Artisan Partners Funds	15

ARTISAN INTERNATIONAL FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan International Fund employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a portfolio of non-U.S. growth companies of all market capitalizations. The investment team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries any structural change and/or trend.

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (12/28/1995 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	10-Year	Since Inception
Artisan International Fund – Investor Shares (12/28/1995)	-9.55%	5.64%	6.66%	4.92%	9.02%
Artisan International Fund – Institutional Shares (7/1/1997)	-9.34	5.87	6.90	5.16	7.78
Artisan International Fund – Advisor Shares (4/1/2015)	n/a	n/a	n/a	n/a	-13.60	(1)
MSCI EAFE Index	-8.66	5.63	3.98	2.97	4.24	*
MSCI ACWI ex USA Index†	-12.16	2.34	1.82	3.03	4.59	*

(1)	For the period from commencement of operations 4/1/2015 through 9/30/2015; not annualized.
*	As of Investor Shares inception date.
†	The performance of the Index represents linked performance data for the MSCI ACWI ex USA (Gross) Index from inception to 12/31/2000 and the MSCI ACWI ex USA (Net) Index from 1/1/2001 forward.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of each index.

16	Artisan Partners Funds

INVESTING ENVIRONMENT

For the twelve-month period ended September 30, 2015, the MSCI EAFE Index was up 0.80% in local currency terms, but down 8.66% in USD terms as an appreciating USD served as a headwind for USD-based investors. Volatility increased in the later part of the period, partly on fears over slowing growth in China and the Federal Reserve’s decision to maintain historically low interest rates.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	15.6%	21.2%
Consumer Staples	12.0	10.0
Energy	1.9	—
Financials	5.7	12.3
Health Care	16.5	19.3
Industrials	17.4	9.9
Information Technology	11.8	12.5
Materials	7.9	8.0
Telecommunication Services	7.1	3.1
Utilities	—	0.1
Other assets less liabilities	4.1	3.6
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan International Fund – Investor Shares declined 9.55% and Artisan International Fund – Institutional Shares declined 9.34%, underperforming the MSCI EAFE Index and outperforming the MSCI All Country World ex  USA Index, which declined 8.66% and 12.16%, respectively over the same period. During the period April 1, 2015 through September 30, 2015, Artisan International Fund – Advisor Shares declined 13.60%, underperforming the MSCI EAFE Index and the MSCI All Country World ex  USA Index, which declined 9.81% and 11.98%, respectively, over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: US health care products developer Covidien plc; US IT service provider Cognizant Technology Solutions Corp.; Ireland-based discount airline Ryanair Holdings plc; UK chemical manufacturer Croda International plc; and Chinese telecom services provider China Mobile Ltd.

Notable detractors included: Chinese Internet company Baidu, Inc.; Japanese heavy machinery manufacturer IHI Corp.; Mexican media company Grupo Televisa S.A.B.; German car manufacturer Porsche Automobil Holding SE; and US medical products company Medtronic plc.

REGION ALLOCATION

Region	9/30/2014	9/30/2015
Europe	51.7%	56.4%
Americas	7.9	16.2
Emerging Markets	16.3	12.8
Pacific Basin	20.0	11.0

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including US vehicle components manufacturer Delphi Automotive plc; UK transportation service provider International Consolidated Airlines Group S.A.; UK financial services provider Lloyds Banking Group plc; UK cruise ship company Carnival plc; Swiss pharmaceutical and consumer healthcare products manufacturer Novartis AG. We funded these purchases in part by selling our positions in Rolls-Royce Holdings plc, China Mobile Ltd., SABMiller plc, SoftBank Group Corp. and Sands China Ltd.

Artisan Partners Funds	17

ARTISAN INTERNATIONAL SMALL CAP FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan International Small Cap Fund employs a fundamental stock selection process focused on identifying long-term growth opportunities to build a portfolio of small non-U.S. growth companies. The investment team seeks to invest in companies within its preferred themes with sustainable growth characteristics at attractive valuations that do not fully reflect their long-term potential.

Themes. The team identifies long-term secular growth trends with the objective of investing in companies that have meaningful exposure to these trends. The team’s fundamental analysis focuses on those industry leaders with attractive growth and valuation characteristics that will be long-term beneficiaries of any structural change and/or trend.

Sustainable Growth. The team applies a fundamental approach to identifying the long-term, sustainable growth characteristics of potential investments. The team seeks high-quality companies that typically have a sustainable competitive advantage, a superior business model and a high-quality management team.

Valuation. The team uses multiple valuation metrics to establish a target price range. The team assesses the relationship between its estimate of a company’s sustainable growth prospects and its current valuation.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (12/21/2001 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	10-Year	Since Inception
Artisan International Small Cap Fund – Investor Shares (12/21/2001)	2.02%	8.83%	7.61%	7.70%	12.53%
MSCI EAFE Index	-8.66	5.63	3.98	2.97	5.52	*
MSCI EAFE Small Cap Index	0.30	10.17	7.30	4.65	9.89	*

*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of each index.

18	Artisan Partners Funds

INVESTING ENVIRONMENT

For the twelve-month period ended September 30, 2015, the MSCI EAFE Small Cap Index was up 10.91% in local currency terms, but up just 0.30% in USD terms as an appreciating USD served as a headwind for USD-based investors. Volatility increased in the later part of the period, partly on fears over slowing growth in China and the Federal Reserve’s decision to maintain historically low interest rates. Overall, small-cap stocks outpaced large-cap stocks. Within the small-cap universe, emerging markets significantly trailed developed markets.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	9.2%	7.4%
Consumer Staples	15.7	12.6
Financials	4.7	2.1
Health Care	10.9	12.8
Industrials	20.6	17.0
Information Technology	12.9	18.5
Materials	5.7	4.3
Telecommunication Services	—	7.6
Utilities	11.0	8.9
Other assets less liabilities	9.3	8.8
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan International Small Cap Fund – Investor Shares gained 2.02%, outperforming the MSCI EAFE Small Cap and MSCI EAFE Indices, which gained 0.30% and declined 8.66%, respectively, over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: German Internet payment company Wirecard AG; Chinese pediatric nutrition company Biostime International Holdings Ltd.; Irish nutritional products company Glanbia plc; UK hospital outsourcing company Synergy Health plc; and Swiss laboratory equipment provider Tecan Group AG.

Notable detractors included: Chinese gas utility company China Oil & Gas Group Ltd.; Taiwanese contact lens manufacturer Ginko International Co., Ltd.; Singapore-based confectionary products producer Petra Foods Ltd.; UK engineering outsourcing company Babcock International Group plc; and Brazilian fast food restaurant operator International Meal Co. Holdings S.A.

REGION ALLOCATION

Region	9/30/2014	9/30/2015
Europe	45.1%	64.7%
Emerging Markets	37.2	23.2
Pacific Basin	4.3	2.1
Americas	4.1	1.2

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including Italian electronic communications infrastructure company Infrastrutture Wireless Italiane S.p.A.; Italian broadcast tower operator Ei Towers S.p.A.; French linen and uniform rental company Elis S.A.; Spanish pharmaceutical company Almirall S.A.; and Spanish wireless telecommunications infrastructure provider Cellnex Telecom SAU. We funded these purchases in part by selling our positions in Cembra Money Bank AG, Eurofins Scientific SE, S-1 Corp., Yingde Gases Group Co., Ltd. and Barratt Developments plc.

Artisan Partners Funds	19

ARTISAN INTERNATIONAL VALUE FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan International Value Fund employs a fundamental investment process to construct a diversified portfolio of securities of undervalued non-U.S. companies of all sizes. The investment team seeks to invest in what it considers to be high-quality, undervalued companies with strong balance sheets and shareholder-oriented management teams. The team’s investment process focuses on four key characteristics:

Undervaluation. Determining the intrinsic value of a business is the heart of the team’s research process. The team believes that intrinsic value represents the amount that a buyer would pay to own a company’s future cash flows. The team seeks to invest at a significant discount to its estimate of the intrinsic value of a business.

Business Quality. The team seeks to invest in companies with histories of generating strong free cash flow, improving returns on capital and strong competitive positions in their industries.

Financial Strength. The team believes that investing in companies with strong balance sheets helps to reduce the potential for capital risk and provides company management the ability to build value when attractive opportunities are available.

Shareholder-Oriented Management. The team’s research process attempts to identify management teams with a history of building value for shareholders.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (9/23/2002 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	10-Year	Since Inception
Artisan International Value Fund – Investor Shares (9/23/2002)	-4.67%	9.89%	9.39%	8.03%	13.25%
Artisan International Value Fund – Institutional Shares (10/1/2006)	-4.44	10.12	9.60	n/a	6.47
Artisan International Value Fund – Advisor Shares (4/1/2015)	n/a	n/a	n/a	n/a	-8.10	(1)
MSCI EAFE Index	-8.66	5.63	3.98	2.97	7.62	*
MSCI EAFE Value Index	-12.60	4.69	3.06	2.07	7.56	*

(1)	For the period from commencement of operations 4/1/2015 through 9/30/2015, not annualized.
*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. The performance shown does not reflect the deduction of a 2% redemption fee on shares held by an investor for 90 days or less and, if reflected, the fee would reduce the performance quoted. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of each index.

20	Artisan Partners Funds

INVESTING ENVIRONMENT

Global equity markets declined during the third quarter of 2015, dragging returns into negative territory for the twelve-month period ended September 30, 2015. Numerous factors contributed to the decline including negative sentiment around the slowing global economy, particularly slowing growth in China. Amid these concerns, commodities prices and emerging markets currencies fell. Meanwhile, the US dollar strengthened throughout the year, which was a headwind for US dollar-based investors.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	15.6%	15.0%
Consumer Staples	10.8	8.8
Energy	5.6	3.5
Financials	20.9	24.4
Health Care	7.2	5.4
Industrials	9.3	13.2
Information Technology	15.4	14.2
Materials	1.2	—
Telecommunication Services	1.0	1.8
Other assets less liabilities	13.0	13.7
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan International Value Fund – Investor Shares declined 4.67% and Artisan International Value Fund – Institutional Shares declined 4.44%, outperforming the MSCI EAFE and MSCI EAFE Value Indices, which declined 8.66% and 12.60%, respectively, over the same period. During the period April 1, 2015 through September 30, 2015, Artisan International Value Fund – Advisor Shares declined 8.10%, outperforming the MSCI EAFE and MSCI EAFE Value Indices, which declined 9.81% and 11.75%, respectively, over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: US insurance and re-insurance company Arch Capital Group Ltd.; US health care products developer Covidien plc; US electronic components provider TE Connectivity Ltd.; Denmark-based facility services provider ISS AS; and French television channel operator Societe Television Francaise 1.

Notable detractors included: Chinese Internet company Baidu, Inc.; Norwegian oil and gas services and equipment company Aker Solutions ASA; UK-based retail and commercial banking franchise Royal Bank of Scotland Group plc; Canadian energy company Imperial Oil Ltd.; and Brazilian telecommunications company Telefonica Brasil S.A.

REGION ALLOCATION

Region	9/30/2014	9/30/2015
Europe	52.2%	55.7%
Americas	20.3	14.9
Emerging Markets	8.0	10.8
Pacific Basin	6.5	4.9

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including Swiss financial services provider UBS Group AG; Brazilian telecommunications company Telefonica Brasil S.A.; UK consulting and engineering company Amec Foster Wheeler plc; and Chinese education services provider New Oriental Education & Technology Group, Inc. We funded these purchases in part by selling our positions in Applied Materials, Inc., Aon plc, Societe Television Francaise 1, Alent plc and Nifco, Inc.

Artisan Partners Funds	21

ARTISAN MID CAP FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Mid Cap Fund employs a fundamental investment process to construct a diversified portfolio of U.S. mid-cap growth companies. The Fund’s investment team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

Capital Allocation. Based on the investment team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that will warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (6/27/1997 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	10-Year	Since Inception
Artisan Mid Cap Fund – Investor Shares (6/27/1997)	3.20%	12.91%	13.58%	9.81%	13.53%
Artisan Mid Cap Fund – Institutional Shares (7/1/2000)	3.45	13.20	13.88	10.10	7.64
Artisan Mid Cap Fund – Advisor Shares (4/1/2015)	n/a	n/a	n/a	n/a	-5.16	(1)
Russell Midcap® Index	-0.25	13.91	13.40	7.87	9.25	*
Russell Midcap® Growth Index	1.45	13.98	13.58	8.09	7.78	*

(1)	For the period from commencement of operations 4/1/2015 through 9/30/2015; not annualized.
*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of each index.

22	Artisan Partners Funds

INVESTING ENVIRONMENT

During the twelve-month period ended September 30, 2015, equity markets in the US were relatively flat in spite of heightened volatility that resulted from economic growth concerns in China and uncertainty around when the US Federal Reserve would raise interest rates from their record lows. Growth-oriented stocks advanced across all market capitalizations, though mid-caps trailed their small- and large-cap counterparts.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	19.3%	20.8%
Consumer Staples	2.4	2.4
Energy	3.7	1.7
Financials	6.1	6.4
Health Care	21.4	23.7
Industrials	18.5	16.8
Information Technology	23.8	20.8
Materials	—	1.3
Telecommunication Services	0.8	1.0
Other assets less liabilities	4.0	5.1
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Mid Cap Fund – Investor Shares gained 3.20% and Artisan Mid Cap Fund – Institutional Shares gained 3.45%, outperforming the Russell Midcap® Growth and Russell Midcap® Indices, which gained 1.45% and declined 0.25%, respectively, over the same period. During the period April 1, 2015 through September 30, 2015, Artisan Mid Cap Fund – Advisor Shares declined 5.16%, outperforming the Russell Midcap® Growth and Russell Midcap® Indices, which declined 8.61% and 9.09%, respectively, over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: video game publisher Electronic Arts, Inc.; biopharmaceutical firm Regeneron Pharmaceuticals, Inc.; biopharmaceutical firm Incyte Corp.; health insurance provider Cigna Corp.; and biopharmaceutical firm Isis Pharmaceuticals, Inc.

Notable detractors included: onshore oil and natural gas exploration and production company Noble Energy, Inc.; US specialty coffee and coffee-brewer provider Keurig Green Mountain, Inc.; multimedia messaging service Twitter, Inc.; US semiconductor equipment provider Applied Materials, Inc.; and retail grocery store operator Sprouts Farmers Markets, Inc.

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including electronic transaction processing provider Global Payments, Inc.; multi-industry company Textron, Inc.; medical device manufacturer Boston Scientific Corp.; global medical technology company Becton Dickinson & Co.; and US network security company Palo Alto Networks, Inc. We funded these purchases in part by selling our positions in Discover Financial Services, Concur Technologies, Inc., Noble Energy, Inc., Keurig Green Mountain, Inc. and Cabela’s, Inc.

Artisan Partners Funds	23

ARTISAN MID CAP VALUE FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Mid Cap Value Fund employs a fundamental investment process to construct a diversified portfolio of medium-sized U.S. companies. The investment team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interests of the companies’ shareholders.

Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (3/28/2001 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	10-Year	Since Inception
Artisan Mid Cap Value Fund – Investor Shares (3/28/2001)	-8.45%	8.91%	9.95%	7.02%	10.11%
Artisan Mid Cap Value Fund – Institutional Shares (2/1/2012)	-8.25	9.16	n/a	n/a	7.75
Artisan Mid Cap Value Fund – Advisor Shares (4/1/2015)	n/a	n/a	n/a	n/a	-11.50	(1)
Russell Midcap® Index	-0.25	13.91	13.40	7.87	9.07	*
Russell Midcap® Value Index	-2.07	13.69	13.15	7.42	9.59	*

(1)	For the period from commencement of operations 4/1/2015 through 9/30/2015; not annualized.
*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of each index.

24	Artisan Partners Funds

INVESTING ENVIRONMENT

During the twelve-month period ended September 30, 2015, stocks in the US traded sideways for the most part. Concerns surrounding slowing growth in China, the world’s second-largest economy, weighed on markets around the globe. Investors also continued to wait for clarity on when the US Federal Reserve would eventually raise interest rates. Growth stocks in the US ended the period in positive territory. Value stocks not only trailed but traded downward – small-cap stocks fared best during the period with mid-caps and large-caps trailing.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	13.5%	17.6%
Consumer Staples	3.2	1.5
Energy	10.5	6.2
Financials	21.8	24.6
Healthcare	3.2	—
Industrials	12.7	14.7
Information Technology	21.6	17.0
Materials	1.0	7.5
Utilities	4.9	5.1
Other assets less liabilities	7.6	5.8
	100.0%	100.00%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Mid Cap Value Fund – Investor Shares declined 8.45% and Artisan Mid Cap Value Fund – Institutional Shares declined 8.25%, underperforming the Russell Midcap® and Russell Midcap® Value Indices, which declined 0.25% and 2.07%, respectively, over the same period. During the period April 1, 2015 through September 30, 2015, Artisan Mid Cap Value Fund – Advisor Shares declined 11.50%, underperforming the Russell Midcap® and Russell Midcap® Value Indices, which declined 9.09% and 9.61%, respectively, over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: health insurance provider Cigna Corp.; food retailer Kroger Co.; insurance and re-insurance company Arch Capital Group Ltd.; semiconductor company Analog Devices, Inc.; and tax preparation company H&R Block, Inc.

Notable detractors included: oil and gas producer Denbury Resources, Inc.; mining equipment manufacturer Joy Global, Inc.; oil and gas exploration and production company SM Energy Co.; natural gas exploration and production company Southwestern Energy Co.; and offshore driller Ensco plc.

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including chemicals producer Celanese Corp.; motorcycle manufacturer and marketer Harley-Davidson, Inc.; specialty contracting service provider Quanta Services, Inc.; video and Internet commerce business Liberty Interactive Corp.; and network and cable television broadcaster Liberty Ventures. We funded these purchases in part by selling our positions in Cigna Corp., Lam Research Corp., Ensco plc, Xcel Energy, Inc. and Patterson-UTI Energy, Inc.

Artisan Partners Funds	25

ARTISAN SMALL CAP FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Small Cap Fund employs a fundamental investment process to construct a diversified portfolio of U.S. small-cap growth companies. The Fund’s investment team seeks to invest in companies that it believes possess franchise characteristics, are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The Fund’s investment process focuses on two distinct elements – security selection and capital allocation. The team overlays its investment process with broad knowledge of the global economy.

Security Selection. The team seeks to identify companies that have franchise characteristics (e.g. low cost production capability, possession of a proprietary asset, dominant market share or a defensible brand name), are benefiting from an accelerating profit cycle and are trading at a discount to its estimate of private market value. The team looks for companies that are well positioned for long-term growth, which is driven by demand for their products and services at an early enough stage in their profit cycle to benefit from the increased cash flows produced by the emerging profit cycle.

Capital Allocation. Based on the investment team’s fundamental analysis of a company’s profit cycle, it divides the portfolio into three parts. GardenSM investments are small positions in the early part of their profit cycle that will warrant more sizeable allocations as their profit cycle accelerates. CropSM investments are positions that are being increased to a full weight because the team believes they are moving through the strongest part of their profit cycles. HarvestSM investments are positions that are being reduced as they near the team’s estimates of full valuation or their profit cycles begin to decelerate.

Broad Knowledge. The team overlays the security selection and capital allocation elements of its investment process with a desire to invest opportunistically across the entire global economy. The team seeks broad knowledge of the global economy in order to position it to find growth wherever it occurs.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (3/28/1995 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	10-Year	Since Inception
Artisan Small Cap Fund – Investor Shares (3/28/1995)	6.69%	10.96%	14.67%	6.43%	8.36%
Artisan Small Cap Fund – Institutional Shares (5/7/2012)	6.96	11.19	n/a	n/a	11.86
Russell 2000® Index	1.25	11.02	11.73	6.55	8.73	*
Russell 2000® Growth Index	4.04	12.85	13.26	7.67	7.03	*

*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of each index.

26	Artisan Partners Funds

INVESTING ENVIRONMENT

During the twelve-month period ended September 30, 2015, equity markets in the US were relatively flat in spite of heightened volatility that resulted from economic growth concerns in China and uncertainty around when the US Federal Reserve would raise interest rates from their record lows. Growth-oriented stocks advanced across all market capitalizations, though mid-caps trailed their small- and large-cap counterparts.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	17.2%	14.9%
Consumer Staples	1.1	1.0
Energy	3.5	1.4
Health Care	21.0	22.6
Industrials	16.5	16.9
Information Technology	35.8	38.1
Other assets less liabilities	4.9	5.1
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Small Cap Fund – Investor Shares gained 6.69% and Artisan Small Cap Fund – Institutional Shares gained 6.96%, outperforming the Russell 2000® Growth and Russell 2000® Indices, which gained 4.04% and 1.25%, respectively, over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: medical device firm DexCom, Inc.; lighting fixture supplier Acuity Brands, Inc.; biopharmaceutical firm Incyte Corp.; biopharmaceutical firm Isis Pharmaceuticals, Inc.; information management solutions and services provider Tyler Technologies, Inc.

Notable detractors included: exploratory oil and gas company Oasis Petroleum, Inc.; branded footwear and accessories marketer Deckers Outdoor Corp.; energy exploration and production firm Rosetta Resources, Inc.; identity theft protection services provider LifeLock, Inc.; and Internet radio company Pandora Media, Inc.

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including child-care and early-education center provider Bright Horizons Family Solutions, Inc.; software solutions provider to the non-profit industry Blackbaud, Inc.; technology solutions provider John Bean Technologies Corp.; health care outsourcing provider Team Health Holdings, Inc.; and cloud based virtual banking provider Q2 Holdings, Inc. We funded these purchases in part by selling our positions in Concur Technologies, Inc., Bruker Corp., Beacon Roofing Supply, Inc., Advisory Board Co. and Rosetta Resources, Inc.

Artisan Partners Funds	27

ARTISAN SMALL CAP VALUE FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Small Cap Value Fund employs a fundamental investment process to construct a diversified portfolio of small-cap U.S. companies. The team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interest of the companies’ shareholders.

Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (9/29/1997 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	10-Year	Since Inception
Artisan Small Cap Value Fund – Investor Shares (9/29/1997)	-11.76%	1.75%	3.43%	3.93	8.20%
Artisan Small Cap Value Fund – Institutional Shares (2/1/2012)	-11.59	1.98	n/a	n/a	0.04
Russell 2000® Index	1.25	11.02	11.73	6.55	6.46	*
Russell 2000® Value Index	-1.60	9.18	10.17	5.35	7.46	*

*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of each index.

28	Artisan Partners Funds

INVESTING ENVIRONMENT

During the twelve-month period ended September 30, 2015, stocks in the US traded sideways for the most part. Concerns surrounding slowing growth in China, the world’s second-largest economy, weighed on markets around the globe. Investors also continued to wait for clarity on when the US Federal Reserve would eventually raise interest rates. Growth stocks in the US ended the period in positive territory. Value stocks not only trailed but traded downward – small-cap stocks fared best during the period with mid-caps and large-caps trailing.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	6.5%	7.5%
Consumer Staples	3.2	3.1
Energy	17.1	7.8
Financials	9.9	16.8
Health Care	3.0	2.1
Industrials	24.3	32.9
Information Technology	18.4	16.4
Materials	8.4	6.4
Telecommunication Services	1.2	1.2
Utilities	0.1	1.2
Other assets less liabilities	7.9	4.6
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Small Cap Value Fund – Investor Shares declined 11.76% and Artisan Small Cap Value Fund – Institutional Shares declined 11.59%, underperforming the Russell 2000® and Russell 2000® Value Indices, which gained 1.25% and declined 1.60%, respectively, over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: network and communications provider EarthLink Holdings Corp.; business intelligence software provider MicroStrategy, Inc.; heating, ventilation and air conditioning provider Comfort Systems USA, Inc.; mechanical and electrical construction and facilities firm EMCOR Group, Inc.; and telecommunications services provider Atlantic Tele-Network, Inc.

Notable detractors included: oil and gas producer Unit Corp.; specialty cellulose fibers producer Rayonier Advanced Materials, Inc.; coal producer Cloud Peak Energy Inc.; offshore energy services company Gulfmark Offshore, Inc.; and environmental service provider Newpark Resources, Inc.

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including aircraft leasing company Air Lease Corp.; bearings manufacturer Timken Co.; metal products manufacturer Valmont Industries, Inc.; tank barge operator Kirby Corp.; and business development company Capital Southwest Corp. We funded these purchases in part by selling our positions in Tidewater, Inc., Gulfmark Offshore, Inc., Progress Software Corp., Schnitzer Steel Industries, Inc. and Approach Resources, Inc.

Artisan Partners Funds	29

ARTISAN VALUE FUND

INVESTMENT PROCESS HIGHLIGHTS

Artisan Value Fund employs a fundamental investment process to construct a diversified portfolio of equity securities across a broad capitalization range. The team seeks to invest in companies that are undervalued, in solid financial condition and have attractive business economics. The team believes that companies with these characteristics are less likely to experience eroding values over the long term.

Attractive Valuation. The team values a business using what it believes are reasonable expectations for the long-term earnings power and capitalization rates of that business. This results in a range of values for the company that the team believes would be reasonable. The team generally will purchase a security if the stock price falls below or toward the lower end of that range.

Sound Financial Condition. The team prefers companies with an acceptable level of debt and positive cash flow. At a minimum, the team seeks to avoid companies that have so much debt that management may be unable to make decisions that would be in the best interest of the companies’ shareholders.

Attractive Business Economics. The team favors cash-producing businesses that it believes are capable of earning acceptable returns on capital over the company’s business cycle.

PERFORMANCE HISTORY

GROWTH OF AN ASSUMED $10,000 INVESTMENT (3/27/2006 to 9/30/2015)

AVERAGE ANNUAL TOTAL RETURNS (as of 9/30/2015)

Fund / Index	1-Year	3-Year	5-Year	Since Inception
Artisan Value Fund – Investor Shares (3/27/2006)	-11.90%	5.34%	8.61%	4.51%
Artisan Value Fund – Institutional Shares (7/26/2011)	-11.69	5.64	n/a	5.97
Artisan Value Fund – Advisor Shares (4/1/2015)	n/a	n/a	n/a	-13.72	(1)
Russell 1000® Index	-0.61	12.66	13.42	6.56	*
Russell 1000® Value Index	-4.42	11.59	12.29	5.17	*

(1)	For the period from commencement of operations 4/1/2015 through 9/30/2015; not annualized.
*	As of Investor Shares inception date.

The performance quoted represents past performance, which does not guarantee future results. The investment return and principal value of an investment in the Fund will fluctuate, so that an investor’s shares in the Fund, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. For current to most recent month-end performance, visit www.artisanpartners.com or call 800.344.1770. The graph and table above do not reflect the deduction of taxes that a shareholder would pay on distributions or sale of Fund shares. See Notes on Management’s Discussion of Fund Performance and Portfolio Holdings’ Classification for a description of each index.

30	Artisan Partners Funds

INVESTING ENVIRONMENT

During the twelve-month period ended September 30, 2015, stocks in the US traded sideways for the most part. Concerns surrounding slowing growth in China, the world’s second-largest economy, weighed on markets around the globe. Investors also continued to wait for clarity on when the US Federal Reserve would eventually raise interest rates. Growth stocks in the US ended the period in positive territory. Value stocks not only trailed but traded downward – small-cap stocks fared best during the period with mid-caps and large-caps trailing.

SECTOR DIVERSIFICATION

Sector	9/30/2014	9/30/2015
Consumer Discretionary	4.9%	5.5%
Consumer Staples	4.7	—
Energy	16.1	13.4
Financials	20.3	24.2
Health Care	6.1	1.3
Industrials	2.3	12.4
Information Technology	27.9	26.6
Materials	9.3	12.4
Telecommunication Services	—	2.0
Other assets less liabilities	8.4	2.2
	100.0%	100.0%

PERFORMANCE DISCUSSION

During the twelve-month period ended September 30, 2015, Artisan Value Fund – Investor Shares declined 11.90% and Artisan Value Fund – Institutional Shares declined 11.69%, underperforming the Russell 1000® and Russell 1000® Value Indices, which declined 0.61% and 4.42%, respectively, over the same period. During the period April 1, 2015 through September 30, 2015, Artisan Value Fund – Advisor Shares declined 13.72%, underperforming the Russell 1000® and Russell 1000® Value, which declined 6.36% and 7.96%, respectively, over the same period.

Performance of the following stocks had a positive impact on the portfolio during the period: health insurance provider Cigna Corp.; US property and casualty insurance provider Chubb Corp.; consumer electronics company Apple, Inc.; global technology company Google, Inc.; and insurance and re-insurance company Arch Capital Group Ltd.

Notable detractors included: oil and gas producer Denbury Resources, Inc.; mining equipment manufacturer Joy Global, Inc.; oil and gas exploration and production company Apache Corp.; oil and gas exploration and production company Devon Energy Corp.; and gold producer Goldcorp, Inc.

REGION ALLOCATION

Region	9/30/2014	9/30/2015
Americas	81.4%	87.7%
Emerging Markets	4.6	5.6
Europe	5.6	2.5
Pacific Basin	—	2.0

PORTFOLIO CHANGES

We identified several new investment opportunities for the portfolio during the period, including construction services provider Jacobs Engineering Group, Inc.; multimedia company CBS Corp.; diversified financial services provider Citigroup, Inc.; mining equipment manufacturer Joy Global, Inc.; and metal products manufacturer Precision Castparts Corp. We funded these purchases in part by selling our positions in Cigna Corp., Noble Corp. plc, National Oilwell Varco, Inc., Kroger Co. and Wal-Mart Stores, Inc.

Artisan Partners Funds	31

ARTISAN DEVELOPING WORLD FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS AND EQUITY-LINKED SECURITIES - 89.0%

BRAZIL - 4.3%
BB Seguridade Participacoes S.A.	354,100	$2,216
Cielo S.A.	188,231	1,740
Kroton Educacional S.A.	613,900	1,194

		5,150
CHINA - 14.7%
Alibaba Group Holding Ltd. (DR)(1)	37,560	2,215
Baidu, Inc. (DR)(1)	19,551	2,686
China Life Insurance Co., Ltd., Class H(2)	803,000	2,803
Kweichow Moutai Co., Ltd., Class A(2)	71,793	2,160
Sinopharm Group Co., Ltd., Class H(2)	735,200	2,591
Tencent Holdings Ltd.(2)	297,700	5,015

		17,470
EGYPT - 1.5%
Commercial International Bank Egypt S.A.E.(2)	264,517	1,779

HONG KONG - 5.9%
AIA Group Ltd.(2)	960,400	5,000
Sands China Ltd.(2)	666,400	2,023

		7,023
INDIA - 11.6%
Asian Paints Ltd.(2)	89,847	1,154
Bharti Infratel Ltd.(2)	403,336	2,189
Dish TV India Ltd.(1)(2)	1,550,798	2,522
Eicher Motors Ltd.(2)	3,925	1,067
HDFC Bank Ltd. (DR)	85,209	5,205
Sun Pharmaceutical Industries Ltd.(2)	122,109	1,625

		13,762
INDONESIA - 2.7%
Bank Mandiri Persero Tbk PT(2)	3,855,000	2,092
Matahari Department Store Tbk PT(2)	949,700	1,046

		3,138
KOREA - 2.0%
SK Hynix, Inc.(2)	83,015	2,372

MALAYSIA - 0.5%
My EG Services Bhd(2)	909,100	583

MEXICO - 3.8%
Alsea S.A.B. de C.V.	205,700	607
Grupo Lala S.A.B. de C.V.	484,100	1,145
Grupo Televisa S.A.B. (DR)	106,418	2,769

		4,521
NETHERLANDS - 3.1%
Unilever N.V. (DR)(2)	92,407	3,719

PANAMA - 0.5%
Copa Holdings S.A., Class A(3)	14,118	592

PERU - 2.6%
Credicorp Ltd.	29,161	3,102

PHILIPPINES - 1.0%
Universal Robina Corp.(2)	271,440	1,117

RUSSIA - 4.6%
Magnit PJSC (DR)(2)	77,147	3,693
QIWI plc (DR)	74,972	1,209
Yandex N.V., Class A(1)	55,432	595

		5,497
SAUDI ARABIA - 1.7%
Al Tayyar Travel Group, Equity-Linked Security(2)(4)(5)	99,191	2,025

SOUTH AFRICA - 2.7%
Clicks Group Ltd.(2)	183,772	1,192
Mr Price Group Ltd.(2)	143,737	2,006

		3,198
SWEDEN - 2.0%
Hexagon AB, Class B(2)	75,851	2,321

TAIWAN - 4.4%
Eclat Textile Co., Ltd.(2)	35,000	554
Largan Precision Co., Ltd.(2)	20,000	1,570
Taiwan Semiconductor Manufacturing Co., Ltd. (DR)	121,560	2,522
Tung Thih Electronic Co., Ltd.(2)	91,000	630

		5,276
THAILAND - 2.7%
Airports of Thailand PCL(2)	141,400	1,095
Siam Commercial Bank PCL(2)	561,700	2,081

		3,176
UNITED ARAB EMIRATES - 3.4%
Emaar Properties PJSC(2)	1,165,756	2,053
First Gulf Bank PJSC(2)	530,083	2,015

		4,068
UNITED KINGDOM - 2.8%
Diageo plc(2)	121,907	3,281

32	Artisan Partners Funds

	Shares Held	Value
UNITED STATES - 10.5%
Delphi Automotive plc	34,841	$2,649
EPAM Systems, Inc.(1)	8,684	647
Facebook, Inc., Class A(1)	26,890	2,418
Kansas City Southern	26,475	2,406
MercadoLibre, Inc.	13,747	1,252
Visa, Inc., Class A	45,219	3,150

		12,522

Total common stocks and equity-linked securities (Cost $114,460)		105,692
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 11.0%
Repurchase agreement with State Street Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $13,083 (Cost $13,083)(6)	$13,083	$13,083

Total investments - 100.0% (Cost $127,543)		118,775

Other assets less liabilities - 0.0%†		56

Total net assets - 100.0%(7)		$118,831

†	Amount rounds to less than 0.1%.
(1)	Non-income producing security.
(2)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $65,373, or 55.0% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(3)	Non-voting shares.
(4)

Security is restricted. The security was acquired in a transaction pursuant to Rule 144A of the Securities Act of 1933 on the date or during the period noted below. The shares of the security may be resold in transactions exempt from registration to qualified institutional buyers.

Security	Acquisition Date(s)	Cost	Value	Percentage of Total Net Assets
Al Tayyar Travel Group	7/9/2015- 9/30/2015	$2,307	$2,025	1.7%

(5)

Security is an equity-linked participation certificate issued by HSBC Bank plc. As described in 2(h) in Notes to Financial Statements, equity-linked participation certificates are subject to counterparty risk with respect to the bank or broker-dealer that issues them.

(6)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.500%	8/15/2023	$13,345

(7)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$18,025	15.2%
Consumer Staples	16,307	13.7
Financials	28,346	23.9
Health Care	4,216	3.6
Industrials	5,160	4.3
Information Technology	30,295	25.5
Materials	1,154	1.0
Telecommunication Services	2,189	1.8
Short-term investments	13,083	11.0

Total investments	$118,775	100.0%

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Brazilian real	$5,150	4.3%
British pound	3,281	2.8
Chinese Yuan renminbi	2,160	1.8
Egyptian pound	1,779	1.5
Euro	3,719	3.1
Hong Kong dollar	17,432	14.7
Indian rupee	8,557	7.2
Indonesian rupiah	3,138	2.6
Korean won	2,372	2.0
Malaysian ringgit	583	0.5
Mexican peso	1,752	1.5
Philippine peso	1,117	0.9
South African rand	3,198	2.7
Swedish krona	2,321	2.0
Taiwan dollar	2,754	2.3
Thai baht	3,176	2.7
U.S. dollar	52,218	44.0
UAE dirham	4,068	3.4

Total investments	$118,775	100.0%

Artisan Partners Funds	33

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
HDFC Bank Ltd.	India	4.4%
Tencent Holdings Ltd.	China	4.2
AIA Group Ltd.	Hong Kong	4.2
Unilever N.V.	Netherlands	3.1
Magnit PJSC	Russia	3.1
Diageo plc	United Kingdom	2.8
Visa, Inc.	United States	2.7
Credicorp Ltd.	Peru	2.6
China Life Insurance Co., Ltd.	China	2.3
Grupo Televisa S.A.B.	Mexico	2.3

Total		31.7%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

34	Artisan Partners Funds

ARTISAN EMERGING MARKETS FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS AND EQUITY-LINKED SECURITIES - 89.3%

ARGENTINA - 2.8%
Grupo Financiero Galicia S.A. (DR)	38,208	$681
Pampa Energia S.A. (DR)(1)	17,891	273
YPF S.A. (DR)	32,005	488

		1,442
BRAZIL - 4.0%
BR Properties S.A.	80,520	217
Cosan S.A. Industria e Comercio	26,600	135
GAEC Educacao S.A.(2)	65,800	161
Hypermarcas S.A.(1)	95,538	368
Linx S.A.	29,100	323
Petroleo Brasileiro S.A.(1)	191,789	413
Vale S.A.	92,913	389

		2,006
CHILE - 1.9%
Empresa Nacional de Telecomunicaciones S.A.	32,938	310
SACI Falabella	105,657	655

		965
CHINA - 19.7%
Ajisen China Holdings Ltd.(3)	798,913	358
Alibaba Group Holding Ltd. (DR)(1)	13,299	784
Baidu, Inc. (DR)(1)	4,106	564
China High Precision Automation Group Ltd.(1)(3)(4)	9,066,000	73
China Life Insurance Co., Ltd., Class H(3)	196,800	687
China Petroleum & Chemical Corp., Class H(3)	1,155,453	714
China Unicom Hong Kong Ltd.(3)	407,500	517
Digital China Holdings Ltd.(3)	737,460	689
GOME Electrical Appliances Holding Ltd.(3)	2,670,288	418
Huabao International Holdings Ltd.(3)	1,238,322	391
Mindray Medical International Ltd. (DR)	9,298	203
Noah Holdings Ltd. (DR)(1)	35,874	843
PW Medtech Group Ltd.(1)(3)	1,005,000	212
Sino Biopharmaceutical Ltd.(3)	560,000	696
Sinopharm Group Co., Ltd., Class H(3)	218,900	771
Zhuzhou CSR Times Electric Co., Ltd., Class H(3)	282,515	2,108

		10,028
EGYPT - 0.8%
Integrated Diagnostics Holdings plc(1)(3)	64,457	402

GREECE - 0.8%
JUMBO S.A.(3)	48,287	425

HONG KONG - 1.5%
AIA Group Ltd.(3)	143,265	746

INDIA - 10.4%
Aurobindo Pharma Ltd.(3)	98,894	1,164
Godrej Consumer Products Ltd.(3)	23,344	434
Havells India Ltd.(3)	65,967	254
ICICI Bank Ltd.(3)	315,305	1,300
Kajaria Ceramics Ltd.(3)	25,709	313
Reliance Industries Ltd.(3)	67,349	886
Tata Motors Ltd.(1)(3)	77,859	355
Tech Mahindra Ltd.(3)	66,085	565

		5,271
INDONESIA - 2.7%
Astra International Tbk PT(3)	1,071,470	384
Bank Negara Indonesia Persero Tbk PT(3)	1,782,718	505
Indofood CBP Sukses Makmur Tbk PT(3)	588,900	500

		1,389
KAZAKHSTAN - 0.4%
KCell JSC (DR)(3)	36,739	192

KENYA - 0.6%
Safaricom Ltd.(3)	2,192,400	317

KOREA - 7.6%
E-Mart Co., Ltd.(3)	1,818	354
KB Financial Group, Inc.(3)	29,524	876
Kia Motors Corp.(3)	22,652	1,028
LG Chem Ltd.(3)	2,117	514
Shinhan Financial Group Co., Ltd.(3)	31,102	1,087

		3,859
MALAYSIA - 0.5%
AirAsia BHD(3)	803,400	235

MEXICO - 3.4%
Alsea S.A.B. de C.V.	184,752	545
Cemex S.A.B. de C.V., UNIT(1)	544,919	380
Grupo Televisa S.A.B., Series CPO	95,374	497
Infraestructura Energetica Nova S.A.B. de C.V.	73,980	303

		1,725
PAKISTAN - 0.8%
Habib Bank Ltd., Equity-Linked Security(1)(3)(5)(6)(7)	211,800	400

PANAMA - 0.6%
Copa Holdings S.A., Class A(7)	6,868	288

Artisan Partners Funds	35

	Shares Held	Value
PERU - 1.1%
Credicorp Ltd.	4,158	$442
Grana y Montero S.A. (DR)	31,946	127

		569
POLAND - 0.8%
Eurocash S.A.(3)	33,004	389

RUSSIA - 5.8%
Lukoil PJSC (DR)(3)	18,341	624
Magnit PJSC(1)(3)	2,586	460
MMC Norilsk Nickel PJSC (DR)(3)	36,486	524
Moscow Exchange MICEX-RTS PJSC(3)	319,630	392
Sberbank of Russia(3)	663,443	767
Yandex N.V., Class A(1)	18,764	201

		2,968
SOUTH AFRICA - 5.0%
FirstRand Ltd.(3)	152,591	542
Mota-Engil Africa N.V.(3)	63,338	252
Naspers Ltd., Class N(3)	10,407	1,306
Woolworths Holdings Ltd.(3)	60,904	426

		2,526
SWITZERLAND - 0.9%
Dufry AG(1)(3)	4,075	478

TAIWAN - 11.2%
CTBC Financial Holding Co., Ltd.(3)	1,653,370	853
E Ink Holdings, Inc.(1)(3)	490,000	231
Hon Hai Precision Industry Co., Ltd.(3)	417,099	1,091
MediaTek, Inc.(3)	95,794	715
Taiwan Fertilizer Co., Ltd.(3)	192,000	240
Taiwan Semiconductor Manufacturing Co., Ltd.(3)	642,647	2,564

		5,694
THAILAND - 1.0%
Bangkok Bank PCL (DR)(3)	115,700	511

TURKEY - 1.7%
Ford Otomotiv Sanayi AS(3)	42,945	459
Turkiye Sinai Kalkinma Bankasi AS(3)	883,725	412

		871
UNITED ARAB EMIRATES - 1.1%
Emaar Malls Group PJSC(1)(3)	650,879	548

UNITED KINGDOM - 2.2%
Al Noor Hospitals Group plc(3)	45,134	571
Randgold Resources Ltd.(3)	9,632	567

		1,138

Total common stocks and equity-linked securities (Cost $50,315)		45,382

PREFERRED STOCKS - 7.2%

BRAZIL - 1.1%
Itau Unibanco Holding S.A.(7)	84,205	563

KOREA - 6.1%
Samsung Electronics Co., Ltd.(3)(7)	3,976	3,098

Total preferred stocks (Cost $4,515)		3,661
	Principal Amount
CONVERTIBLE DEBENTURES - 0.0%†

BRAZIL - 0.0%†
PDG Realty S.A. Empreendimentos e Participacoes (0.0%, 9/19/16)(1)(3)(4)	$372	$1

Total convertible debentures (Cost $127)		1

SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 2.8%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $1,392 (Cost $1,392)(8)	1,392	1,392

Total investments - 99.3% (Cost $56,349)		50,436

Other assets less liabilities - 0.7%		367

Total net assets - 100.0%(9)		$50,803

†	Amount rounds to less than 0.1%.
(1)	Non-income producing security.
(2)	Security was acquired in a private placement. The shares are freely tradable outside the United States where the Fund expects to trade them.

Security	Acquisition Date(s)	Cost	Value	Percentage of Total Net Assets
GAEC Educacao S.A.	10/25/2013- 8/6/2015	$478	$161	0.3%

(3)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $38,891, or 76.6% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(4)

Security has been deemed illiquid under procedures established by the board of directors of Artisan Partners Funds. In total, the value of securities deemed illiquid was $74, or 0.1% of total net assets.

36	Artisan Partners Funds

(5)

Security is restricted. The security was acquired in a transaction pursuant to Rule 144A of the Securities Act of 1933 on the date or during the period noted below. The shares of the security may be resold in transactions exempt from registration to qualified institutional buyers.

Security	Acquisition Date(s)		Cost	Value	Percentage of Total Net Assets
Habib Bank Ltd.	4/13/2015 8/6/2015	-	$358	$400	0.8%

(6)

Security is an equity-linked participation certificate issued by Deutsche Bank AG London. As described in 2(h) in Notes to Financial Statements, equity-linked participation certificates are subject to counterparty risk with respect to the bank or broker-dealer that issues them.

(7)	Non-voting shares.
(8)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.500%	8/15/2023	$1,423

(9)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$7,496	14.9%
Consumer Staples	2,505	5.0
Energy	3,260	6.5
Financials	12,372	24.5
Health Care	4,019	8.0
Industrials	3,577	7.1
Information Technology	10,898	21.6
Materials	3,005	5.9
Telecommunication Services	1,336	2.6
Utilities	576	1.1
Short-term investments	1,392	2.8

Total investments	$50,436	100.0%

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Brazilian real	$2,570	5.1%
British pound	1,138	2.3
Chilean peso	965	1.9
Euro	677	1.3
Hong Kong dollar	8,380	16.6
Indian rupee	5,271	10.5
Indonesian rupiah	1,389	2.8
Kenyan shilling	317	0.6
Korean won	6,957	13.8
Malaysian ringgit	235	0.5
Mexican peso	1,725	3.4
Polish zloty	389	0.8
South African rand	2,274	4.5
Swiss franc	478	0.9
Taiwan dollar	5,694	11.3
Thai baht	511	1.0
Turkish lira	871	1.7
U.S. dollar	10,047	19.9
UAE dirham	548	1.1

Total investments	$50,436	100.0%

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Samsung Electronics Co., Ltd.	Korea	6.1%
Taiwan Semiconductor Manufacturing Co., Ltd.	Taiwan	5.0
Zhuzhou CSR Times Electric Co., Ltd.	China	4.1
Naspers Ltd.	South Africa	2.6
ICICI Bank Ltd.	India	2.6
Aurobindo Pharma Ltd.	India	2.3
Hon Hai Precision Industry Co., Ltd.	Taiwan	2.2
Shinhan Financial Group Co., Ltd.	Korea	2.1
Kia Motors Corp.	Korea	2.0
Reliance Industries Ltd.	India	1.7

Total		30.7%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	37

ARTISAN GLOBAL EQUITY FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 96.6%

CHINA - 5.9%
Baidu, Inc. (DR)(1)	47,369	$6,509
Beijing Enterprises Water Group Ltd.(1)(2)	7,134,000	5,044
China Everbright International Ltd.(2)	3,187,000	4,517
China Oil & Gas Group Ltd.(1)(2)	23,840,000	1,492

		17,562
FINLAND - 3.0%
Huhtamaki Oyj(2)	291,227	8,907

FRANCE - 1.7%
Elis S.A.(2)	313,716	4,891

GERMANY - 8.0%
Bayer AG(2)	26,446	3,380
CTS Eventim AG & Co., KGaA(2)	150,847	5,584
Telefonica Deutschland Holding AG(2)	904,408	5,520
Vonovia SE(2)	137,693	4,426
Wirecard AG(2)	98,055	4,688

		23,598
HONG KONG - 1.9%
AIA Group Ltd.(2)	1,082,795	5,638

INDIA - 2.0%
Adani Ports & Special Economic Zone Ltd.(2)	631,535	2,887
Housing Development Finance Corp. Ltd.(2)	169,036	3,130

		6,017
ITALY - 0.9%
Mediaset S.p.A.(2)	563,585	2,598

JAPAN - 0.7%
Nitori Holdings Co., Ltd.(2)	9,778	770
Sumitomo Mitsui Financial Group, Inc.(2)	33,000	1,256

		2,026
MEXICO - 1.6%
Grupo Televisa S.A.B. (DR)	185,424	4,825

NETHERLANDS - 1.8%
ASML Holding N.V.(2)	61,707	5,410

SWITZERLAND - 4.7%
Adecco S.A.(1)(2)	51,592	3,783
Credit Suisse Group AG(1)(2)	100,843	2,426
Nestle S.A.(2)	31,239	2,352
Novartis AG(2)	38,595	3,555
SWITZERLAND (CONTINUED)
Roche Holding AG(2)(3)	6,861	1,814

		13,930
TAIWAN - 2.7%
Ginko International Co., Ltd.(2)(4)	791,000	8,008

UNITED KINGDOM - 3.8%
Barclays plc(2)	504,500	1,865
Carnival plc(2)	68,557	3,539
Johnson Matthey plc(2)	60,657	2,253
Lloyds Banking Group plc(2)	3,268,110	3,726

		11,383
UNITED STATES - 57.9%
Advance Auto Parts, Inc.	49,730	9,425
American Express Co.	110,032	8,157
Celgene Corp.(1)	51,607	5,582
Charter Communications, Inc., Class A(1)	19,833	3,488
Cigna Corp.	33,656	4,544
Citigroup, Inc.	63,955	3,173
Cognizant Technology Solutions Corp., Class A(1)	71,205	4,458
Comcast Corp., Class A	171,159	9,736
Community Health Systems, Inc.(1)	105,609	4,517
comScore, Inc.(1)	31,610	1,459
CSX Corp.	122,845	3,305
Delphi Automotive plc	71,383	5,428
Dollar General Corp.	41,857	3,032
Envision Healthcare Holdings, Inc.(1)	161,820	5,953
Gilead Sciences, Inc.	77,857	7,645
Google, Inc., Class A(1)	5,898	3,765
Google, Inc., Class C(1)(3)	11,395	6,933
Incyte Corp.(1)	41,682	4,599
JPMorgan Chase & Co.	121,802	7,426
Liberty Global plc LiLAC, Class A(1)	1,677	57
Liberty Global plc LiLAC, Class C(1)(3)	2,634	90
Liberty Global plc, Class A(1)	79,524	3,415
Liberty Global plc, Series C(1)(3)	97,657	4,006
MasterCard, Inc., Class A	108,819	9,807
Medivation, Inc.(1)	92,446	3,929
Medtronic plc	155,018	10,377
Monster Beverage Corp.(1)	13,537	1,829
Nektar Therapeutics(1)	195,172	2,139
NewMarket Corp.	1,878	670
Portola Pharmaceuticals, Inc.(1)	64,547	2,751
Priceline Group, Inc.(1)	3,434	4,247
PTC Therapeutics, Inc.(1)	125,546	3,352
Royal Caribbean Cruises Ltd.	27,764	2,474
Seattle Genetics, Inc.(1)	73,339	2,828

38	Artisan Partners Funds

	Shares Held	Value
UNITED STATES (CONTINUED)
Tempur Sealy International, Inc.(1)	77,005	$5,500
Thermo Fisher Scientific, Inc.	49,930	6,105
Vertex Pharmaceuticals, Inc.(1)	24,729	2,575
VF Corp.	40,952	2,793

		171,569

Total common stocks (Cost $285,709)		286,362

PREFERRED STOCKS - 0.5%

GERMANY - 0.5%
Porsche Automobil Holding SE(2)(3)	30,474	1,297

Total preferred stocks (Cost $2,586)		1,297
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 3.2%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $9,555 (Cost $9,555)(5)	$9,555	$9,555

Total investments - 100.3% (Cost $297,850)		297,214

Other assets less liabilities - (0.3)%		(834)

Total net assets - 100.0%(6)		$296,380

(1)	Non-income producing security.
(2)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $104,756, or 35.3% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(3)	Non-voting shares.
(4)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(5)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.500%	8/15/2023	$9,751

(6)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$72,304	24.3%
Consumer Staples	4,181	1.4
Financials	41,223	13.9
Health Care	83,653	28.1
Industrials	19,383	6.5
Information Technology	43,029	14.5
Materials	11,830	4.0
Telecommunication Services	5,520	1.9
Utilities	6,536	2.2
Short-term investments	9,555	3.2

Total investments	$297,214	100.0%

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
British pound	$11,383	3.8%
Euro	46,701	15.7
Hong Kong dollar	16,691	5.6
Indian rupee	6,017	2.0
Japanese yen	2,026	0.7
Swiss franc	13,930	4.7
Taiwan dollar	8,008	2.7
U.S. dollar	192,458	64.8

Total investments	$297,214	100.0%

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Google, Inc.	United States	3.6%
Medtronic plc	United States	3.5
MasterCard, Inc.	United States	3.3
Comcast Corp.	United States	3.3
Advance Auto Parts, Inc.	United States	3.2
Huhtamaki Oyj	Finland	3.0
American Express Co.	United States	2.8
Ginko International Co., Ltd.	Taiwan	2.7
Gilead Sciences, Inc.	United States	2.6
Liberty Global plc	United States	2.6

Total		30.6%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	39

ARTISAN GLOBAL OPPORTUNITIES FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 92.1%

AUSTRALIA - 2.0%
James Hardie Industries plc (DR)(1)	2,293,243	$27,678

BRAZIL - 1.3%
Raia Drogasil S.A.	1,771,200	17,469

CHINA - 3.3%
Tencent Holdings Ltd.(1)	2,654,300	44,711

DENMARK - 2.9%
Genmab AS(1)(2)	435,555	40,039

FRANCE - 1.8%
Eurofins Scientific SE(1)	80,978	24,911

GERMANY - 3.4%
Brenntag AG(1)	442,264	23,801
Zalando SE(1)(2)	657,339	21,772

		45,573
HONG KONG - 0.9%
Hong Kong Exchanges and Clearing Ltd.(1)	551,177	12,675

ITALY - 1.3%
Moncler S.p.A.(1)	948,674	17,011

JAPAN - 7.4%
FANUC Corp.(1)	180,702	27,859
Harmonic Drive Systems, Inc.(1)	637,182	9,158
Nintendo Co., Ltd.(1)	153,042	25,855
Shiseido Co., Ltd.(1)	1,080,122	23,673
Stanley Electric Co., Ltd.(1)(3)	686,400	13,750

		100,295
KOREA - 0.9%
Amorepacific Corp.(1)	36,672	11,969

MEXICO - 1.5%
Infraestructura Energetica Nova S.A.B. de C.V.	4,962,135	20,312

SWEDEN - 2.1%
Electrolux AB, Class B(1)	265,722	7,518
Hexagon AB, Class B(1)	669,310	20,484

		28,002
TAIWAN - 0.8%
Hermes Microvision, Inc.(1)	293,000	11,205
UNITED KINGDOM - 9.6%
ASOS plc(1)(2)	444,744	18,644
Associated British Foods plc(1)	296,675	15,036
Direct Line Insurance Group plc(1)	7,668,630	43,583
Markit Ltd.(2)	1,528,638	44,331
Weir Group plc(1)	502,999	8,922

		130,516
UNITED STATES - 52.9%
Abbott Laboratories	934,972	37,605
Adobe Systems, Inc.(2)	336,902	27,700
Anadarko Petroleum Corp.	131,989	7,971
Anthem, Inc.	99,836	13,977
Apple, Inc.	245,763	27,108
Biogen, Inc.(2)	46,443	13,552
Chipotle Mexican Grill, Inc.(2)	38,466	27,705
Electronic Arts, Inc.(2)	590,478	40,005
EQT Corp.	195,567	12,667
Facebook, Inc., Class A(2)	619,599	55,702
Google, Inc., Class A(2)	77,869	49,709
Google, Inc., Class C(2)(4)	49,936	30,382
IHS, Inc., Class A(2)(3)	581,487	67,452
Illumina, Inc.(2)	208,364	36,635
LKQ Corp.(2)	580,283	16,457
McGraw Hill Financial, Inc.	433,047	37,459
Regeneron Pharmaceuticals, Inc.(2)	126,161	58,682
Salesforce.com, Inc.(2)	287,508	19,962
Starbucks Corp.	500,719	28,461
Visa, Inc., Class A	901,973	62,831
Walt Disney Co.	273,307	27,932
Workday, Inc., Class A(2)	251,241	17,300

		717,254

Total common stocks (Cost $1,085,434)		1,249,620
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 8.0%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $108,124 (Cost $108,124)(5)	$108,124	$108,124

Total investments - 100.1% (Cost $1,193,558)		1,357,744

Other assets less liabilities - (0.1)%		(1,822)

Total net assets - 100.0%(6)		$1,355,922

40	Artisan Partners Funds

(1)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $450,254, or 33.2% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(2)	Non-income producing security.
(3)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(4)	Non-voting shares.
(5)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.125%	12/31/2021	$110,287

(6)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$223,581	16.5%
Consumer Staples	68,147	5.0
Energy	20,638	1.5
Financials	93,717	6.9
Health Care	225,401	16.6
Industrials	137,192	10.1
Information Technology	432,954	31.9
Materials	27,678	2.0
Utilities	20,312	1.5
Short-term investments	108,124	8.0

Total investments	$1,357,744	100.0%

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Australian dollar	$27,678	2.0%
Brazilian real	17,469	1.3
British pound	86,185	6.3
Danish krone	40,039	3.0
Euro	87,495	6.4
Hong Kong dollar	57,386	4.2
Japanese yen*	100,295	7.4
Korean won	11,969	0.9
Mexican peso	20,312	1.5
Swedish krona	28,002	2.1
Taiwan dollar	11,205	0.8
U.S. dollar	869,709	64.1

Total investments	$1,357,744	100.0%

*	Currency exposure is offset by foreign currency forward contracts noted in the table below (in thousands):

Counterparty	Contract Settlement Date	Contract Amount				Unrealized Depreciation
		Deliver		Receive
State Street Bank and Trust Company	2/10/2016	JPY	4,514,481	USD	36,276	$(1,460)

JPY - Japanese yen

USD - U.S. dollar

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Google, Inc.	United States	5.9%
IHS, Inc.	United States	5.0
Visa, Inc.	United States	4.6
Regeneron Pharmaceuticals, Inc.	United States	4.3
Facebook, Inc.	United States	4.1
Tencent Holdings Ltd.	China	3.3
Markit Ltd.	United Kingdom	3.3
Direct Line Insurance Group plc	United Kingdom	3.2
Genmab AS	Denmark	2.9
Electronic Arts, Inc.	United States	2.9

Total		39.5%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	41

ARTISAN GLOBAL SMALL CAP FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 91.3%

CANADA - 2.6%
Cogeco Cable, Inc.	70,971	$3,430

CHINA - 13.1%
21Vianet Group, Inc. (DR)(1)	306,429	5,602
Beijing Enterprises Water Group Ltd.(1)(2)	2,636,000	1,864
China Aircraft Leasing Group Holdings Ltd.(2)	1,698,000	1,706
China Everbright Water Ltd.(1)(2)	2,163,600	921
China Oil & Gas Group Ltd.(1)(2)	17,020,000	1,065
CT Environmental Group Ltd.(2)	10,170,520	3,177
iKang Healthcare Group, Inc. (DR)(1)	49,754	736
Kangda International Environmental Co., Ltd.(1)(2)	2,824,207	750
Wasion Group Holdings Ltd.(2)	1,220,000	1,267

		17,088
FINLAND - 4.1%
Huhtamaki Oyj(2)	175,080	5,355

FRANCE - 4.7%
Elis S.A.(2)	250,793	3,910
Innate Pharma S.A.(1)(2)	145,956	2,195

		6,105
GERMANY - 3.2%
Tele Columbus AG(1)(2)	328,779	4,118

GREECE - 1.2%
JUMBO S.A.(2)	169,364	1,489

HONG KONG - 0.9%
CITIC Telecom International Holdings Ltd.(2)	3,524,811	1,209

INDIA - 3.8%
Cera Sanitaryware Ltd.(2)	89,848	2,769
Credit Analysis & Research Ltd.(2)	51,272	874
Vinati Organics Ltd.(2)	132,874	925
Voltas Ltd.(2)	98,182	402

		4,970
ITALY - 11.1%
Banca Sistema S.p.A.(1)(2)	473,500	2,129
Ei Towers S.p.A.(2)	57,129	3,518
Infrastrutture Wireless Italiane S.p.A.(1)(2)	816,827	4,005
RAI Way S.p.A.(2)	897,954	4,298
RCS MediaGroup S.p.A.(1)(2)	541,391	542

		14,492
SINGAPORE - 4.5%
SIIC Environment Holdings, Ltd.(1)(2)	9,940,760	5,873

SPAIN - 8.2%
Cellnex Telecom SAU(1)(2)	177,961	3,028
Ebro Foods S.A.(2)	104,301	2,051
Inmobiliaria Colonial S.A.(1)(2)	5,038,378	3,506
Melia Hotels International S.A.(2)	149,296	2,079

		10,664
SWEDEN - 4.5%
Cloetta AB, Class B(1)(2)	1,070,669	3,061
Haldex AB(2)	102,433	1,081
Meda AB, Class A(2)	118,473	1,696

		5,838
TAIWAN - 3.5%
Ginko International Co., Ltd.(2)(3)	444,000	4,495

THAILAND - 0.1%
Big C Supercenter PCL (DR)(2)	22,500	125

UNITED KINGDOM - 14.9%
Cambian Group plc(2)	1,124,204	4,790
Essentra plc(2)	166,037	1,979
GW Pharmaceuticals plc (DR)(1)	12,729	1,163
Mitchells & Butlers plc(1)(2)	242,029	1,157
Rathbone Brothers plc(2)	77,880	2,430
Shawbrook Group plc(1)(2)	239,821	1,151
Spire Healthcare Group plc(2)	182,724	997
Synergy Health plc(1)(2)	127,252	4,183
Virgin Money Holdings UK plc(2)	254,377	1,490

		19,340
UNITED STATES - 10.9%
Cable One, Inc.(1)	855	359
comScore, Inc.(1)	13,606	628
Interpublic Group of Cos., Inc.	115,215	2,204
La Quinta Holdings, Inc.(1)	139,662	2,204
Nektar Therapeutics(1)	145,924	1,599
Otonomy, Inc.(1)	55,879	995
Penumbra, Inc.(1)	5,000	200
Portola Pharmaceuticals, Inc.(1)	43,291	1,845
PTC Therapeutics, Inc.(1)	42,214	1,127
SLM Corp.(1)	104,751	775
Tempur Sealy International, Inc.(1)	32,151	2,297

		14,233

Total common stocks (Cost $126,632)		118,824

42	Artisan Partners Funds

	Principal Amount	Value
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 7.8%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $10,148 (Cost $10,148)(4)	$10,148	$10,148

Total investments - 99.1% (Cost $136,780)		128,972

Other assets less liabilities - 0.9%		1,123

Total net assets - 100.0%(5)		$130,095

(1)	Non-income producing security.
(2)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $93,660, or 72.0% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(3)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(4)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.500%	8/15/2023	$10,353

(5)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$24,177	18.7%
Consumer Staples	5,237	4.1
Financials	12,355	9.6
Health Care	26,021	20.2
Industrials	9,868	7.6
Information Technology	11,015	8.5
Materials	8,259	6.4
Telecommunication Services	8,242	6.4
Utilities	13,650	10.6
Short-term investments	10,148	7.9

Total investments	$128,972	100.0%

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
British pound	$18,177	14.1%
Canadian dollar	3,430	2.7
Euro	42,223	32.7
Hong Kong dollar	11,038	8.6
Indian rupee	4,970	3.8
Singapore dollar	6,794	5.3
Swedish krona	5,838	4.5
Taiwan dollar	4,495	3.5
Thai baht	125	0.1
U.S. dollar	31,882	24.7

Total investments	$128,972	100.0%

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
SIIC Environment Holdings, Ltd.	Singapore	4.5%
21Vianet Group, Inc.	China	4.3
Huhtamaki Oyj	Finland	4.1
Cambian Group plc	United Kingdom	3.7
Ginko International Co., Ltd.	Taiwan	3.5
RAI Way S.p.A.	Italy	3.3
Synergy Health plc	United Kingdom	3.2
Tele Columbus AG	Germany	3.2
Infrastrutture Wireless Italiane S.p.A.	Italy	3.1
Elis S.A.	France	3.0

Total		35.9%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	43

ARTISAN GLOBAL VALUE FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 91.5%

BELGIUM - 1.7%
Groupe Bruxelles Lambert S.A.(1)	334,352	$25,254

BRAZIL - 1.7%
Telefonica Brasil S.A. (DR)	2,873,880	26,238

CANADA - 1.8%
Imperial Oil Ltd.	849,913	26,927

CHINA - 0.9%
New Oriental Education & Technology Group, Inc. (DR)	698,384	14,114

DENMARK - 4.3%
Carlsberg AS, Class B(1)	349,181	26,872
ISS AS(1)(2)	1,159,246	38,560

		65,432
JAPAN - 0.1%
Tokyo Electron Ltd.(1)	30,800	1,456

KOREA - 4.6%
Kia Motors Corp.(1)	529,150	24,002
Samsung Electronics Co., Ltd.(1)	48,751	46,884

		70,886
NETHERLANDS - 2.1%
ING Groep N.V. (DR)(1)	2,263,567	32,133

NORWAY - 1.1%
Orkla ASA(1)	2,243,261	16,664

SWITZERLAND - 7.0%
ABB Ltd.(1)(3)	2,325,888	41,190
Adecco S.A.(1)(3)	20,964	1,537
Novartis AG(1)	251,880	23,202
Pargesa Holding S.A.(1)	7,516	442
UBS Group AG(1)	2,140,434	39,665

		106,036
UNITED KINGDOM - 12.8%
Amec Foster Wheeler plc(1)	1,465,421	15,923
Compass Group plc(1)	1,304,675	20,829
Diageo plc(1)	679,451	18,284
Lloyds Banking Group plc(1)	25,594,312	29,177
Royal Bank of Scotland Group plc(1)(3)	12,749,196	60,923
Serco Group plc(1)(3)	1,751,230	2,705
UNITED KINGDOM (CONTINUED)
TESCO plc(1)	16,867,474	46,870

		194,711
UNITED STATES - 53.4%
Accenture plc, Class A	19,120	1,879
American Express Co.	443,527	32,879
Aon plc	226,484	20,069
Applied Materials, Inc.	1,661,940	24,414
Arch Capital Group Ltd.(2)(3)	824,053	60,543
Bank of New York Mellon Corp.	1,637,319	64,101
Chubb Corp.	375,830	46,096
Cisco Systems, Inc.	1,750,218	45,943
Citigroup, Inc.	1,107,645	54,950
Citizens Financial Group, Inc.	1,131,031	26,986
Flextronics International Ltd.(3)	1,186,015	12,501
Google, Inc., Class A(3)	25,949	16,565
Google, Inc., Class C(3)(4)	18,931	11,518
Johnson & Johnson	536,851	50,115
Joy Global, Inc.(2)	603,577	9,011
Marsh & McLennan Cos., Inc.	820,456	42,844
Medtronic plc	713,704	47,775
Microsoft Corp.	1,197,132	52,985
Oracle Corp.	2,029,483	73,305
Progressive Corp.	974,586	29,861
QUALCOMM, Inc.	837,017	44,973
TE Connectivity Ltd.	369,019	22,101
United Technologies Corp.	268,285	23,875

		815,289

Total common stocks (Cost $1,346,097)		1,395,140

PREFERRED STOCKS - 0.2%

BRAZIL - 0.2%
Telefonica Brasil S.A.(4)	285,379	2,640

Total preferred stocks (Cost $3,801)		2,640

44	Artisan Partners Funds

	Principal Amount	Value
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 7.9%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $120,798 (Cost $120,798)(5)	$120,798	$120,798

Total investments - 99.6% (Cost $1,470,696)		1,518,578

Other assets less liabilities - 0.4%		6,728

Total net assets - 100.0%(6)		$1,525,306

(1)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $512,572, or 33.6% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(2)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(3)	Non-income producing security.
(4)	Non-voting shares.
(5)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.125%	12/31/2021	$123,219

(6)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$58,945	3.9%
Consumer Staples	108,690	7.2
Energy	42,850	2.8
Financials	565,923	37.3
Health Care	121,092	8.0
Industrials	116,878	7.7
Information Technology	354,524	23.3
Telecommunication Services	28,878	1.9
Short-term investments	120,798	7.9

Total investments	$1,518,578	100.0%

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Brazilian real	$2,640	0.2%
British pound	194,711	12.8
Canadian dollar	26,927	1.8
Danish krone	65,432	4.3
Euro	57,387	3.8
Japanese yen	1,456	0.1
Korean won	70,886	4.6
Norwegian krone	16,664	1.1
Swiss franc	106,036	7.0
U.S. dollar	976,439	64.3

Total investments	$1,518,578	100.0%

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Oracle Corp.	United States	4.8%
Bank of New York Mellon Corp.	United States	4.2
Royal Bank of Scotland Group plc	United Kingdom	4.0
Arch Capital Group Ltd.	United States	4.0
Citigroup, Inc.	United States	3.6
Microsoft Corp.	United States	3.5
Johnson & Johnson	United States	3.3
Medtronic plc	United States	3.1
Samsung Electronics Co., Ltd.	Korea	3.1
TESCO plc	United Kingdom	3.1

Total		36.7%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	45

ARTISAN HIGH INCOME FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Principal Amount (000s)	Value
CORPORATE BONDS - 70.3%

AGRICULTURE - 1.9%
Pinnacle Operating Corp., 9.00%, 11/15/2020(1)	$17,859	$17,323

AUTO PARTS & EQUIPMENT - 1.5%
Schaeffler Finance BV, 4.75%, 5/15/2023(1)(2)	3,500	3,378
Schaeffler Holding Finance BV, PIK 6.25%, 11/15/2019(1)(2)	5,000	5,300
6.75%, 11/15/2022(1)(2)	4,500	4,837

		13,515
BEVERAGES - 0.4%
Constellation Brands, Inc., 6.00%, 5/1/2022	3,000	3,278

BUILDING MATERIALS - 1.2%
Ply Gem Industries, Inc., 6.50%, 2/1/2022	4,000	3,760
Roofing Supply Group LLC / Roofing Supply Finance, Inc., 10.00%, 6/1/2020(1)	6,845	7,358

		11,118
CHEMICALS - 2.6%
A Schulman, Inc., 6.88%, 6/1/2023(1)	8,000	7,540
Momentive Performance Materials, Inc., escrow, 10.00%, 10/15/2020(3)(4)(5)	2,000	–	(6)
Platform Specialty Products Corp., 6.50%, 2/1/2022(1)	9,000	7,740
TPC Group, Inc., 8.75%, 12/15/2020(1)	7,735	6,614
WR Grace & Co-Conn, 5.13%, 10/1/202 (1)	2,000	1,975

		23,869
COMMERCIAL SERVICES - 0.4%
Cimpress N.V., 7.00%, 4/1/2022(1)(2)	4,000	3,860

COMPUTERS - 0.3%
IHS, Inc., 5.00%, 11/1/2022	2,474	2,375

DISTRIBUTION/WHOLESALE - 0.5%
Beacon Roofing Supply, Inc., 6.38%, 10/1/2023(1)	5,000	5,013

DIVERSIFIED FINANCIAL SERVICES - 8.1%
Alliance Data Systems Corp., 5.38%, 8/1/2022(1)	7,000	6,825
6.38%, 4/1/2020 (1)	9,000	9,157
DIVERSIFIED FINANCIAL SERVICES (CONTINUED)
Cogent Communications Finance, Inc., 5.63%, 4/15/2021(1)	$3,500	$3,290
Infinity Acquisition LLC / Infinity Acquisition Finance Corp., 7.25%, 8/1/2022(1)	33,880	30,323
National Financial Partners Corp., 9.00%, 7/15/2021(1)	21,515	20,762
Quicken Loans, Inc., 5.75%, 5/1/2025(1)	4,000	3,790

		74,147
HEALTHCARE-PRODUCTS - 0.2%
Hill-Rom Holdings, Inc., 5.75%, 9/1/2023(1)	1,000	1,002
Mallinckrodt International Finance S.A. / Mallinckrodt CB LLC, 5.63%, 10/15/2023(1)(2)	1,250	1,141

		2,143
HEALTHCARE-SERVICES - 0.8%
Acadia Healthcare Co., Inc., 5.63%, 2/15/2023(1)	2,000	2,010
HCA, Inc., 5.38%, 2/1/2025	5,000	4,963

		6,973
HOLDING COMPANIES-DIVERSIFIED - 4.8%
Opal Acquisition, Inc., 8.88%, 12/15/2021(1)	46,315	43,594

INSURANCE - 9.7%
USI, Inc., 7.75%, 1/15/2021(1)	56,569	55,367
Wayne Merger Sub LLC, 8.25%, 8/1/2023(1)	8,250	7,899
York Risk Services Holding Corp., 8.50%, 10/1/2022(1)	30,000	25,500

		88,766
MACHINERY-DIVERSIFIED - 1.6%
Gardner Denver, Inc., 6.88%, 8/15/2021(1)	16,975	15,023

MEDIA - 11.5%
Altice Financing S.A., 6.63%, 2/15/2023(1)(2)	1,000	960
Altice Finco S.A., 7.63%, 2/15/2025(1)(2)	4,040	3,767
Altice US Finance I Corp., 5.38%, 7/15/2023(1)	3,000	2,880
Altice US Finance S.A., 7.75%, 7/15/2025(1)(2)	2,000	1,765
Cablevision Systems Corp., 8.00%, 4/15/2020	7,000	6,213
CCO Holdings LLC / CCO Holdings Capital Corp.,
5.13%, 5/1/2023(1)	5,000	4,603
5.25%, 3/15/2021	5,500	5,417
5.75%, 9/1/2023	3,020	2,873
6.50%, 4/30/2021	2,000	2,010

46	Artisan Partners Funds

	Principal Amount (000s)	Value
MEDIA (CONTINUED)
CCO Safari II LLC,
4.46%, 7/23/2022(1)	$7,500	$7,500
4.91%, 7/23/2025(1)	6,000	5,974
DISH DBS Corp.,
5.00%, 3/15/2023	2,000	1,675
5.88%, 7/15/2022	9,000	7,942
5.88%, 11/15/2024	4,000	3,400
6.75%, 6/1/2021	1,000	955
Midcontinent Communications & Midcontinent Finance Corp., 6.88%, 8/15/2023(1)	4,000	3,985
Neptune Finco Corp.,
6.63%, 10/15/2025(1)	7,000	7,035
10.13%, 1/15/2023(1)	7,000	7,061
10.88%, 10/15/2025(1)	21,000	21,210
Time Warner Cable, Inc., 4.50%, 9/15/2042	10,000	7,910

		105,135
MISCELLANEOUS MANUFACTURING - 2.0%
Gates Global LLC / Gates Global Co., 6.00%, 7/15/2022(1)	23,000	18,515

OIL & GAS - 8.9%
Clayton Williams Energy, Inc., 7.75%, 4/1/2019	13,850	11,721
Endeavor Energy Resources L.P. / EER Finance, Inc., 7.00%, 8/15/2021(1)	2,311	2,138
Midstates Petroleum Co., Inc. / Midstates Petroleum Co. LLC, 10.00%, 6/1/2020(1)	13,300	9,642
Paramount Resources Ltd., 6.88%, 6/30/2023(1)(2)	11,000	9,460
Parsley Energy LLC / Parsley Finance Corp., 7.50%, 2/15/2022(1)	15,218	14,761
Range Resources Corp.,
4.88%, 5/15/2025(1)	7,500	6,675
5.00%, 8/15/2022	18,150	16,063
RSP Permian, Inc., 6.63%, 10/1/2022(1)	500	480
Warren Resources, Inc., 9.00%, 8/1/2022	4,000	880
Whiting Petroleum Corp.,
5.00%, 3/15/2019	3,000	2,610
6.25%, 4/1/2023	8,000	6,920

		81,350
PHARMACEUTICALS - 1.9%
Endo Finance LLC / Endo Ltd. / Endo Finco, Inc., 6.00%, 7/15/2023(1)(2)	3,500	3,465
Valeant Pharmaceuticals International, Inc.,
5.88%, 5/15/2023(1)(2)	2,000	1,917
6.13%, 4/15/2025(1)(2)	4,000	3,832
6.38%, 10/15/2020(1)	8,500	8,452

		17,666
REAL ESTATE INVESTMENT TRUSTS (REITS) - 1.8%
Vereit Operating Partnership L.P., 4.60%, 2/6/2024	$17,100	$16,416

RETAIL - 1.5%
Dollar Tree, Inc., 5.75%, 3/1/2023(1)	13,000	13,488

SOFTWARE - 4.6%
Ensemble S Merger Sub, Inc., 9.00%, 9/30/2023(1)	6,000	5,805
Infor Software Parent LLC / Infor Software Parent, Inc., PIK, 7.13%, 5/1/2021(1)	14,500	12,470
Infor US, Inc., 6.50%, 5/15/2022(1)	7,000	6,422
Italics Merger Sub, Inc., 7.13%, 7/15/2023(1)	18,000	17,190

		41,887
TELECOMMUNICATIONS - 4.1%
Frontier Communications Corp.,
8.88%, 9/15/2020(1)	2,000	1,960
10.50%, 9/15/2022(1)	4,000	3,890
11.00%, 9/15/2025(1)	12,000	11,610
T-Mobile USA, Inc.,
6.00%, 3/1/2023	2,000	1,930
6.38%, 3/1/2025	4,500	4,297
Virgin Media Secured Finance plc, 5.25%, 1/15/2026(1)(2)	15,000	13,800

		37,487

Total Corporate Bonds (Cost $681,495)		642,941

BANK LOANS - 21.0%(7)

AEROSPACE/DEFENSE - 0.7%
Jazz Acquisition, Inc. Second Lien Term Loan, 7.75%, 6/19/2022	7,000	6,720

AUTO PARTS & EQUIPMENT - 0.7%
BBB Industries US Holdings, Inc. Second Lien Term Loan, 9.75%, 11/3/2022	6,500	6,240

CHEMICALS - 0.4%
Chemours Company Term Loan B, 3.75%, 5/12/2022	1,995	1,745
Emerald Performance Materials, LLC Second Lien Term Loan, 7.75%, 8/1/2022	2,000	1,977

		3,722
COMMERCIAL SERVICES - 0.8%
Concentra Inc. Second Lien Term Loan, 9.00%, 6/1/2023(4)	7,000	7,000

Artisan Partners Funds	47

	Principal Amount (000s)	Value
DIVERSIFIED FINANCIAL SERVICES - 4.3%
LBM Borrower LLC Second Lien Term Loan, 10.25%, 8/20/2023	$10,000	$9,600
TransFirst, Inc. Second Lien Term Loan, 9.00%, 11/12/2022	10,000	9,837
WP Mustang Holdings LLC Second Lien Term Loan B, 8.50%, 5/29/2022	20,645	19,716

		39,153
ENGINEERING & CONSTRUCTION - 1.1%
Pike Corp. Second Lien Term Loan, 9.50%, 6/22/2022	10,000	9,792

FOOD - 0.7%
Hostess Brands LLC Second Lien Term Loan, 8.50%, 8/3/2023	6,328	6,320

HEALTHCARE-SERVICES - 0.8%
Heartland Dental LLC Second Lien Term Loan, 9.75%, 6/21/2019	7,755	7,765

INTERNET - 1.5%
iParadigms Holdings LLC Second Lien Term Loan, 8.25%, 7/31/2022(4)	8,972	8,882
The Active Network, Inc. Second Lien Term Loan, 9.50%, 11/15/2021	5,467	5,153

		14,035
MISCELLANEOUS MANUFACTURING - 0.1%
Ascend Performance Materials Operations LLC Term Loan B, 6.75%, 4/10/2018	708	639

OIL & GAS - 2.6%
Callon Petroleum Co. Second Lien Term Loan, 8.50%, 10/8/2021	24,500	23,581

OIL & GAS SERVICES - 1.0%
Cactus Wellhead LLC Term Loan, 7.00%, 7/31/2020(4)	7,920	5,940
RGL Reservoir Operations, Inc. First Lien Term Loan, 6.00%, 8/14/2021(2)	8,910	3,475

		9,415
PACKAGING & CONTAINERS - 0.3%
CD&R Millennium Holdco 6 S.a.r.l. Second Lien Term Loan, 8.75%, 7/31/2022(2)	3,000	2,948

PHARMACEUTICALS - 0.5%
PharMedium Healthcare Corp. Second Lien Term Loan, 7.75%, 1/28/2022	4,180	4,117

SOFTWARE - 5.5%
Ascend Learning LLC Second Lien Term Loan, 9.50%, 11/30/2020	$13,642	$13,505
Renaissance Learning, Inc. Second Lien Term Loan, 8.00%, 4/11/2022	38,055	36,850

		50,355

Total Bank Loans (Cost $200,602)		191,802

CONVERTIBLE DEBENTURES - 2.9%

REAL ESTATE INVESTMENT TRUSTS (REITS) - 2.9%
VEREIT, Inc., 3.00%, 8/1/2018	8,000	7,590
VEREIT, Inc., 3.75%, 12/15/2020	20,000	18,475

Total convertible debentures (Cost $26,596)		26,065

SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 10.3%
Repurchase agreement with State Street Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $94,577 (Cost $94,577)(8)	94,577	94,577

Total investments - 104.5% (Cost $1,003,270)		955,385

Other assets less liabilities - (4.5)%		(41,326)

Total net assets - 100.0%(9)		$914,059

(1)

Security is restricted. The security was acquired in a transaction pursuant to Rule 144A of the Securities Act of 1933 on the date or during the period noted below. The shares of the security may be resold in transactions exempt from registration to qualified institutional buyers.

Security	Acquisition Date(s)	Cost	Value	Percentage of Total Net Assets
A Schulman, Inc. 6.88% 6/1/2023	5/7/15- 9/18/15	$8,086	$7,540	0.8%
Acadia Healthcare Co., Inc. 5.63% 2/15/2023	9/14/15	2,010	2,010	0.2
Alliance Data Systems Corp. 5.38% 8/1/2022	7/24/14- 1/28/15	6,902	6,825	0.8
6.38% 4/1/2020	8/14/14- 3/24/15	9,351	9,157	1.0

48	Artisan Partners Funds

Security	Acquisition Date(s)	Cost	Value	Percentage of Total Net Assets
Altice Financing S.A. 6.63% 2/15/2023	1/30/15	$1,000	$960	0.1%
Altice Finco S.A. 7.63% 2/15/2025	1/30/15- 4/1/15	4,139	3,767	0.4
Altice US Finance I Corp. 5.38% 7/15/2023	5/29/15	3,000	2,880	0.3
Altice US Finance S.A. 7.75% 7/15/2025	5/29/15	1,966	1,765	0.2
Beacon Roofing Supply, Inc. 6.38% 10/1/2023	9/24/15	5,000	5,013	0.5
CCO Holdings LLC / CCO Holdings Capital Corp. 5.13% 5/1/2023	4/13/15- 9/29/15	4,756	4,603	0.5
CCO Safari II LLC
4.46% 7/23/2022	7/9/15- 8/6/15	7,467	7,500	0.8
4.91% 7/23/2025	7/9/15- 7/13/15	5,958	5,974	0.6
Cimpress N.V. 7.00% 4/1/2022	3/13/15	4,000	3,860	0.4
Cogent Communications Finance, Inc. 5.63% 4/15/2021	7/20/15	3,364	3,290	0.4
Dollar Tree, Inc. 5.75% 3/1/2023	2/6/15- 9/8/15	13,000	13,487	1.5
Endeavor Energy Resources L.P. / EER Finance, Inc. 7.00% 8/15/2021	8/28/15	2,162	2,138	0.2
Endo Finance LLC / Endo Ltd. / Endo Finco, Inc. 6.00% 7/15/2023	6/24/15	3,500	3,465	0.4
Ensemble S Merger Sub, Inc. 9.00% 9/30/2023	9/21/15	5,794	5,805	0.7
Frontier Communications Corp.
8.88% 9/15/2020	9/11/15	2,000	1,960	0.2
10.50% 9/15/2022	9/11/15	4,000	3,890	0.4
11.00% 9/15/2025	9/11/15- 9/29/15	11,920	11,610	1.3
Gardner Denver, Inc. 6.88% 8/15/2021	7/31/15- 9/17/15	15,311	15,023	1.6
Gates Global LLC / Gates Global Co. 6.00% 7/15/2022	7/28/15- 9/14/15	19,601	18,515	2.0
Hill-Rom Holdings, Inc. 5.75% 9/1/2023	8/18/15	1,000	1,002	0.1
Infinity Acquisition LLC / Infinity Acquisition Finance Corp. 7.25% 8/1/2022	7/15/14- 9/18/15	$31,862	$30,323	3.3%
Infor Software Parent LLC / Infor Software Parent, Inc. 7.13% 5/1/2021	4/3/14- 8/12/15	14,321	12,470	1.4
Infor US, Inc. 6.50% 5/15/2022	3/18/15- 9/17/15	6,930	6,422	0.7
Italics Merger Sub, Inc. 7.13% 7/15/2023	6/2/15- 9/16/15	17,806	17,190	1.9
Mallinckrodt International Finance S.A. / Mallinckrodt CB LLC 5.63% 10/15/2023	9/9/15	1,250	1,141	0.1
Midcontinent Communications & Midcontinent Finance Corp. 6.88% 8/15/2023	8/11/15- 8/31/15	4,010	3,985	0.4
Midstates Petroleum Co., Inc. / Midstates Petroleum Co. LLC 10.00% 6/1/2020	5/22/15- 6/30/15	13,477	9,642	1.1
National Financial Partners Corp. 9.00% 7/15/2021	5/12/15- 8/28/15	21,627	20,762	2.3
Neptune Finco Corp.
6.63% 10/15/2025	9/25/15	7,000	7,035	0.8
10.13% 1/15/2023	9/25/15	7,000	7,061	0.8
10.88% 10/15/2025	9/25/15- 9/30/15	21,052	21,210	2.3
Opal Acquisition, Inc. 8.88% 12/15/2021	4/15/14- 8/5/15	47,644	43,594	4.8
Paramount Resources Ltd. 6.88% 6/30/2023	5/21/15- 6/3/15	11,047	9,460	1.0
Parsley Energy LLC / Parsley Finance Corp. 7.50% 2/15/2022	1/15/15- 9/18/15	15,536	14,761	1.6
Pinnacle Operating Corp. 9.00% 11/15/2020	3/28/14- 6/22/15	18,373	17,323	1.9
Platform Specialty Products Corp. 6.50% 2/1/2022	9/9/15- 9/22/15	8,758	7,740	0.9
Quicken Loans, Inc. 5.75% 5/1/2025	5/1/15	4,030	3,790	0.4
Range Resources Corp. 4.88% 5/15/2025	5/7/15- 7/7/15	7,408	6,675	0.7

Artisan Partners Funds	49

Security	Acquisition Date(s)	Cost	Value	Percentage of Total Net Assets
Roofing Supply Group LLC / Roofing Supply Finance, Inc. 10.00% 6/1/2020	6/10/14- 7/14/15	$6,879	$7,358	0.8%
RSP Permian, Inc. 6.63% 10/1/2022	8/5/15	496	480	0.1
Schaeffler Finance BV 4.75% 5/15/2023	3/27/15- 7/1/15	3,474	3,378	0.4
Schaeffler Holding Finance BV 6.25% 11/15/2019	10/21/14- 4/1/15	5,126	5,300	0.6
6.75% 11/15/2022	10/21/14- 12/19/14	4,588	4,837	0.5
TPC Group, Inc. 8.75% 12/15/2020	7/15/15- 9/14/15	7,061	6,614	0.7
USI, Inc. 7.75% 1/15/2021	3/20/14- 9/30/15	56,617	55,367	6.1
Valeant Pharmaceuticals International, Inc.
5.88% 5/15/2023	3/13/15	2,000	1,917	0.2
6.13% 4/15/2025	3/13/15- 6/18/15	4,066	3,832	0.4
6.38% 10/15/2020	4/29/14- 5/11/15	8,873	8,452	0.9
Virgin Media Secured Finance plc 5.25% 1/15/2026	3/17/15- 9/14/15	14,756	13,800	1.5
Wayne Merger Sub LLC 8.25% 8/1/2023	7/30/15- 8/5/15	8,249	7,899	0.9
WR Grace & Co-Conn 5.13% 10/1/2021	7/8/15	2,024	1,975	0.2
York Risk Services Holding Corp. 8.50% 10/1/2022	9/17/14- 7/23/15	29,451	25,500	2.8

Total			$529,332	57.9%

(2)	The Fund considers the company to be from outside of the United States. See the Fund’s Statement of Additional Information for a description of the methodology used for issuer country classifications.

Security	Country	Trading Currency
Altice Financing S.A.	Luxembourg	U.S. dollar
Altice Finco S.A.	Luxembourg	U.S. dollar
Altice US Finance S.A.	Luxembourg	U.S. dollar
CD&R Millennium Holdco 6 S.a.r.l., Second Lien Term Loan	Germany	U.S. dollar
Cimpress N.V.	Netherlands	U.S. dollar
Endo Finance LLC / Endo Ltd. / Endo Finco, Inc.	Ireland	U.S. dollar
Mallinckrodt International Finance S.A. / Mallinckrodt CB LLC	Luxembourg	U.S. dollar
Paramount Resources Ltd.	Canada	U.S. dollar
RGL Reservoir Operations, Inc., First Lien Term Loan	Canada	U.S. dollar
Schaeffler Finance BV	Netherlands	U.S. dollar
Schaeffler Holding Finance BV, PIK	Netherlands	U.S. dollar
Valeant Pharmaceuticals International, Inc.	Canada	U.S. dollar
Virgin Media Secured Finance plc	United Kingdom	U.S. dollar

(3)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value rounds to less than $1, or less than 0.1% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(4)

Security has been deemed illiquid under procedures established by the board of directors of Artisan Partners Funds. In total, the value of securities deemed illiquid was $21,822, or 2.4% of total net assets.

(5)	Represents escrow for past due interest.
(6)	Amount rounds to less than $1.
(7)	Floating rate instruments, the rate disclosed was as of September 30, 2015.
(8)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	1.750%	5/15/2022	$93,909
U.S. Treasury Note	2.125%	1/31/2021	2,566

			$96,475

(9)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(PIK) Payment-in-kind security, may pay interest/dividend in additional par/shares.

Pursuant to the terms of the following bank loan agreements, the portfolio had unfunded loan commitments of $85,000 or 9.3% of the total net assets as of September 30, 2015, which could be extended at the option of the borrower:

Borrower	Unfunded Principal Amount	Unrealized Appreciation (Depreciation)
Beacon Roofing Supply, Inc. Bridge Term Loan	$45,000	-
Concordia Healthcare Corp. Bridge Term Loan	25,000	-
Team Finance LLC Bridge Term Loan	15,000	-

	$85,000	-

50	Artisan Partners Funds

CREDIT DIVERSIFICATION - September 30, 2015 (Unaudited)
Percentage of Total Investments
BBB	2.4%
BB	18.6
B	19.8
CCC	42.4
Unrated	6.9
Short-term investments	9.9

100.0%

Credit quality ratings apply to the underlying holdings of the Fund and not the Fund itself. The credit quality ratings shown above reflect the highest rating assigned by either Standard & Poor’s or Moody’s Investor Services (shown using the rating scale of Standard & Poor’s). Investments designated as unrated are not rated by either rating agency. Credit quality ratings are subjective opinions, not statements of fact, and are subject to change.

High income securities are speculative, have a higher degree of default risk than higher-rate bonds and may increase the Fund’s volatility. The Fund typically invests a significant portion of its assets in lower-rated high income securities (e.g. CCC).

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
USI, Inc.	United States	6.1%
Altice S.A.	Luxembourg	4.9
Opal Acquisition, Inc.	United States	4.8
VEREIT, Inc.	United States	4.6
Renaissance Learning, Inc.	United States	4.0
Infinity Acquisition LLC / Infinity Acquisition Finance Corp.	United States	3.3
Charter Communications, Inc.	United States	3.1
York Risk Services Holding Corp.	United States	2.8
Callon Petroleum Co.	United States	2.6
Range Resources Corp.	United States	2.5

Total		38.7%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	51

ARTISAN INTERNATIONAL FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS AND EQUITY-LINKED SECURITIES - 95.1%

BELGIUM - 3.5%
Anheuser-Busch InBev N.V.(1)	2,921,468	$310,301
Telenet Group Holding N.V.(1)(2)	2,784,876	159,684
UCB S.A.(1)	1,909,441	149,447

		619,432
CHINA - 7.9%
Baidu, Inc. (DR)(2)	4,982,967	684,710
Beijing Enterprises Holdings Ltd.(1)	7,227,000	43,656
Beijing Enterprises Water Group Ltd.(1)(2)	25,373,000	17,938
Ping An Insurance Group Co. of China Ltd., Class H(1)	39,827,452	198,783
Tencent Holdings Ltd.(1)	26,465,977	445,807

		1,390,894
FRANCE - 5.1%
L’Oreal S.A.(1)	834,171	145,051
LVMH Moet Hennessy Louis Vuitton SE(1)	965,264	164,715
Orange S.A.(1)	9,340,218	141,253
Pernod Ricard S.A.(1)	1,530,613	154,555
Zodiac Aerospace(1)	12,663,986	289,876

		895,450
GERMANY - 10.9%
Allianz SE(1)	1,245,131	195,156
Bayer AG(1)	6,428,066	821,560
Beiersdorf AG(1)	3,027,329	267,867
Deutsche Post AG(1)	895,742	24,791
Linde AG(1)	3,003,331	486,493
Vonovia SE(1)	3,036,296	97,597
Wirecard AG(1)	657,781	31,447

		1,924,911
HONG KONG - 3.4%
AIA Group Ltd.(1)	112,916,532	587,905

INDIA - 2.3%
Adani Ports & Special Economic Zone Ltd.(1)	4,015,360	18,360
Housing Development Finance Corp. Ltd.(1)	12,548,732	232,343
Infosys Ltd. (DR)	7,916,055	151,117

		401,820
IRELAND - 1.2%
Ryanair Holdings plc, Equity-Linked Security(1)(3)(4)(5)	14,798,334	216,563
ITALY - 1.7%
Mediaset S.p.A.(1)	29,957,854	$138,082
Telecom Italia S.p.A.(1)(2)	134,312,202	165,138

		303,220
JAPAN - 7.7%
IHI Corp.(1)	63,733,422	164,099
NGK Insulators Ltd.(1)	12,110,861	232,444
Olympus Corp.(1)	11,353,613	353,560
Ono Pharmaceutical Co., Ltd.(1)	245,676	29,221
Sumitomo Mitsui Financial Group, Inc.(1)	2,114,876	80,508
Toyota Motor Corp.(1)	8,405,581	494,369

		1,354,201
KOREA - 0.0%†
Orion Corp.(1)	2,079	1,659

MEXICO - 2.6%
Grupo Televisa S.A.B. (DR)	17,606,674	458,126

NETHERLANDS - 2.7%
ASML Holding N.V.(1)	5,468,032	479,397

SPAIN - 1.2%
Grifols S.A.(1)	2,618,171	108,298
Grifols S.A. (DR)	3,213,464	97,689

		205,987
SWEDEN - 1.0%
Swedbank AB, Class A(1)	7,951,459	175,867

SWITZERLAND - 13.5%
Actelion Ltd.(1)(2)	2,063,821	262,533
Adecco S.A.(1)(2)	3,117,738	228,608
Credit Suisse Group AG(1)(2)	7,829,215	188,353
Nestle S.A.(1)	7,146,562	538,182
Novartis AG(1)	2,694,560	248,209
Roche Holding AG(1)(5)	1,943,046	513,652
Syngenta AG(1)	1,243,737	399,468

		2,379,005
UNITED KINGDOM - 14.2%
Babcock International Group plc(1)	6,578,411	91,003
Barclays plc(1)	40,036,936	148,019
BT Group plc(1)	37,743,373	240,173
Carnival plc(1)	4,891,080	252,461
Croda International plc(1)	4,733,690	194,426
Diageo plc(1)	204,896	5,514
Imperial Tobacco Group plc(1)	3,540,014	183,225
InterContinental Hotels Group plc(1)	4,638,469	160,412

52	Artisan Partners Funds

	Shares Held	Value
UNITED KINGDOM (CONTINUED)
International Consolidated Airlines Group S.A.(1)(2)	36,611,708	$326,732
Johnson Matthey plc(1)	8,752,085	325,104
Lloyds Banking Group plc(1)	222,151,976	253,247
WPP plc(1)	14,962,129	311,584

		2,491,900
UNITED STATES - 16.2%
Autoliv, Inc. (DR)(1)	1,854,247	201,725
Cognizant Technology Solutions Corp., Class A(2)	5,003,427	313,265
Delphi Automotive plc	4,666,735	354,858
Liberty Global plc, Class A(2)	6,878,312	295,355
Liberty Global plc, Series C(2)(5)	11,425,608	468,678
Liberty Global plc LiLAC, Class A(2)	161,880	5,454
Liberty Global plc LiLAC, Class C(2)(5)	354,965	12,154
Medtronic plc	12,069,025	807,901
Royal Caribbean Cruises Ltd.	2,050,707	182,697
TE Connectivity Ltd.	1,528,203	91,524
WABCO Holdings, Inc.(2)	1,039,890	109,012

		2,842,623

Total common stocks and equity-linked securities (Cost $15,774,199)		16,728,960

PREFERRED STOCKS - 1.3%

GERMANY - 1.3%
Henkel AG & Co. KGaA(1)(5)	1,491,630	153,259
Porsche Automobil Holding SE(1)(5)	1,837,748	78,219

		231,478

Total preferred stocks (Cost $262,274)		231,478
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 3.5%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $619,768 (Cost $619,768)(6)	$619,768	$619,768

Total investments - 99.9% (Cost $16,656,241)		17,580,206

Other assets less liabilities - 0.1%		14,877

Total net assets - 100.0%(7)		$17,595,083

†	Amount rounds to less than 0.1%.
(1)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $12,927,898, or 73.5% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(2)	Non-income producing security.
(3)

Security is restricted. The security was acquired in a transaction pursuant to Rule 144A of the Securities Act of 1933 on the date or during the period noted below. The shares of the security may be resold in transactions exempt from registration to qualified institutional buyers.

Security	Acquisition Date(s)	Cost	Value	Percentage of Total Net Assets
Ryanair Holdings plc	11/14/2013- 7/15/2015	$131,712	$216,563	1.2%

(4)

Security is an equity-linked participation certificate issued by HSBC Bank plc. As described in 2(h) in Notes to Financial Statements, equity-linked participation certificates are subject to counterparty risk with respect to the bank or broker-dealer that issues them.

(5)	Non-voting shares.
(6)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.125%	12/31/2021	$87,148
U.S. Treasury Bond	3.125%	2/15/2043	545,020

			$632,168

(7)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$3,738,573	21.3%
Consumer Staples	1,759,613	10.0
Financials	2,157,778	12.3
Health Care	3,392,070	19.3
Industrials	1,745,144	9.9
Information Technology	2,197,267	12.5
Materials	1,405,491	8.0
Telecommunication Services	546,564	3.1
Utilities	17,938	0.1
Short-term investments	619,768	3.5

Total investments	$17,580,206	100.0%

Artisan Partners Funds	53

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
British pound	$2,491,900	14.2%
Euro	4,562,186	26.0
Hong Kong dollar	1,294,089	7.4
Indian rupee	250,703	1.4
Japanese yen	1,354,201	7.7
Korean won	1,659	— (1)
Swedish krona	377,592	2.1
Swiss franc	2,379,005	13.5
U.S. dollar	4,868,871	27.7

Total investments	$17,580,206	100.0%

(1)	Represents less than 0.1% of total investments.

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Bayer AG	Germany	4.7%
Medtronic plc	United States	4.6
Liberty Global plc	United States	4.4
Baidu, Inc.	China	3.9
AIA Group Ltd.	Hong Kong	3.4
Nestle S.A.	Switzerland	3.0
Roche Holding AG	Switzerland	2.9
Toyota Motor Corp.	Japan	2.8
Linde AG	Germany	2.8
ASML Holding N.V.	Netherlands	2.7

Total		35.2%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

54	Artisan Partners Funds

ARTISAN INTERNATIONAL SMALL CAP FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 91.2%

CANADA - 1.2%
CAE, Inc.	1,075,211	$11,393

CHINA - 17.9%
21Vianet Group, Inc. (DR)(1)	2,323,899	42,481
Beijing Enterprises Water Group Ltd.(1)(2)	74,166,000	52,433
China Everbright International Ltd.(2)	33,717,000	47,792
China Oil & Gas Group Ltd.(1)(2)	141,720,000	8,869
CT Environmental Group Ltd.(2)	64,600,000	20,181

		171,756
DENMARK - 3.1%
Royal Unibrew AS(2)	799,730	29,986

FINLAND - 2.4%
Huhtamaki Oyj(2)	764,429	23,379

FRANCE - 3.0%
Elis S.A.(2)	1,822,833	28,420

GERMANY - 11.6%
CompuGroup Medical AG(2)	301,251	9,951
CTS Eventim AG & Co., KGaA(2)	133,822	4,954
Norma Group SE(2)	388,411	19,062
Wirecard AG(2)	1,621,708	77,531

		111,498
GREECE - 1.1%
JUMBO S.A.(2)	1,215,835	10,692

IRELAND - 1.3%
Glanbia plc(2)	697,035	12,978

ITALY - 10.6%
Davide Campari-Milano S.p.A.(2)	1,612,413	12,865
Ei Towers S.p.A.(2)	492,863	30,345
Hera S.p.A.(2)	1,637,053	4,254
Infrastrutture Wireless Italiane S.p.A.(1)(2)	6,459,191	31,674
RAI Way S.p.A.(2)	4,685,890	22,429

		101,567
JAPAN - 0.8%
Sugi Holdings Co., Ltd.(2)	164,800	7,425

SINGAPORE - 1.3%
Petra Foods Ltd.(2)	6,976,900	12,314
SPAIN - 9.4%
Almirall S.A.(2)	1,452,236	$25,916
Cellnex Telecom SAU(1)(2)	1,487,419	25,312
Ebro Foods S.A.(2)	1,070,953	21,058
Inmobiliaria Colonial S.A.(1)(2)	3,860,023	2,686
Melia Hotels International S.A.(2)	1,081,665	15,061

		90,033
SWEDEN - 3.0%
Cloetta AB, Class B(1)(2)	8,656,323	24,745
Meda AB, Class A(2)	306,393	4,387

		29,132
SWITZERLAND - 4.7%
Comet Holding AG(1)(2)(3)	40,085	27,745
Tecan Group AG(2)	126,478	17,845

		45,590
TAIWAN - 4.3%
Ginko International Co., Ltd.(2)(3)	4,043,000	40,930

UNITED KINGDOM - 15.5%
Babcock International Group plc(2)	2,287,357	31,642
Cable & Wireless Communications plc(2)	19,331,681	16,243
Dignity plc(2)	498,058	17,950
Essentra plc(2)	1,462,380	17,430
Hays plc(2)	10,744,455	24,978
Rathbone Brothers plc(2)	559,329	17,453
Spire Healthcare Group plc(2)	1,317,955	7,193
Synergy Health plc(1)(2)	503,914	16,565

		149,454

Total common stocks (Cost $720,567)		876,547
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 8.2%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $78,327 (Cost $78,327)(4)	$78,327	$78,327

Total investments - 99.4% (Cost $798,894)		954,874

Other assets less liabilities - 0.6%		6,161

Total net assets - 100.0%(5)		$961,035

Artisan Partners Funds	55

(1)	Non-income producing security.
(2)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $822,673, or 85.6% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(3)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(4)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Notes	2.125%	6/30/2022	$79,898

(5)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$71,086	7.4%
Consumer Staples	121,371	12.7
Financials	20,139	2.1
Health Care	122,787	12.9
Industrials	163,287	17.1
Information Technology	178,102	18.6
Materials	40,809	4.3
Telecommunication Services	73,229	7.7
Utilities	85,737	9.0
Short-term investments	78,327	8.2

Total investments	$954,874	100.0%

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
British pound	$149,454	15.7%
Canadian dollar	11,393	1.2
Danish krone	29,986	3.1
Euro	378,567	39.6
Hong Kong dollar	129,275	13.5
Japanese yen	7,425	0.8
Singapore dollar	12,314	1.3
Swedish krona	29,132	3.0
Swiss franc	45,590	4.8
Taiwan dollar	40,930	4.3
U.S. dollar	120,808	12.7

Total investments	$954,874	100.0%

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Wirecard AG	Germany	8.1%
Beijing Enterprises Water Group Ltd.	China	5.5
China Everbright International Ltd.	China	5.0
21Vianet Group, Inc.	China	4.4
Ginko International Co., Ltd.	Taiwan	4.3
Infrastrutture Wireless Italiane S.p.A.	Italy	3.3
Babcock International Group plc	United Kingdom	3.3
Ei Towers S.p.A.	Italy	3.2
Royal Unibrew AS	Denmark	3.1
Elis S.A.	France	3.0

Total		43.2%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

56	Artisan Partners Funds

ARTISAN INTERNATIONAL VALUE FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 85.9%

BELGIUM - 2.1%
Groupe Bruxelles Lambert S.A.(1)	3,022,945	$228,327

BRAZIL - 1.6%
Telefonica Brasil S.A. (DR)	18,793,447	171,584

CANADA - 1.9%
Imperial Oil Ltd.	6,427,899	203,650

CHINA - 3.4%
Baidu, Inc. (DR)(2)	1,921,888	264,087
New Oriental Education & Technology Group, Inc. (DR)	4,849,157	98,001

		362,088
DENMARK - 4.7%
Carlsberg AS, Class B(1)	2,750,049	211,638
ISS AS(1)(3)	8,567,470	284,979

		496,617
FRANCE - 1.6%
Sodexo S.A.(1)	619,018	51,345
Vivendi S.A.(1)	5,089,061	120,483

		171,828
GERMANY - 1.4%
Deutsche Boerse AG(1)	1,740,514	149,832

JAPAN - 4.8%
Credit Saison Co., Ltd.(1)	6,621,947	120,517
Kao Corp.(1)	555,723	25,249
Stanley Electric Co., Ltd.(1)(3)	9,306,804	186,432
Tokyo Electron Ltd.(1)	3,866,435	182,752

		514,950
KOREA - 5.4%
Kia Motors Corp.(1)	3,282,069	148,875
Samsung Electronics Co., Ltd.(1)	439,407	422,576

		571,451
NETHERLANDS - 6.0%
ING Groep N.V. (DR)(1)	29,806,293	423,121
RELX N.V.(1)	3,754,955	61,305
TNT Express N.V.(1)	19,487,155	148,468

		632,894
NORWAY - 1.7%
Aker Solutions ASA(1)(3)	17,389,284	$60,172
Orkla ASA(1)	15,900,871	118,117

		178,289
SWITZERLAND - 14.4%
ABB Ltd.(1)(2)	19,604,065	347,179
Adecco S.A.(1)(2)	2,063,523	151,308
Novartis AG(1)	2,838,705	261,487
Panalpina Welttransport Holding AG(1)(3)	1,988,088	217,607
Pargesa Holding S.A.(1)	1,335,129	78,443
UBS Group AG(1)	25,253,504	467,976

		1,524,000
UNITED KINGDOM - 23.9%
Amec Foster Wheeler plc(1)	9,614,979	104,478
Compass Group plc(1)	32,149,323	513,267
Diageo plc(1)	5,030,653	135,377
Lloyds Banking Group plc(1)	212,233,209	241,940
QinetiQ Group plc(1)	25,117,294	85,824
RELX plc(1)	24,496,427	420,374
Royal Bank of Scotland Group plc(1)(2)	88,535,074	423,069
Serco Group plc(1)(2)	23,525,317	36,337
TESCO plc(1)	121,640,045	338,003
Unilever plc(DR)	2,652,066	108,151
Vesuvius plc(1)(3)	23,945,533	127,891

		2,534,711
UNITED STATES - 13.0%
Accenture plc, Class A	1,280,895	125,861
Arch Capital Group Ltd.(2)(3)	6,225,338	457,376
Flextronics International Ltd.(2)	18,656,741	196,642
Medtronic plc	4,656,429	311,701
TE Connectivity Ltd.	4,783,724	286,497

		1,378,077

Total common stocks (Cost $8,156,937)		9,118,298

PREFERRED STOCKS - 0.4%

BRAZIL - 0.1%
Telefonica Brasil S.A.(4)	1,874,694	17,340

KOREA - 0.3%
Samsung Electronics Co., Ltd.(1)(4)	37,841	29,485

Total preferred stocks (Cost $58,350)		46,825

Artisan Partners Funds	57

	Principal Amount	Value
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 13.6%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $1,440,116 (Cost $1,440,116)(5)	$1,440,116	$1,440,116

Total investments - 99.9% (Cost $9,655,403)		10,605,239

Other assets less liabilities - 0.1%		13,750

Total net assets - 100.0%(6)		$10,618,989

(1)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $6,924,233, or 65.2% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(2)	Non-income producing security.
(3)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(4)	Non-voting shares.
(5)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	1.750%	4/30/2022	$45,640
U.S. Treasury Note	1.875%	5/31/2022	44,605
U.S. Treasury Note	2.000%	8/31/2021	153,375
U.S. Treasury Note	2.125%	1/31/2021	266,345
U.S. Treasury Note	2.125%	8/15/2021	180,442
U.S. Treasury Note	2.125%	9/30/2021	128,281
U.S. Treasury Note	2.125%	12/31/2021	396,226
U.S. Treasury Note	2.500%	8/15/2023	1,868
U.S. Treasury Note	3.125%	5/15/2021	164,320
U.S. Treasury Bond	3.625%	8/15/2043	37,365
U.S. Treasury Bond	8.000%	11/15/2021	50,456

			$1,468,923

(6)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR)	Depositary Receipt, voting rights may vary.

PORTFOLIO DIVERSIFICATION - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Consumer Discretionary	$1,600,082	15.1%
Consumer Staples	936,535	8.8
Energy	368,300	3.5
Financials	2,590,601	24.4
Health Care	573,188	5.4
Industrials	1,399,593	13.2
Information Technology	1,507,900	14.2
Telecommunication Services	188,924	1.8
Short-term investments	1,440,116	13.6

Total investments	$10,605,239	100.0%

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Brazilian real	$17,340	0.2%
British pound	2,426,560	22.9
Canadian dollar	203,650	1.9
Danish krone	496,617	4.7
Euro	1,182,881	11.1
Japanese yen*	514,950	4.8
Korean won	600,936	5.7
Norwegian krone	178,289	1.7
Swiss franc	1,524,000	14.4
U.S. dollar	3,460,016	32.6

Total investments	$10,605,239	100.0%

*	Currency exposure is offset by foreign currency forward contracts noted in the table below (in thousands):

Counterparty	Contract Settlement Date	Contract Amount				Unrealized Depreciation
		Deliver		Receive
State Street Bank and Trust Company	2/10/2016	JPY	28,655,327	USD	230,258	$(9,267)

JPY - Japanese yen

USD - U.S. dollar

58	Artisan Partners Funds

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Compass Group plc	United Kingdom	4.8%
UBS Group AG	Switzerland	4.4
Arch Capital Group Ltd.	United States	4.3
Samsung Electronics Co., Ltd.	Korea	4.3
ING Groep N.V.	Netherlands	4.0
Royal Bank of Scotland Group plc	United Kingdom	4.0
RELX plc	United Kingdom	4.0
ABB Ltd.	Switzerland	3.3
TESCO plc	United Kingdom	3.2
Medtronic plc	United States	2.9

Total		39.2%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	59

ARTISAN MID CAP FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 94.9%

CONSUMER DISCRETIONARY - 20.8%
Distributors - 3.8%
LKQ Corp.(1)	11,791,744	$334,414

Hotels, Restaurants & Leisure - 3.2%
ARAMARK	1,452,258	43,045
Chipotle Mexican Grill, Inc.(1)	338,811	244,029

		287,074
Household Durables - 0.3%
Harman International Industries, Inc.	244,436	23,463

Internet & Catalog Retail - 2.2%
Ctrip.com International Ltd. (DR)(1)(2)	464,173	29,326
JD.com, Inc. (DR)(1)(2)	3,595,885	93,709
Netflix, Inc.(1)	701,777	72,466

		195,501
Multiline Retail - 1.1%
Dollar Tree, Inc.(1)	1,411,695	94,104

Specialty Retail - 9.0%
CarMax, Inc.(1)	384,859	22,830
Michaels Cos., Inc.(1)	3,014,132	69,627
Signet Jewelers Ltd.	1,784,369	242,906
Tiffany & Co.	755,164	58,314
Tractor Supply Co.	2,264,686	190,958
Ulta Salon Cosmetics & Fragrance, Inc.(1)	732,826	119,707
Williams-Sonoma, Inc.	1,178,421	89,972

		794,314
Textiles, Apparel & Luxury Goods - 1.2%
Lululemon Athletica, Inc.(1)	877,074	44,424
Under Armour, Inc., Class A(1)	679,236	65,736

		110,160
CONSUMER STAPLES - 2.4%
Beverages - 1.1%
Monster Beverage Corp.(1)	697,609	94,275

Food Products - 1.3%
WhiteWave Foods Co., Class A(1)	2,826,613	113,488
ENERGY - 1.7%
Oil, Gas & Consumable Fuels - 1.7%
Cimarex Energy Co.	981,269	$100,560
Concho Resources, Inc.(1)	473,587	46,554

		147,114
FINANCIALS - 6.4%
Banks - 1.1%
PacWest Bancorp	2,180,628	93,353

Capital Markets - 1.9%
TD Ameritrade Holding Corp.	5,393,454	171,727

Diversified Financial Services - 3.4%
Intercontinental Exchange, Inc.	225,251	52,932
McGraw Hill Financial, Inc.	2,841,202	245,764

		298,696
HEALTH CARE - 23.7%
Biotechnology - 9.3%
Alkermes plc(1)	1,976,860	115,982
Cepheid, Inc.(1)	2,626,212	118,705
Incyte Corp.(1)	1,101,403	121,518
Regeneron Pharmaceuticals, Inc.(1)	870,114	404,725
Seattle Genetics, Inc.(1)	1,671,216	64,442

		825,372
Health Care Equipment & Supplies - 4.4%
Becton Dickinson & Co.	1,029,187	136,532
Boston Scientific Corp.(1)	8,338,487	136,834
DexCom, Inc.(1)	1,293,838	111,089

		384,455
Health Care Providers & Services - 3.5%
Cigna Corp.	1,470,835	198,592
Envision Healthcare Holdings, Inc.(1)	3,004,284	110,528

		309,120
Health Care Technology - 3.6%
athenahealth, Inc.(1)	1,263,487	168,486
Cerner Corp.(1)	2,507,201	150,332

		318,818
Life Sciences Tools & Services - 2.9%
Illumina, Inc.(1)	1,450,311	254,994

INDUSTRIALS - 16.8%
Aerospace & Defense - 1.6%
Textron, Inc.	3,825,892	144,006

60	Artisan Partners Funds

	Shares Held	Value
INDUSTRIALS (CONTINUED)
Building Products - 3.0%
Fortune Brands Home & Security, Inc.	5,503,647	$261,258

Commercial Services & Supplies - 1.6%
Waste Connections, Inc.	2,900,200	140,892

Electrical Equipment - 4.7%
AMETEK, Inc.	6,058,607	316,986
Hubbell, Inc., Class B	418,009	35,510
Sensata Technologies Holding N.V.(1)	1,481,404	65,686

		418,182
Professional Services - 5.9%
IHS, Inc., Class A(1)(3)	3,101,243	359,744
Verisk Analytics, Inc., Class A(1)	2,125,371	157,086

		516,830
INFORMATION TECHNOLOGY - 20.8%
Communications Equipment - 1.4%
Palo Alto Networks, Inc.(1)	726,573	124,970

Internet Software & Services - 2.4%
LinkedIn Corp., Class A(1)	482,138	91,669
Pandora Media, Inc.(1)	4,034,469	86,095
Twitter, Inc.(1)	1,301,483	35,062

		212,826
IT Services - 4.1%
Gartner, Inc.(1)	1,881,523	157,916
Global Payments, Inc.	1,736,273	199,203

		357,119
Semiconductors & Semiconductor Equipment - 2.0%
Applied Materials, Inc.	1,751,737	25,733
Freescale Semiconductor Ltd.(1)	1,817,181	66,473
NXP Semiconductors N.V.(1)	945,678	82,340

		174,546
Software - 10.9%
Activision Blizzard, Inc.	979,418	30,254
Aspen Technology, Inc.(1)	3,123,153	118,399
Autodesk, Inc.(1)	1,954,716	86,281
Electronic Arts, Inc.(1)	4,048,951	274,316
Guidewire Software, Inc.(1)	1,473,293	77,466
Intuit, Inc.	531,895	47,206
Mobileye N.V.(1)(2)	1,336,219	60,771
ServiceNow, Inc.(1)	2,224,788	154,512
Workday, Inc., Class A(1)	1,673,891	115,264

		964,469
MATERIALS - 1.3%
Chemicals - 1.3%
RPM International, Inc.	2,737,047	$114,655

TELECOMMUNICATION SERVICES - 1.0%
Diversified Telecommunication Services - 1.0%
Level 3 Communications, Inc.(1)	2,072,485	90,547

Total common stocks (Cost $6,298,174)		8,370,742
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 5.7%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $501,889 (Cost $501,889)(4)	$501,889	$501,889

Total investments - 100.6% (Cost $6,800,063)		8,872,631

Other assets less liabilities - (0.6)%		(48,823)

Total net assets - 100.0%(5)		$8,823,808

(1)	Non-income producing security.
(2)	The Fund considers the company to be from outside of the United States. See the Fund’s Statement of Additional Information for a description of the methodology used for issuer country classifications.

Security	Country	Trading Currency
Ctrip.com International Ltd. (DR)	China	U.S. dollar
JD.com, Inc. (DR)	China	U.S. dollar
Mobileye N.V.	Israel	U.S. dollar

(3)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(4)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Bond	3.625%	8/15/2043	$511,929

(5)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

(DR) Depositary Receipt, voting rights may vary.

Artisan Partners Funds	61

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Regeneron Pharmaceuticals, Inc.	United States	4.6%
IHS, Inc.	United States	4.1
LKQ Corp.	United States	3.8
AMETEK, Inc.	United States	3.6
Electronic Arts, Inc.	United States	3.1
Fortune Brands Home & Security, Inc.	United States	3.0
Illumina, Inc.	United States	2.9
McGraw Hill Financial, Inc.	United States	2.8
Chipotle Mexican Grill, Inc.	United States	2.7
Signet Jewelers Ltd.	United States	2.7

Total		33.3%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

62	Artisan Partners Funds

ARTISAN MID CAP VALUE FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 94.3%

CONSUMER DISCRETIONARY - 17.6%
Auto Components - 1.6%
Gentex Corp.	6,551,642	$101,551

Automobiles - 2.1%
Harley-Davidson, Inc.	2,483,122	136,323

Diversified Consumer Services - 2.0%
H&R Block, Inc.	3,679,070	133,182

Internet & Catalog Retail - 3.9%
Liberty Interactive Corp., Class A(1)	4,968,729	130,330
Liberty Ventures, Class A(1)	3,003,197	121,179

		251,509
Leisure Equipment & Products - 0.9%
Mattel, Inc.	2,658,789	55,994

Media - 3.3%
Omnicom Group, Inc.	1,975,010	130,153
TEGNA, Inc.	3,865,160	86,541

		216,694
Multiline Retail - 0.8%
Nordstrom, Inc.	743,803	53,338

Specialty Retail - 1.8%
Bed Bath & Beyond, Inc.(1)	2,086,595	118,978

Textiles, Apparel & Luxury Goods - 1.2%
Coach, Inc.	2,728,888	78,947

CONSUMER STAPLES - 1.5%
Food & Staples Retailing - 1.5%
Kroger Co.	2,744,417	98,991

ENERGY - 6.3%
Energy Equipment & Services - 1.2%
Helmerich & Payne, Inc.	782,211	36,967
McDermott International, Inc.(1)	8,521,556	36,643

		73,610
ENERGY (CONTINUED)
Oil, Gas & Consumable Fuels - 5.1%
Apache Corp.	2,381,402	$93,256
Denbury Resources, Inc.	12,419,877	30,305
Hess Corp.	1,633,681	81,782
SM Energy Co.	2,205,315	70,658
Southwestern Energy Co.(1)	4,555,655	57,811

		333,812
FINANCIALS - 24.6%
Banks - 3.3%
Fifth Third Bancorp	6,177,176	116,811
M&T Bank Corp.	815,721	99,477

		216,288
Diversified Financial Services - 1.7%
Intercontinental Exchange, Inc.	475,021	111,625

Insurance - 17.4%
Alleghany Corp.(1)	413,466	193,547
Allied World Assurance Co. Holdings AG	2,791,011	106,533
Allstate Corp.	2,569,521	149,649
Aon plc	1,568,829	139,014
Arch Capital Group Ltd.(1)(2)	2,442,126	179,423
Loews Corp.	2,517,332	90,976
Progressive Corp.	4,285,823	131,318
Torchmark Corp.	2,585,472	145,821

		1,136,281
Real Estate Investment Trusts (REITs) - 2.2%
American Capital Agency Corp.	3,964,292	74,132
Hatteras Financial Corp.	4,400,276	66,664

		140,796
INDUSTRIALS - 14.7%
Aerospace & Defense - 2.5%
L-3 Communications Holdings, Inc.	441,931	46,191
Rockwell Collins, Inc.	1,454,376	119,026

		165,217
Commercial Services & Supplies - 1.6%
Republic Services, Inc.	2,550,702	105,089

Construction & Engineering - 5.7%
Fluor Corp.	2,508,587	106,239
Jacobs Engineering Group, Inc.(1)	3,438,971	128,721

Artisan Partners Funds	63

	Shares Held	Value
INDUSTRIALS (CONTINUED)
Construction & Engineering (Continued)
Quanta Services, Inc.(1)	5,585,520	$135,225

		370,185
Electrical Equipment - 1.0%
Hubbell, Inc., Class B	781,791	66,413

Machinery - 2.3%
Joy Global, Inc.(2)	4,199,074	62,692
Kennametal, Inc.	3,588,403	89,315

		152,007
Professional Services - 1.0%
ManpowerGroup, Inc.	751,918	61,574

Road & Rail - 0.6%
Ryder System, Inc.	490,972	36,352

INFORMATION TECHNOLOGY - 17.0%
Electronic Equipment, Instruments & Components - 9.9%
Arrow Electronics, Inc.(1)	3,378,316	186,753
Avnet, Inc.	4,920,841	210,022
FLIR Systems, Inc.	5,067,474	141,839
Keysight Technologies, Inc.(1)	3,387,691	104,476

		643,090
Internet Software & Services - 1.7%
IAC/InterActiveCorp	1,674,117	109,270

IT Services - 1.6%
Teradata Corp.(1)	3,586,024	103,851

Semiconductors & Semiconductor Equipment - 2.4%
Analog Devices, Inc.	2,203,006	124,272
KLA-Tencor Corp.	630,330	31,516

		155,788
Software - 1.4%
Synopsys, Inc.(1)	2,052,805	94,798

MATERIALS - 7.5%
Chemicals - 3.8%
Celanese Corp., Class A	2,321,727	137,377
Mosaic Co.	3,559,177	110,726

		248,103
Metals & Mining - 3.7%
Goldcorp, Inc.(3)	9,033,795	113,103
Kinross Gold Corp.(1)(3)	21,630,389	37,204
MATERIALS (CONTINUED)
Metals & Mining (Continued)
Nucor Corp.	2,496,694	$93,751

		244,058
UTILITIES - 5.1%
Electric Utilities - 2.9%
Edison International	1,502,005	94,731
OGE Energy Corp.	3,479,267	95,193

		189,924
Multi-Utilities - 2.2%
SCANA Corp.	2,566,373	144,384

Total common stocks (Cost $5,519,263)		6,148,022
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 6.2%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $405,627 (Cost $405,627)(4)	$405,627	$405,627

Total investments - 100.5% (Cost $5,924,890)		6,553,649

Other assets less liabilities - (0.5)%		(33,889)

Total net assets - 100.0%(5)		$6,519,760

(1)	Non-income producing security.
(2)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(3)	The Fund considers the company to be from outside of the United States. See the Fund’s Statement of Additional Information for a description of the methodology used for issuer country classifications.

Security	Country	Trading Currency
Goldcorp, Inc.	Canada	U.S. dollar
Kinross Gold Corp.	Canada	U.S. dollar

(4)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	1.750%	4/30/2022	$252,580
U.S. Treasury Note	1.750%	5/15/2022	80,173
U.S. Treasury Note	2.125%	6/30/2022	80,989

			$413,742

(5)	Percentages for the various classifications relate to total net assets.

64	Artisan Partners Funds

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Avnet, Inc.	United States	3.2%
Alleghany Corp.	United States	3.0
Arrow Electronics, Inc.	United States	2.9
Arch Capital Group Ltd.	United States	2.8
Allstate Corp.	United States	2.3
Torchmark Corp.	United States	2.2
SCANA Corp.	United States	2.2
FLIR Systems, Inc.	United States	2.2
Aon plc	United States	2.1
Celanese Corp.	United States	2.1

Total		25.0%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	65

ARTISAN SMALL CAP FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 94.8%

CONSUMER DISCRETIONARY - 14.8%
Auto Components - 1.8%
Gentherm, Inc.(1)	516,682	$23,209

Distributors - 2.1%
LKQ Corp.(1)	953,900	27,053

Diversified Consumer Services - 2.7%
Bright Horizons Family Solutions, Inc.(1)	428,755	27,543
Nord Anglia Education, Inc.(1)	289,346	5,883

		33,426
Hotels, Restaurants & Leisure - 3.2%
Dunkin’ Brands Group, Inc.	811,259	39,752

Internet & Catalog Retail - 0.3%
MakeMyTrip Ltd.(1)(2)	322,407	4,433

Media - 0.7%
Imax Corp.(1)	246,912	8,343

Multiline Retail - 0.9%
Burlington Stores, Inc.(1)	216,778	11,064

Specialty Retail - 2.2%
Boot Barn Holdings, Inc.(1)	203,042	3,742
Restoration Hardware Holdings, Inc.(1)	253,186	23,625

		27,367
Textiles, Apparel & Luxury Goods - 0.9%
Deckers Outdoor Corp.(1)	199,818	11,601

CONSUMER STAPLES - 1.0%
Food & Staples Retailing - 1.0%
PriceSmart, Inc.	159,099	12,305

ENERGY - 1.4%
Oil, Gas & Consumable Fuels - 1.4%
Diamondback Energy, Inc.(1)	103,600	6,692
Oasis Petroleum, Inc.(1)	494,897	4,296
SemGroup Corp., Class A	150,237	6,496

		17,484
HEALTH CARE - 22.6%
Biotechnology - 8.0%
Agios Pharmaceuticals, Inc.(1)	36,996	2,612
HEALTH CARE (CONTINUED)
Biotechnology (Continued)
Alnylam Pharmaceuticals, Inc.(1)	135,843	$10,916
Bluebird Bio, Inc.(1)	54,670	4,677
Cepheid, Inc.(1)	823,167	37,207
Exact Sciences Corp.(1)	816,141	14,682
Incyte Corp.(1)	173,767	19,172
Isis Pharmaceuticals, Inc.(1)	41,726	1,687
Seattle Genetics, Inc.(1)	249,052	9,603

		100,556
Health Care Equipment & Supplies - 7.7%
DexCom, Inc.(1)	796,694	68,404
GenMark Diagnostics, Inc.(1)	1,265,403	9,959
K2M Group Holdings, Inc.(1)	284,077	5,284
Nevro Corp.(1)	139,286	6,461
NuVasive, Inc.(1)	135,524	6,535

		96,643
Health Care Providers & Services - 2.2%
Surgical Care Affiliates, Inc.(1)	291,851	9,541
Team Health Holdings, Inc.(1)	339,147	18,324

		27,865
Health Care Technology - 3.9%
athenahealth, Inc.(1)	326,491	43,538
Inovalon Holdings, Inc., Class A(1)	235,674	4,909

		48,447
Life Sciences Tools & Services - 0.8%
NeoGenomics, Inc.(1)	1,724,783	9,883

INDUSTRIALS - 16.9%
Aerospace & Defense - 5.2%
Taser International, Inc.(1)	1,705,153	37,556
Teledyne Technologies, Inc.(1)	304,500	27,496

		65,052
Air Freight & Logistics - 1.3%
Forward Air Corp.	399,750	16,586

Commercial Services & Supplies - 0.3%
Brady Corp., Class A(3)	179,012	3,519

Electrical Equipment - 5.9%
Acuity Brands, Inc.	394,093	69,195
Generac Holdings, Inc.(1)	162,415	4,887

		74,082

66	Artisan Partners Funds

	Shares Held	Value
INDUSTRIALS (CONTINUED)
Machinery - 4.2%
IDEX Corp.	329,798	$23,515
John Bean Technologies Corp.	484,928	18,548
Proto Labs, Inc.(1)	151,800	10,171

		52,234
INFORMATION TECHNOLOGY - 38.1%
Electronic Equipment, Instruments & Components - 3.7%
Cognex Corp.	936,917	32,202
FEI Co.	93,573	6,835
National Instruments Corp.	256,505	7,128

		46,165
Internet Software & Services - 15.2%
Benefitfocus, Inc.(1)	397,721	12,429
comScore, Inc.(1)	170,596	7,873
CoStar Group, Inc.(1)	229,131	39,653
Demandware, Inc.(1)	345,937	17,878
GrubHub, Inc.(1)	104,940	2,554
HomeAway, Inc.(1)	589,884	15,655
MercadoLibre, Inc.	158,232	14,409
Pandora Media, Inc.(1)	1,390,821	29,680
Q2 Holdings, Inc.(1)	623,611	15,416
SPS Commerce, Inc.(1)	276,739	18,788
Textura Corp.(1)	626,702	16,194

		190,529
IT Services - 1.8%
Acxiom Corp.(1)	503,965	9,958
WEX, Inc.(1)	143,884	12,495

		22,453
Semiconductors & Semiconductor Equipment - 1.0%
Cavium, Inc.(1)	207,665	12,745

Software - 16.4%
ACI Worldwide, Inc.(1)	441,609	9,327
Aspen Technology, Inc.(1)	315,051	11,943
Blackbaud, Inc.	342,835	19,240
Ellie Mae, Inc.(1)	173,653	11,560
Guidewire Software, Inc.(1)	756,922	39,799
Proofpoint, Inc.(1)	109,349	6,596
Solera Holdings, Inc.	177,463	9,583
Tableau Software, Inc., Class A(1)	176,470	14,079
Take-Two Interactive Software, Inc.(1)	376,836	10,826
Tyler Technologies, Inc.(1)	209,068	31,216
Ultimate Software Group, Inc.(1)	230,785	41,313

		205,482

Total common stocks (Cost $854,002)		1,188,278
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 7.1%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $88,644 (Cost $88,644)(4)	$88,644	$88,644

Total investments - 101.9% (Cost $942,646)		1,276,922

Other assets less liabilities - (1.9)%		(23,662)

Total net assets - 100.0%(5)		$1,253,260

(1)	Non-income producing security.
(2)	The Fund considers the company to be from outside of the United States. See the Fund’s Statement of Additional Information for a description of the methodology used for issuer country classifications.

Security	Country	Trading Currency
MakeMyTrip Ltd.	India	U.S. dollar

(3)	Non-voting shares.
(4)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.125%	6/30/2022	$90,422

(5)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Acuity Brands, Inc.	United States	5.5%
DexCom, Inc.	United States	5.5
athenahealth, Inc.	United States	3.5
Ultimate Software Group, Inc.	United States	3.3
Guidewire Software, Inc.	United States	3.2
Dunkin’ Brands Group, Inc.	United States	3.2
CoStar Group, Inc.	United States	3.2
Taser International, Inc.	United States	3.0
Cepheid, Inc.	United States	3.0
Cognex Corp.	United States	2.6

Total		36.0%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	67

ARTISAN SMALL CAP VALUE FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 95.4%

CONSUMER DISCRETIONARY - 7.5%
Auto Components - 1.4%
Remy International, Inc.	226,572	$6,627

Hotels, Restaurants & Leisure - 0.1%
J Alexander’s Holdings, Inc.(1)	66,577	664

Household Durables - 0.6%
NACCO Industries, Inc., Class A	64,288	3,057

Media - 1.5%
DreamWorks Animation SKG, Inc., Class A(1)	234,791	4,097
Starz, Class A(1)	82,725	3,089

		7,186
Specialty Retail - 3.9%
America’s Car-Mart, Inc.(1)	119,131	3,942
Finish Line, Inc., Class A	114,734	2,214
Guess?, Inc.	139,441	2,978
Rent-A-Center, Inc.	421,595	10,224

		19,358
CONSUMER STAPLES - 3.1%
Beverages - 0.2%
National Beverage Corp.(1)	28,374	872

Food Products - 2.9%
Dean Foods Co.	253,099	4,181
Fresh Del Monte Produce, Inc.	122,000	4,820
Sanderson Farms, Inc.	78,161	5,360

		14,361
ENERGY - 7.8%
Energy Equipment & Services - 4.4%
Era Group, Inc.(1)	398,348	5,963
McDermott International, Inc.(1)	237,871	1,023
Newpark Resources, Inc.(1)	578,251	2,961
Patterson-UTI Energy, Inc.	280,869	3,690
Superior Energy Services, Inc.	308,205	3,893
Unit Corp.(1)	378,163	4,258

		21,788
Oil, Gas & Consumable Fuels - 3.4%
Cloud Peak Energy, Inc.(1)	475,240	1,250
World Fuel Services Corp.	437,616	15,667

		16,917
FINANCIALS - 16.8%
Banks - 2.2%
Berkshire Hills Bancorp, Inc.	191,835	$5,283
Great Western Bancorp, Inc.	215,258	5,461

		10,744
Capital Markets - 1.5%
Capital Southwest Corp.	117,846	5,586
Manning & Napier, Inc.	245,906	1,810

		7,396
Diversified Financial Services - 1.5%
FNFV Group(1)	385,464	4,518
PICO Holdings, Inc.(1)	287,452	2,782

		7,300
Insurance - 3.5%
Allied World Assurance Co. Holdings AG	166,660	6,361
Enstar Group Ltd.(1)	29,180	4,377
RenaissanceRe Holdings Ltd.	62,148	6,608

		17,346
Real Estate Investment Trusts (REITs) - 6.4%
Anworth Mortgage Asset Corp.	861,347	4,255
Campus Crest Communities, Inc.	500,448	2,662
CYS Investments, Inc.	397,914	2,889
Hatteras Financial Corp.	367,499	5,568
Post Properties, Inc.	75,524	4,402
Potlatch Corp.	76,859	2,213
PS Business Parks, Inc.	53,053	4,211
STORE Capital Corp.	260,700	5,386

		31,586
Thrifts & Mortgage Finance - 1.7%
Dime Community Bancshares, Inc.	218,670	3,696
Oritani Financial Corp.	304,308	4,753

		8,449
HEALTH CARE - 2.1%
Health Care Providers & Services - 1.1%
Owens & Minor, Inc.	168,421	5,379

Health Care Technology - 1.0%
Vocera Communications, Inc.(1)	444,475	5,072

INDUSTRIALS - 32.9%
Aerospace & Defense - 2.8%
Cubic Corp.	325,861	13,667

68	Artisan Partners Funds

	Shares Held	Value
INDUSTRIALS (CONTINUED)
Building Products - 1.7%
Quanex Building Products Corp.	462,866	$8,410

Commercial Services & Supplies - 3.2%
ABM Industries, Inc.	48,247	1,318
Quad/Graphics, Inc.	180,320	2,182
Team, Inc.(1)	201,653	6,477
Tetra Tech, Inc.	233,949	5,687

		15,664
Construction & Engineering - 5.4%
Aegion Corp.(1)	288,021	4,747
EMCOR Group, Inc.	392,282	17,358
MYR Group, Inc.(1)	169,492	4,441

		26,546
Electrical Equipment - 6.0%
AZZ, Inc.	166,519	8,108
Encore Wire Corp.	246,131	8,041
Franklin Electric Co., Inc.	199,504	5,432
Powell Industries, Inc.	268,402	8,079

		29,660
Machinery - 6.1%
CLARCOR, Inc.	54,340	2,591
Dynamic Materials Corp.	151,148	1,442
Hyster-Yale Materials Handling, Inc.	43,119	2,493
Kennametal, Inc.	216,134	5,380
Mueller Industries, Inc.	84,486	2,499
Timken Co.	239,998	6,597
Valmont Industries, Inc.	64,958	6,164
Woodward, Inc.	78,887	3,211

		30,377
Marine - 1.2%
Kirby Corp.(1)	97,391	6,033

Professional Services - 0.5%
FTI Consulting, Inc.(1)	55,298	2,295

Road & Rail - 1.3%
Celadon Group, Inc.	128,786	2,063
Ryder System, Inc.	60,221	4,459

		6,522
Trading Companies & Distributors - 4.7%
Air Lease Corp.	245,061	7,577
Applied Industrial Technologies, Inc.	65,277	2,491
Kaman Corp.	241,417	8,655
NOW, Inc.(1)	308,046	4,559

		23,282
INFORMATION TECHNOLOGY - 16.4%
Communications Equipment - 0.5%
ADTRAN, Inc.	171,317	$2,501

Electronic Equipment, Instruments & Components - 10.0%
Anixter International, Inc.(1)	87,064	5,031
Arrow Electronics, Inc.(1)	220,431	12,185
Benchmark Electronics, Inc.(1)	130,563	2,841
Dolby Laboratories, Inc., Class A	51,743	1,687
FARO Technologies, Inc.(1)	85,838	3,004
Knowles Corp.(1)	221,007	4,073
Park Electrochemical Corp.	433,310	7,622
Tech Data Corp.(1)	189,065	12,951

		49,394
Internet Software & Services - 0.6%
Blucora, Inc.(1)	117,671	1,620
EarthLink Holdings Corp.	144,406	1,124

		2,744
Semiconductors & Semiconductor Equipment - 4.0%
MKS Instruments, Inc.	215,491	7,225
Nanometrics, Inc.(1)	446,853	5,425
Ultratech, Inc.(1)	450,483	7,217

		19,867
Software - 1.3%
MicroStrategy, Inc., Class A(1)	31,575	6,204

MATERIALS - 6.4%
Chemicals - 4.1%
American Vanguard Corp.	281,970	3,260
HB Fuller Co.	420,969	14,288
Rayonier Advanced Materials, Inc.	208,515	1,276
Sensient Technologies Corp.	22,972	1,408

		20,232
Metals & Mining - 2.3%
Alamos Gold, Inc., Class A(2)	855,598	3,157
Carpenter Technology Corp.	74,005	2,203
Globe Specialty Metals, Inc.	212,896	2,582
TimkenSteel Corp.	310,945	3,147

		11,089
TELECOMMUNICATION SERVICES - 1.2%
Diversified Telecommunication Services -1.2%
Atlantic Tele-Network, Inc.	83,142	6,147

UTILITIES - 1.2%
Electric Utilities - 1.2%
ALLETE, Inc.	56,299	2,843

Artisan Partners Funds	69

	Shares Held	Value
UTILITIES (CONTINUED)
Electric Utilities (Continued)
Portland General Electric Co.	79,321	$2,932

		5,775

Total common stocks (Cost $450,908)		470,511
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 5.3%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $26,117 (Cost $26,117)(3)	$26,117	$26,117

Total investments - 100.7% (Cost $477,025)		496,628

Other assets less liabilities - (0.7)%		(3,442)

Total net assets - 100.0%(4)		$493,186

(1)	Non-income producing security.
(2)	The Fund considers the company to be from outside of the United States. See the Fund’s Statement of Additional Information for a description of the methodology used for issuer country classifications.

Security	Country	Trading Currency
Alamos Gold, Inc., Class A	Canada	U.S. dollar

(3)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.500%	8/15/2023	$26,643

(4)	Percentages for the various classifications relate to total net assets.

Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
EMCOR Group, Inc.	United States	3.5%
World Fuel Services Corp.	United States	3.2
HB Fuller Co.	United States	2.9
Cubic Corp.	United States	2.8
Tech Data Corp.	United States	2.6
Arrow Electronics, Inc.	United States	2.5
Rent-A-Center, Inc.	United States	2.1
Kaman Corp.	United States	1.8
Quanex Building Products Corp.	United States	1.7
AZZ, Inc.	United States	1.7

Total		24.8%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

70	Artisan Partners Funds

ARTISAN VALUE FUND

Schedule of Investments – September 30, 2015

Dollar values in thousands

	Shares Held	Value
COMMON STOCKS - 92.2%

CONSUMER DISCRETIONARY - 5.5%
Auto Components - 2.5%
Cie Generale des Etablissements Michelin(1)(2)	270,361	$24,671

Media - 3.0%
CBS Corp., Class B(3)	739,010	29,486

ENERGY - 13.4%
Oil, Gas & Consumable Fuels - 13.4%
Apache Corp.	1,036,955	40,607
Denbury Resources, Inc.	4,203,525	10,257
Devon Energy Corp.	963,339	35,730
EOG Resources, Inc.	301,569	21,954
Hess Corp.	478,623	23,960

		132,508
FINANCIALS - 24.2%
Banks - 2.8%
Citigroup, Inc.	557,786	27,672

Capital Markets - 2.0%
Goldman Sachs Group, Inc.	112,480	19,545

Diversified Financial Services - 3.4%
Berkshire Hathaway, Inc., Class B(4)	260,769	34,004

Insurance - 12.6%
Alleghany Corp.(4)	63,248	29,607
Allstate Corp.	350,328	20,403
Arch Capital Group Ltd.(4)(5)	361,651	26,570
Chubb Corp.	220,820	27,084
Progressive Corp.	669,346	20,509

		124,173
Real Estate Investment Trusts (REITs) - 3.4%
American Capital Agency Corp.	867,010	16,213
Annaly Capital Management, Inc.	1,761,400	17,385

		33,598
HEALTH CARE - 1.3%
Health Care Providers & Services - 1.3%
Express Scripts Holding Co.(4)	154,657	12,521
INDUSTRIALS - 12.4%
Aerospace & Defense - 2.5%
Precision Castparts Corp.	108,332	$24,885

Construction & Engineering - 4.0%
Jacobs Engineering Group, Inc.(4)	1,054,912	39,485

Machinery - 2.5%
Joy Global, Inc.(5)	1,677,990	25,053

Road & Rail - 3.4%
Union Pacific Corp.	379,554	33,556

INFORMATION TECHNOLOGY - 21.0%
Communications Equipment - 2.7%
Cisco Systems, Inc.	1,037,610	27,237

Electronic Equipment, Instruments & Components - 4.1%
Avnet, Inc.	942,923	40,244

Internet Software & Services - 2.3%
Google, Inc., Class C(3)(4)	38,024	23,135

IT Services - 2.1%
International Business Machines Corp.	141,458	20,507

Software - 3.7%
Oracle Corp.	1,015,790	36,690

Technology Hardware, Storage & Peripherals - 6.1%
Apple, Inc.	267,621	29,519
EMC Corp./MA	1,272,902	30,753

		60,272
MATERIALS - 12.4%
Chemicals - 4.9%
Celanese Corp., Class A	324,419	19,196
Mosaic Co.	932,199	29,001

		48,197
Metals & Mining - 7.5%
Goldcorp, Inc.(1)	3,236,642	40,522
Kinross Gold Corp.(1)(4)	9,051,620	15,569
Nucor Corp.	488,305	18,336

		74,427

Artisan Partners Funds	71

	Shares Held	Value
TELECOMMUNICATION SERVICES - 2.0%
Wireless Telecommunication Services - 2.0%
SoftBank Corp.(1)(2)	438,200	$20,162

Total common stocks (Cost $984,937)		912,028

PREFERRED STOCKS - 5.6%

INFORMATION TECHNOLOGY - 5.6%
Technology Hardware, Storage & Peripherals - 5.6%
Samsung Electronics Co., Ltd.(1)(2)	70,466	54,906

Total preferred stocks (Cost $48,942)		54,906
	Principal Amount
SHORT-TERM INVESTMENTS (CASH EQUIVALENTS) - 1.9%
Repurchase agreement with Fixed Income Clearing Corporation, 0.00%, dated 9/30/15, due 10/1/15, maturity value $19,159 (Cost $19,159)(6)	$19,159	$19,159

Total investments - 99.7% (Cost $1,053,038)		986,093

Other assets less liabilities - 0.3%		2,604

Total net assets - 100.0%(7)		$988,697

(1)	The Fund considers the company to be from outside of the United States. See the Fund’s Statement of Additional Information for a description of the methodology used for issuer country classifications.

Security	Country	Trading Currency
Cie Generale des Etablissements Michelin	France	Euro
Goldcorp, Inc.	Canada	U.S. dollar
Kinross Gold Corp.	Canada	U.S. dollar
Samsung Electronics Co., Ltd.	Korea	Korean won
SoftBank Corp.	Japan	Japanese yen

(2)

Valued at a fair value in accordance with procedures established by the board of directors of Artisan Partners Funds. In total, securities valued at a fair value were $99,739, or 10.1% of total net assets. See notes 2(a) and 3 in Notes to Financial Statements for additional information.

(3)	Non-voting shares.
(4)	Non-income producing security.
(5)	Affiliated company as defined by the Investment Company Act of 1940, as amended. See note 11 in Notes to Financial Statements for additional information.
(6)	Collateralized by:

Issuer	Rate	Maturity	Value
U.S. Treasury Note	2.500%	8/15/2023	$19,544

(7)	Percentages for the various classifications relate to total net assets.
Company names are as reported by a data service provider and in some cases are translations; a company’s legal name may be different.

CURRENCY EXPOSURE - September 30, 2015
Dollar values in thousands
	Value	Percentage of Total Investments
Euro	$24,671	2.5%
Japanese yen	20,162	2.0
Korean won	54,906	5.6
U.S. dollar	886,354	89.9

Total investments	$986,093	100.0%

TOP TEN HOLDINGS - September 30, 2015
Company Name	Country	Percentage of Total Net Assets
Samsung Electronics Co., Ltd.	Korea	5.6%
Apache Corp.	United States	4.1
Goldcorp, Inc.	Canada	4.1
Avnet, Inc.	United States	4.1
Jacobs Engineering Group, Inc.	United States	4.0
Oracle Corp.	United States	3.7
Devon Energy Corp.	United States	3.6
Berkshire Hathaway, Inc.	United States	3.4
Union Pacific Corp.	United States	3.4
EMC Corp./MA	United States	3.1

Total		39.1%

For the purpose of determining the Fund’s top ten holdings, securities of the same issuer are aggregated to determine the weight in the Fund.

The accompanying notes are an integral part of the financial statements.

72	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Assets and Liabilities – September 30, 2015

Dollar values in thousands

	DEVELOPING WORLD		EMERGING MARKETS	GLOBAL EQUITY	GLOBAL OPPORTUNITIES
ASSETS:
Investments in securities, unaffiliated, at value	$105,692		$49,044	$279,651	$1,168,418
Investments in securities, affiliated, at value	–		–	8,008	81,202
Short-term investments (repurchase agreements), at value	13,083		1,392	9,555	108,124
Total investments	118,775		50,436	297,214	1,357,744
Cash	–	(1)	177	– (1)	–	(1)
Foreign currency	1,580		190	236	232
Receivable from investments sold	16		15	804	1,475
Receivable from fund shares sold	17,814		123	212	1,419
Dividends and interest receivable	28		114	251	1,510
Prepaid offering costs	42		–	–	–
Other assets	–	(1)	1	1	7
Total assets	138,255		51,056	298,718	1,362,387
LIABILITIES:
Unrealized loss on foreign currency forward contracts	–		–	–	1,460
Payable for investments purchased	19,320		54	1,673	4,135
Payable for fund shares redeemed	3		–	483	378
Payable for operating expenses	101		132	179	398
Payable for deferred director’s compensation	–	(1)	1	1	5
Payable for foreign taxes*	–		66	2	89
Total liabilities	19,424		253	2,338	6,465
Total net assets	$118,831		$50,803	$296,380	$1,355,922
NET ASSETS CONSIST OF:
Fund shares issued and outstanding	$129,104		$193,808	$290,657	$1,190,301
Net unrealized appreciation (depreciation) on investments and foreign currency related transactions	(8,776)		(5,947)	(643)	162,571
Accumulated undistributed net investment loss	(48)		(425)	(1)	3,948
Accumulated undistributed net realized gains (losses) on investments and foreign currency related transactions	(1,449)		(136,633)	6,367	(898)
Total net assets	$118,831		$50,803	$296,380	$1,355,922
SUPPLEMENTARY INFORMATION:
Net assets
Investor Shares	$20,642		$22,842	$296,380	$669,846
Institutional Shares	$39,993		$27,961		$631,904
Advisor Shares	$58,196				$54,172
Shares outstanding (Indefinite number of shares authorized, $0.01 par value)
Investor Shares	2,460,966		2,307,385	18,838,672	36,500,097
Institutional Shares	4,765,974		2,845,758		34,227,847
Advisor Shares	6,938,374				2,949,014
Net asset value per share
Investor Shares	$8.39		$9.90	$15.73	$18.35
Institutional Shares	$8.39		$9.83		$18.46
Advisor Shares	$8.39				$18.37
Cost of securities of unaffiliated issuers held	$127,543		$56,349	$286,752	$1,115,807
Cost of securities of affiliated issuers held	$–		$–	$11,098	$77,751
Cost of foreign currency	$1,582		$194	$238	$235

*Including foreign taxes on unrealized gains	$–		$26	$–	$–

(1)	Amount rounds to less than $1.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	73

ARTISAN PARTNERS FUNDS

Statements of Assets and Liabilities – September 30, 2015 (Continued)

Dollar values in thousands

	GLOBAL SMALL CAP	GLOBAL VALUE	HIGH INCOME	INTERNATIONAL
ASSETS:
Investments in securities, unaffiliated, at value	$114,329	$1,289,666	$860,808	$16,960,438
Investments in securities, affiliated, at value	4,495	108,114	–	–
Short-term investments (repurchase agreements), at value	10,148	120,798	94,577	619,768
Total investments	128,972	1,518,578	955,385	17,580,206
Cash	– (1)	1	25	–	(1)
Foreign currency	102	309	–	7,539
Receivable from investments sold	893	25,919	1,509	29,484
Receivable from fund shares sold	164	1,859	5,633	29,581
Dividends and interest receivable	118	2,553	14,136	49,835
Other assets	1	8	3	89
Total assets	130,250	1,549,227	976,691	17,696,734
LIABILITIES:
Dividends declared	–	–	514	–
Payable for investments purchased	–	1,611	57,322	61,573
Payable for fund shares redeemed	12	21,587	4,434	33,125
Payable for operating expenses	142	662	360	5,810
Payable for deferred director’s compensation	1	7	2	69
Payable for foreign taxes	–	54	–	1,074
Total liabilities	155	23,921	62,632	101,651
Total net assets	$130,095	$1,525,306	$914,059	$17,595,083
NET ASSETS CONSIST OF:
Fund shares issued and outstanding	$145,312	$1,402,378	$959,037	$16,923,402
Net unrealized appreciation (depreciation) on investments and foreign currency related transactions	(7,814)	47,826	(47,885)	921,702
Accumulated undistributed net investment income (loss)	(311)	7,501	(3)	103,515
Accumulated undistributed net realized gains (losses) on investments and foreign currency related transactions	(7,092)	67,601	2,910	(353,536)
Total net assets	$130,095	$1,525,306	$914,059	$17,595,083
SUPPLEMENTARY INFORMATION:
Net assets
Investor Shares	$130,095	$826,965	$424,685	$10,156,292
Institutional Shares		$512,600		$4,973,656
Advisor Shares		$185,741	$489,374	$2,465,135
Shares outstanding (Indefinite number of shares authorized, $0.01 par value)
Investor Shares	12,233,592	57,155,382	44,761,167	376,517,704
Institutional Shares		35,341,640		182,912,657
Advisor Shares		12,831,343	51,588,142	91,286,220
Net asset value per share
Investor Shares	$10.63	$14.47	$9.49	$26.97
Institutional Shares		$14.50		$27.19
Advisor Shares		$14.48	$9.49	$27.00
Cost of securities of unaffiliated issuers held	$130,255	$1,375,157	$1,003,270	$16,656,241
Cost of securities of affiliated issuers held	$6,525	$95,539	$–	$–
Cost of foreign currency	$103	$310	$–	$7,565

(1)	Amount rounds to less than $1.

The accompanying notes are an integral part of the financial statements.

74	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Assets and Liabilities – September 30, 2015 (Continued)

Dollar values in thousands

	INTERNATIONAL SMALL CAP		INTERNATIONAL VALUE		MID CAP	MID CAP VALUE
ASSETS:
Investments in securities, unaffiliated, at value	$807,872		$7,830,666		$8,010,998	$5,905,907
Investments in securities, affiliated, at value	68,675		1,334,457		359,744	242,115
Short-term investments (repurchase agreements), at value	78,327		1,440,116		501,889	405,627
Total investments	954,874		10,605,239		8,872,631	6,553,649
Cash	–	(1)	–	(1)	1	1
Foreign currency	2,180		4,203		–	–
Receivable from investments sold	2,784		3,256		35,721	36,715
Receivable from fund shares sold	653		25,333		9,068	4,503
Dividends and interest receivable	1,371		29,627		379	12,637
Other assets	5		54		46	46
Total assets	961,867		10,667,712		8,917,846	6,607,551
LIABILITIES:
Unrealized loss on foreign currency forward contracts	–		9,267		–	–
Payable for investments purchased	–		25,076		62,738	10,846
Payable for fund shares redeemed	469		9,961		28,813	73,542
Payable for operating expenses	356		3,570		2,452	3,369
Payable for deferred director’s compensation	4		41		35	34
Payable for foreign taxes	3		808		–	–
Total liabilities	832		48,723		94,038	87,791
Total net assets	$961,035		$10,618,989		$8,823,808	$6,519,760
NET ASSETS CONSIST OF:
Fund shares issued and outstanding	$775,612		$9,066,441		$5,783,706	$5,024,491
Net unrealized appreciation on investments and foreign currency related transactions	155,926		939,187		2,072,568	628,759
Accumulated undistributed net investment income (loss)	983		103,892		(48,099)	30,984
Accumulated undistributed net realized gains on investments and foreign currency related transactions	28,514		509,469		1,015,633	835,526
Total net assets	$961,035		$10,618,989		$8,823,808	$6,519,760
SUPPLEMENTARY INFORMATION:
Net assets
Investor Shares	$961,035		$5,229,869		$3,909,986	$4,345,131
Institutional Shares			$2,606,468		$4,482,164	$1,236,240
Advisor Shares			$2,782,652		$431,658	$938,389
Shares outstanding (Indefinite number of shares authorized, $0.01 par value)
Investor Shares	41,128,658		160,302,522		88,015,790	195,551,340
Institutional Shares			79,533,193		95,523,076	55,557,075
Advisor Shares			85,200,871		9,709,312	42,203,794
Net asset value per share
Investor Shares	$23.37		$32.62		$44.42	$22.22
Institutional Shares			$32.77		$46.92	$22.25
Advisor Shares			$32.66		$44.46	$22.23
Cost of securities of unaffiliated issuers held	$715,299		$8,596,461		$6,547,849	$5,704,836
Cost of securities of affiliated issuers held	$83,595		$1,058,942		$252,214	$220,054
Cost of foreign currency	$2,187		$4,218		$–	$–

(1)	Amount rounds to less than $1.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	75

ARTISAN PARTNERS FUNDS

Statements of Assets and Liabilities – September 30, 2015 (Continued)

Dollar values in thousands

	SMALL CAP		SMALL CAP VALUE	VALUE
ASSETS:
Investments in securities, unaffiliated, at value	$1,188,278		$470,511	$915,311
Investments in securities, affiliated, at value	–		–	51,623
Short-term investments (repurchase agreements), at value	88,644		26,117	19,159
Total investments	1,276,922		496,628	986,093
Cash	–	(1)	1	1
Foreign currency	–		–	–	(1)
Receivable from investments sold	–		918	1,274
Receivable from fund shares sold	1,168		186	2,639
Dividends and interest receivable	16		885	1,724
Other assets	7		4	6
Total assets	1,278,113		498,622	991,737
LIABILITIES:
Unrealized loss on foreign currency forward contracts	–		–	–
Payable for investments purchased	21,304		4,191	774
Payable for fund shares redeemed	3,007		795	1,642
Payable for operating expenses	537		447	612
Payable for deferred director’s compensation	5		3	5
Payable for foreign taxes	–		–	7
Total liabilities	24,853		5,436	3,040
Total net assets	$1,253,260		$493,186	$988,697
NET ASSETS CONSIST OF:
Fund shares issued and outstanding	$825,171		$405,881	$979,017
Net unrealized appreciation (depreciation) on investments and foreign currency related transactions	334,276		19,603	(66,976)
Accumulated undistributed net investment income (loss)	(10,074)		4,431	7,097
Accumulated undistributed net realized gains on investments and foreign currency related transactions	103,887		63,271	69,559
Total net assets	$1,253,260		$493,186	$988,697
SUPPLEMENTARY INFORMATION:
Net assets
Investor Shares	$863,536		$458,673	$341,852
Institutional Shares	$389,724		$34,513	$180,143
Advisor Shares				$466,702
Shares outstanding (Indefinite number of shares authorized, $0.01 par value)
Investor Shares	30,241,790		37,631,389	29,567,331
Institutional Shares	13,570,375		2,815,204	15,531,944
Advisor Shares				40,345,163
Net asset value per share
Investor Shares	$28.55		$12.19	$11.56
Institutional Shares	$28.72		$12.26	$11.60
Advisor Shares				$11.57
Cost of securities of unaffiliated issuers held	$942,646		$477,025	$987,896
Cost of securities of affiliated issuers held	$–		$–	$65,142
Cost of foreign currency	$–		$–	$–	(1)

(1)	Amount rounds to less than $1.

The accompanying notes are an integral part of the financial statements.

76	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Operations – For the Year Ended September 30, 2015

Dollar values in thousands

	DEVELOPING WORLD(1)	EMERGING MARKETS	GLOBAL EQUITY	GLOBAL OPPORTUNITIES
INVESTMENT INCOME:
Dividends, from unaffiliated issuers(3)	$153	$2,395	$3,064	$16,382
Dividends, from affiliated issuers(4)	–	–	163	88
Interest	–	–	–	– (2)
Total investment income	153	2,395	3,227	16,470
EXPENSES:
Management fees	147	1,624	2,735	11,524
Transfer agent fees
Investor Shares	15	122	670	1,608
Institutional Shares	8	20		21
Advisor Shares	11			22
Shareholder communications
Investor Shares	10	13	35	149
Institutional Shares	10	15		16
Advisor Shares	10			11
Custodian fees	6	221	95	225
Accounting fees	11	92	72	89
Professional fees	30	60	67	82
Offering fees	14	–	–	–
Registration fees
Investor Shares	3	21	56	47
Institutional Shares	3	38		53
Advisor Shares	7			25
Director’s fees	2	8	8	36
Other operating expenses	2	22	7	25
Total operating expenses	289	2,256	3,745	13,933
Less amounts waived or paid by the Advisor	(88)	(103)	–	(42)
Net expenses	201	2,153	3,745	13,891
Net investment income (loss)	(48)	242	(518)	2,579
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gain (loss) on:
Investments, from unaffiliated issuers(5)	(1,448)	19,178	10,712	6,414
Investments, from affiliated issuers	–	–	(2,210)	(500)
Foreign currency related transactions	(1)	(532)	(51)	4,037
Total realized gain (loss)	(1,449)	18,646	8,451	9,951
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers(6)	(8,768)	(38,593)	(12,053)	(24,156)
Investments, from affiliated issuers	–	–	(2,496)	(5,162)
Foreign currency related transactions	(8)	3	10	(2,924)
Total decrease in unrealized appreciation or depreciation	(8,776)	(38,590)	(14,539)	(32,242)
Net loss on investments and foreign currency related transactions	(10,225)	(19,944)	(6,088)	(22,291)
Net decrease in net assets resulting from operations	$(10,273)	$(19,702)	$(6,606)	$(19,712)
(1) For the period from commencement of operations (June 29, 2015) through September 30, 2015.
(2)Amount rounds to less than $1.
(3)Net of foreign taxes withheld on dividends, unaffiliated issuers	$11	$348	$95	$491
(4)Net of foreign taxes withheld on dividends, affiliated issuers	–	–	–	10
(5)Net of foreign taxes on realized gains	–	256	30	–
(6)Net of decrease in foreign taxes on unrealized gains	–	(684)	(16)	–

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	77

ARTISAN PARTNERS FUNDS

Statements of Operations – For the Year Ended September 30, 2015 (Continued)

Dollar values in thousands

	GLOBAL SMALL CAP	GLOBAL VALUE	HIGH INCOME	INTERNATIONAL
INVESTMENT INCOME:
Dividends, from unaffiliated issuers(1)	$1,525	$30,756	$–	$315,109
Dividends, from affiliated issuers(2)	91	970	–	6,025
Interest	–	–	48,459	–
Total investment income	1,616	31,726	48,459	321,134
EXPENSES:
Management fees	1,415	17,892	4,814	174,861
Transfer agent fees
Investor Shares	384	2,763	1,032	29,288
Institutional Shares		22		30
Advisor Shares		62	250	477
Shareholder communications
Investor Shares	62	219	98	1,326
Institutional Shares		16		40
Advisor Shares		11	42	12
Custodian fees	103	223	14	3,531
Accounting fees	91	89	85	92
Professional fees	47	101	269	596
Offering fees	–	–	17	–
Registration fees
Investor Shares	46	50	73	282
Institutional Shares		51		213
Advisor Shares		41	79	320
Director’s fees	6	53	18	545
Other operating expenses	10	38	18	326
Total operating expenses	2,164	21,631	6,809	211,939
Less amounts waived or paid by the Advisor	(41)	(16)	–	(8)
Net expenses	2,123	21,615	6,809	211,931
Net investment income (loss)	(507)	10,111	41,650	109,203
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gain (loss) on:
Investments, from unaffiliated issuers(3)	(3,750)	87,706	4,468	(102,009)
Investments, from affiliated issuers	(3,309)	(4,067)	–	56,701
Foreign currency related transactions	(53)	3,022	(216)	(5,379)
Total realized gain (loss)	(7,112)	86,661	4,252	(50,687)
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	3,374	(166,279)	(40,918)	(1,738,726)
Investments, from affiliated issuers	(1,259)	7,112	–	(260,710)
Foreign currency related transactions	2	(1,437)	(222)	(672)
Total increase (decrease) in unrealized appreciation or depreciation	2,117	(160,604)	(41,140)	(2,000,108)
Net loss on investments and foreign currency related transactions	(4,995)	(73,943)	(36,888)	(2,050,795)
Net increase (decrease) in net assets resulting from operations	$(5,502)	$(63,832)	$4,762	$(1,941,592)
(1)Net of foreign taxes withheld on dividends, unaffiliated issuers	$95	$1,100	$–	$22,899
(2)Net of foreign taxes withheld on dividends, affiliated issuers	–	132	–	669
(3)Net of foreign taxes on realized gains	4	–	–	–

The accompanying notes are an integral part of the financial statements.

78	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Operations – For the Year Ended September 30, 2015 (Continued)

Dollar values in thousands

	INTERNATIONAL SMALL CAP	INTERNATIONAL VALUE	MID CAP
INVESTMENT INCOME:
Dividends, from unaffiliated issuers(1)	$15,527	$174,686	$39,873
Dividends, from affiliated issuers(2)	1,269	31,270	1,267
Total investment income	16,796	205,956	41,140
EXPENSES:
Management fees	12,692	106,428	90,018
Transfer agent fees
Investor Shares	1,978	16,252	11,194
Institutional Shares		25	36
Advisor Shares		696	95
Shareholder communications
Investor Shares	78	645	669
Institutional Shares		18	144
Advisor Shares		16	11
Custodian fees	412	1,880	312
Accounting fees	71	89	60
Professional fees	97	376	277
Registration fees
Investor Shares	58	86	98
Institutional Shares		57	156
Advisor Shares		369	50
Director’s fees	29	332	280
Other operating expenses	21	212	180
Total operating expenses	15,436	127,481	103,580
Less amounts waived or paid by the Advisor	–	(87)	(26)
Net expenses	15,436	127,394	103,554
Net investment income (loss)	1,360	78,562	(62,414)
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gain (loss) on:
Investments, from unaffiliated issuers	58,434	812,186	1,278,012
Investments, from affiliated issuers	(16,392)	(16,011)	8,468
Foreign currency related transactions	(293)	117,893	–
Total realized gain	41,749	914,068	1,286,480
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(12,675)	(1,369,714)	(824,223)
Investments, from affiliated issuers	(11,030)	(71,468)	(47,458)
Foreign currency related transactions	44	(56,314)	–
Total decrease in unrealized appreciation or depreciation	(23,661)	(1,497,496)	(871,681)
Net gain (loss) on investments and foreign currency related transactions	18,088	(583,428)	414,799
Net increase (decrease) in net assets resulting from operations	$19,448	$(504,866)	$352,385
(1) Net of foreign taxes withheld on dividends, unaffiliated issuers	$883	$11,227	$44
(2) Net of foreign taxes withheld on dividends, affiliated issuers	–	2,792	–

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	79

ARTISAN PARTNERS FUNDS

Statements of Operations – For the Year Ended September 30, 2015 (Continued)

Dollar values in thousands

	MID CAP VALUE	SMALL CAP	SMALL CAP VALUE
INVESTMENT INCOME:
Dividends, from unaffiliated issuers(1)	$156,288	$3,103	$15,634
Dividends, from affiliated issuers	26,932	–	1,206
Total investment income	183,220	3,103	16,840
EXPENSES:
Management fees	85,503	13,943	9,442
Transfer agent fees
Investor Shares	15,894	2,398	1,708
Institutional Shares	24	20	21
Advisor Shares	160
Shareholder communications
Investor Shares	2,079	319	262
Institutional Shares	101	27	41
Advisor Shares	13
Custodian fees	179	55	50
Accounting fees	61	60	64
Professional fees	350	78	71
Registration fees
Investor Shares	103	57	56
Institutional Shares	72	47	26
Advisor Shares	91
Director’s fees	282	42	31
Other operating expenses	192	32	34
Total operating expenses	105,104	17,078	11,806
Less amounts waived or paid by the Advisor	(34)	–	–
Net expenses	105,070	17,078	11,806
Net investment income (loss)	78,150	(13,975)	5,034
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gain (loss) on:
Investments, from unaffiliated issuers	1,364,322	190,485	127,678
Investments, from affiliated issuers	(107,549)	(5,281)	13,451
Total realized gain	1,256,773	185,204	141,129
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(1,696,969)	(55,269)	(175,970)
Investments, from affiliated issuers	(201,469)	3,813	(31,263)
Foreign currency related transactions	–	–	–
Total decrease in unrealized appreciation or depreciation	(1,898,438)	(51,456)	(207,233)
Net gain (loss) on investments and foreign currency related transactions	(641,665)	133,748	(66,104)
Net increase (decrease) in net assets resulting from operations	$(563,515)	$119,773	$(61,070)
(1) Net of foreign taxes withheld on dividends, unaffiliated issuers	$738	$–	$37

The accompanying notes are an integral part of the financial statements.

80	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Operations – For the Year Ended September 30, 2015 (Continued)

Dollar values in thousands

VALUE
INVESTMENT INCOME:
Dividends, from unaffiliated issuers(1)	$21,090
Dividends, from affiliated issuers	2,312
Total investment income	23,402
EXPENSES:
Management fees	8,979
Transfer agent fees
Investor Shares	1,960
Institutional Shares	20
Advisor Shares	162
Shareholder communications
Investor Shares	350
Institutional Shares	16
Advisor Shares	13
Custodian fees	101
Accounting fees	58
Professional fees	72
Registration fees
Investor Shares	50
Institutional Shares	38
Advisor Shares	82
Director’s fees	39
Other operating expenses	29
Total operating expenses	11,969
Net investment income	11,433
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gain (loss) on:
Investments, from unaffiliated issuers	144,073
Investments, from affiliated issuers	(11,716)
Foreign currency related transactions	(109)
Total realized gain	132,248
Net decrease in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(241,201)
Investments, from affiliated issuers	(32,727)
Foreign currency related transactions	(16)
Total decrease in unrealized appreciation or depreciation	(273,944)
Net loss on investments and foreign currency related transactions	(141,696)
Net decrease in net assets resulting from operations	$(130,263)
(1) Net of foreign taxes withheld on dividends, unaffiliated issuers	$393

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	81

ARTISAN PARTNERS FUNDS

Statements of Changes in Net Assets

Dollar values in thousands

	DEVELOPING WORLD	EMERGING MARKETS
	Period Ended 9/30/2015(1)	Year Ended 9/30/2015	Year Ended 9/30/2014(2)
OPERATIONS:
Net investment income (loss)	$(48)	$242	$4,955
Net realized gain (loss) on:
Investments, from unaffiliated issuers	(1,448)	19,178	(40,579)
Foreign currency related transactions	(1)	(532)	(154)
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(8,768)	(38,593)	53,274
Foreign currency related transactions	(8)	3	10
Net increase (decrease) in net assets resulting from operations	(10,273)	(19,702)	17,506
DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Investor Shares	–	(405)	(1,021)
Institutional Shares	–	(3,071)	(4,377)
Total distributions paid to shareholders	–	(3,476)	(5,398)
FUND SHARE ACTIVITIES:
Net increase (decrease) in net assets resulting from fund share activities	129,104	(331,370)	(269,148)
Total increase (decrease) in net assets	118,831	(354,548)	(257,040)
Net assets, beginning of period	–	405,351	662,391
Net assets, end of period	$118,831	$50,803	$405,351
Accumulated undistributed net investment income (loss)	$(48)	$(425)	$1,649

(1)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.

(2)	Effective February 14, 2014, the Emerging Markets Fund’s Advisor Shares were redesignated as Investor Shares.

The accompanying notes are an integral part of the financial statements.

82	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Changes in Net Assets (Continued)

Dollar values in thousands

	GLOBAL EQUITY		GLOBAL OPPORTUNITIES
	Year Ended 9/30/2015	Year Ended 9/30/2014	Year Ended 9/30/2015	Year Ended 9/30/2014
OPERATIONS:
Net investment income (loss)	$(518)	$(297)	$2,579	$1,598
Net realized gain (loss) on:
Investments, from unaffiliated issuers	10,712	7,333	6,414	28,167
Investments, from affiliated issuers	(2,210)	(34)	(500)	(1)
Foreign currency related transactions	(51)	(35)	4,037	841
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(12,053)	6,496	(24,156)	42,635
Investments, from affiliated issuers	(2,496)	(594)	(5,162)	8,613
Foreign currency related transactions	10	(15)	(2,924)	1,318
Net increase (decrease) in net assets resulting from operations	(6,606)	12,854	(19,712)	83,171
DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Investor Shares	–	–	(2,108)	–
Institutional Shares			(2,576)	–
Net realized gains on investment transactions:
Investor Shares	(7,233)	(7,484)	(16,250)	–
Institutional Shares			(10,211)	–
Total distributions paid to shareholders	(7,233)	(7,484)	(31,145)	–
FUND SHARE ACTIVITIES:
Net increase in net assets resulting from fund share activities	73,949	74,809	247,071	322,388
Total increase in net assets	60,110	80,179	196,214	405,559
Net assets, beginning of period	236,270	156,091	1,159,708	754,149
Net assets, end of period	$296,380	$236,270	$1,355,922	$1,159,708
Accumulated undistributed net investment income (loss)	$(1)	$–	$3,948	$2,097

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	83

ARTISAN PARTNERS FUNDS

Statements of Changes in Net Assets (Continued)

Dollar values in thousands

	GLOBAL SMALL CAP		GLOBAL VALUE
	Year Ended 9/30/2015	Year Ended 9/30/2014	Year Ended 9/30/2015	Year Ended 9/30/2014
OPERATIONS:
Net investment income (loss)	$(507)	$108	$10,111	$10,935
Net realized gain (loss) on:
Investments, from unaffiliated issuers	(3,750)	2,895	87,706	58,251
Investments, from affiliated issuers	(3,309)	(763)	(4,067)	–
Foreign currency related transactions	(53)	(67)	3,022	717
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	3,374	(9,918)	(166,279)	74,560
Investments, from affiliated issuers	(1,259)	(771)	7,112	(248)
Foreign currency related transactions	2	(7)	(1,437)	1,348
Net increase (decrease) in net assets resulting from operations	(5,502)	(8,523)	(63,832)	145,563
DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Investor Shares	(250)	(38)	(6,402)	(5,322)
Institutional Shares			(3,909)	(3,036)
Net realized gains on investment transactions:
Investor Shares	(2,100)	(85)	(35,854)	(15,793)
Institutional Shares			(15,333)	(7,056)
Total distributions paid to shareholders	(2,350)	(123)	(61,498)	(31,207)
FUND SHARE ACTIVITIES:
Net increase (decrease) in net assets resulting from fund share activities	(28,165)	135,180	(216,544)	608,003
Total increase (decrease) in net assets	(36,017)	126,534	(341,874)	722,359
Net assets, beginning of period	166,112	39,578	1,867,180	1,144,821
Net assets, end of period	$130,095	$166,112	$1,525,306	$1,867,180
Accumulated undistributed net investment income (loss)	$(311)	$22	$7,501	$5,262

The accompanying notes are an integral part of the financial statements.

84	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Changes in Net Assets (Continued)

Dollar values in thousands

	HIGH INCOME		INTERNATIONAL
	Year Ended 9/30/2015	Period Ended 9/30/2014(1)	Year Ended 9/30/2015	Year Ended 9/30/2014
OPERATIONS:
Net investment income	$41,650	$8,296	$109,203	$144,872
Net realized gain (loss) on:
Investments, from unaffiliated issuers	4,468	1,286	(102,009)	944,468
Investments, from affiliated issuers	–	–	56,701	12,235
Foreign currency related transactions	(216)	288	(5,379)	(3,296)
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(40,918)	(6,967)	(1,738,726)	(551,682)
Investments, from affiliated issuers	–	–	(260,710)	260,710
Foreign currency related transactions	(222)	222	(672)	(2,425)
Net increase (decrease) in net assets resulting from operations	4,762	3,125	(1,941,592)	804,882
DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Investor Shares	(24,905)	(4,561)	(104,597)	(104,230)
Institutional Shares			(35,466)	(42,531)
Advisor Shares	(16,745)	(3,737)	–
Net realized gains on investment transactions:
Investor Shares	(1,377)	–	–	–
Advisor Shares	(1,005)	–	–
Total distributions paid to shareholders	(44,032)	(8,298)	(140,063)	(146,761)
FUND SHARE ACTIVITIES:
Net increase in net assets resulting from fund share activities	447,338	511,164	2,142,912	3,454,481
Total increase in net assets	408,068	505,991	61,257	4,112,602
Net assets, beginning of period	505,991	–	17,533,826	13,421,224
Net assets, end of period	$914,059	$505,991	$17,595,083	$17,533,826
Accumulated undistributed net investment income	$(3)	$110	$103,515	$137,589

(1)	For the period from commencement of operations (March 19, 2014) through September 30, 2014

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	85

ARTISAN PARTNERS FUNDS

Statements of Changes in Net Assets (Continued)

Dollar values in thousands

	INTERNATIONAL SMALL CAP		INTERNATIONAL VALUE
	Year Ended 9/30/2015	Year Ended 9/30/2014	Year Ended 9/30/2015	Year Ended 9/30/2014
OPERATIONS:
Net investment income (loss)	$1,360	$(535)	$78,562	$105,165
Net realized gain (loss) on:
Investments, from unaffiliated issuers	58,434	78,161	812,186	516,896
Investments, from affiliated issuers	(16,392)	(735)	(16,011)	51,690
Foreign currency related transactions	(293)	(430)	117,893	24,383
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(12,675)	(100,813)	(1,369,714)	68,965
Investments, from affiliated issuers	(11,030)	(3,890)	(71,468)	(114,770)
Foreign currency related transactions	44	(114)	(56,314)	45,286
Net increase (decrease) in net assets resulting from operations	19,448	(28,356)	(504,866)	697,615
DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Investor Shares	–	(4,981)	(132,953)	(141,848)
Institutional Shares			(44,007)	(41,492)
Net realized gains on investment transactions:
Investor Shares	(59,359)	(64,140)	(440,577)	(484,885)
Institutional Shares			(128,108)	(132,447)
Total distributions paid to shareholders	(59,359)	(69,121)	(745,645)	(800,672)
FUND SHARE ACTIVITIES:
Net increase (decrease) in net assets resulting from fund share activities	(89,145)	191,418	459,664	1,062,751
Total increase (decrease) in net assets	(129,056)	93,941	(790,847)	959,694
Net assets, beginning of period	1,090,091	996,150	11,409,836	10,450,142
Net assets, end of period	$961,035	$1,090,091	$10,618,989	$11,409,836
Accumulated undistributed net investment income (loss)	$983	$(8)	$103,892	$91,816

The accompanying notes are an integral part of the financial statements.

86	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Changes in Net Assets (Continued)

Dollar values in thousands

	MID CAP		MID CAP VALUE
	Year Ended 9/30/2015	Year Ended 9/30/2014	Year Ended 9/30/2015	Year Ended 9/30/2014
OPERATIONS:
Net investment income (loss)	$(62,414)	$(61,306)	$78,150	$57,588
Net realized gain (loss) on:
Investments, from unaffiliated issuers	1,278,012	1,172,744	1,364,322	841,487
Investments, from affiliated issuers	8,468	49,467	(107,549)	186,104
Foreign currency related transactions	–	–	–	–
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(824,223)	(519,345)	(1,696,969)	(93,241)
Investments, from affiliated issuers	(47,458)	(94,153)	(201,469)	(180,216)
Foreign currency related transactions	–	–	–	– (1)
Net increase (decrease) in net assets resulting from operations	352,385	547,407	(563,515)	811,722
DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Investor Shares	–	–	(56,887)	(40,163)
Institutional Shares	–	–	(15,736)	(9,155)
Net realized gains on investment transactions:
Investor Shares	(525,174)	(435,868)	(856,469)	(400,451)
Institutional Shares	(429,114)	(268,248)	(163,097)	(60,467)
Total distributions paid to shareholders	(954,288)	(704,116)	(1,092,189)	(510,236)
FUND SHARE ACTIVITIES:
Net increase (decrease) in net assets resulting from fund share activities	(75,706)	581,357	(2,832,587)	(89,475)
Total increase (decrease) in net assets	(677,609)	424,648	(4,488,291)	212,011
Net assets, beginning of period	9,501,417	9,076,769	11,008,051	10,796,040
Net assets, end of period	$8,823,808	$9,501,417	$6,519,760	$11,008,051
Accumulated undistributed net investment income (loss)	$(48,099)	$(45,474)	$30,984	$39,180

(1)	Amount rounds to less than $1.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	87

ARTISAN PARTNERS FUNDS

Statements of Changes in Net Assets (Continued)

Dollar values in thousands

	SMALL CAP		SMALL CAP VALUE
	Year Ended 9/30/2015	Year Ended 9/30/2014	Year Ended 9/30/2015	Year Ended 9/30/2014
OPERATIONS:
Net investment income (loss)	$(13,975)	$(17,290)	$5,034	$1,541
Net realized gain (loss) on:
Investments, from unaffiliated issuers	190,485	19,466	127,678	288,938
Investments, from affiliated issuers	(5,281)	10,002	13,451	81,839
Foreign currency related transactions	–	–	–	– (1)
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(55,269)	(9,486)	(175,970)	(287,537)
Investments, from affiliated issuers	3,813	(63,278)	(31,263)	(53,385)
Foreign currency related transactions	–	–	–	–
Net increase (decrease) in net assets resulting from operations	119,773	(60,586)	(61,070)	31,396
DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Investor Shares	–	–	–	(5,806)
Institutional Shares	–	–	–	(1,030)
Net realized gains on investment transactions:
Investor Shares	–	–	(210,711)	(86,756)
Institutional Shares	–	–	(50,568)	(12,496)
Total distributions paid to shareholders	–	–	(261,279)	(106,088)
FUND SHARE ACTIVITIES:
Net decrease in net assets resulting from fund share activities	(326,206)	(34,679)	(770,621)	(1,103,295)
Total decrease in net assets	(206,433)	(95,265)	(1,092,970)	(1,177,987)
Net assets, beginning of period	1,459,693	1,554,958	1,586,156	2,764,143
Net assets, end of period	$1,253,260	$1,459,693	$493,186	$1,586,156
Accumulated undistributed net investment income (loss)	$(10,074)	$(13,057)	$4,431	$–

(1)	Amount rounds to less than $1.

The accompanying notes are an integral part of the financial statements.

88	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Statements of Changes in Net Assets (Continued)

Dollar values in thousands

	VALUE
	Year Ended 9/30/2015	Year Ended 9/30/2014
OPERATIONS:
Net investment income	$11,433	$15,700
Net realized gain (loss) on:
Investments, from unaffiliated issuers	144,073	95,846
Investments, from affiliated issuers	(11,716)	279
Foreign currency related transactions	(109)	(46)
Net increase (decrease) in unrealized appreciation or depreciation on:
Investments, from unaffiliated issuers	(241,201)	38,694
Investments, from affiliated issuers	(32,727)	(84)
Foreign currency related transactions	(16)	(15)
Net increase (decrease) in net assets resulting from operations	(130,263)	150,374
DISTRIBUTIONS PAID TO SHAREHOLDERS:
Net investment income:
Investor Shares	(9,207)	(7,502)
Institutional Shares	(3,246)	(2,037)
Net realized gains on investment transactions:
Investor Shares	(74,612)	(56,730)
Institutional Shares	(19,962)	(11,945)
Total distributions paid to shareholders	(107,027)	(78,214)
FUND SHARE ACTIVITIES:
Net decrease in net assets resulting from fund share activities	(250,633)	(9,170)
Total increase (decrease) in net assets	(487,923)	62,990
Net assets, beginning of period	1,476,620	1,413,630
Net assets, end of period	$988,697	$1,476,620
Accumulated undistributed net investment income	$7,097	$9,687

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	89

ARTISAN PARTNERS FUNDS

Financial Highlights – For a share outstanding throughout each period

The financial highlights tables are intended to help you understand the Fund’s financial performance for the past 5 years or, if shorter, the period of a Fund’s operations. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions).

					Less Distributions From
	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Net Investment Income	Net Realized Gains	Total Distributions	Net Asset Value, End of Period
DEVELOPING WORLD FUND
Investor Shares
9/30/2015(5)	$10.00	— (6)	(1.61)	(1.61)	—	—	—	$8.39
Institutional Shares
9/30/2015(5)	$10.00	(0.01)	(1.60)	(1.61)	—	—	—	$8.39
Advisor Shares
9/30/2015(5)	$10.00	(0.01)	(1.60)	(1.61)	—	—	—	$8.39
EMERGING MARKETS FUND
Investor Shares(7)
9/30/2015	$12.54	0.02	(2.56)	(2.54)	(0.10)	—	(0.10)	$9.90
9/30/2014	$12.32	0.08	0.20	0.28	(0.06)	—	(0.06)	$12.54
9/30/2013	$12.76	0.10	(0.38)	(0.28)	(0.16)	—	(0.16)	$12.32
9/30/2012	$11.38	0.10	1.38	1.48	(0.07)	(0.03)	(0.10)	$12.76
9/30/2011	$15.24	0.18	(3.94)	(3.76)	(0.10)	—	(0.10)	$11.38
Institutional Shares
9/30/2015	$12.52	0.02	(2.53)	(2.51)	(0.18)	—	(0.18)	$9.83
9/30/2014	$12.32	0.12	0.20	0.32	(0.12)	—	(0.12)	$12.52
9/30/2013	$12.75	0.14	(0.37)	(0.23)	(0.20)	—	(0.20)	$12.32
9/30/2012	$11.37	0.15	1.36	1.51	(0.10)	(0.03)	(0.13)	$12.75
9/30/2011	$15.23	0.21	(3.93)	(3.72)	(0.14)	—	(0.14)	$11.37
GLOBAL EQUITY FUND
Investor Shares
9/30/2015	$16.18	(0.03)	0.07	0.04	—	(0.49)	(0.49)	$15.73
9/30/2014	$15.72	(0.02)	1.23	1.21	—	(0.75)	(0.75)	$16.18
9/30/2013	$13.05	(0.01)	3.23	3.22	(0.03)	(0.52)	(0.55)	$15.72
9/30/2012	$9.83	0.05	3.38	3.43	(0.03)	(0.18)	(0.21)	$13.05
9/30/2011	$10.23	(0.03)	(0.23)	(0.26)	(0.06)	(0.08)	(0.14)	$9.83

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

90	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Financial Highlights (Continued)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)
DEVELOPING WORLD FUND
Investor Shares
9/30/2015(5)	(16.10)%	$20,642	1.50%	2.23%	(0.20)%	9.00%
Institutional Shares
9/30/2015(5)	(16.10)%	$39,993	1.40%	2.03%	(0.44)%	9.00%
Advisor Shares
9/30/2015(5)	(16.10)%	$58,196	1.40%	1.96%	(0.37)%	9.00%
EMERGING MARKETS FUND
Investor Shares(7)
9/30/2015	(20.44)%	$22,842	1.50%	1.79%	0.16%	28.03%
9/30/2014	2.29%	$67,065	1.50%	1.51%	0.64%	32.26%
9/30/2013	(2.25)%	$199,920	1.48%	n/a	0.76%	35.89%
9/30/2012	13.10%	$292,420	1.48%	n/a	0.85%	38.19%
9/30/2011	(24.86)%	$317,186	1.47%	n/a	1.19%	30.86%
Institutional Shares
9/30/2015	(20.43)%	$27,961	1.36%	n/a	0.16%	28.03%
9/30/2014	2.65%	$338,286	1.19%	n/a	0.96%	32.26%
9/30/2013	(1.91)%	$462,471	1.18%	n/a	1.15%	35.89%
9/30/2012	13.47%	$494,836	1.16%	n/a	1.25%	38.19%
9/30/2011	(24.67)%	$352,093	1.19%	n/a	1.41%	30.86%
GLOBAL EQUITY FUND
Investor Shares
9/30/2015	0.20%	$296,380	1.37%	n/a	(0.19)%	78.44%
9/30/2014	7.94%	$236,270	1.46%	n/a	(0.14)%	89.24%
9/30/2013	25.51%	$156,091	1.50%	1.77%	(0.08)%	126.40%
9/30/2012	35.43%	$15,538	1.50%	3.05%	0.43%	98.03%
9/30/2011	(2.66)%	$10,908	1.50%	3.12%	0.28%	150.01%

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	91

ARTISAN PARTNERS FUNDS

Financial Highlights – For a share outstanding throughout each period

					Less Distributions From
	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Net Investment Income	Net Realized Gains	Total Distributions	Net Asset Value, End of Period
GLOBAL OPPORTUNITIES FUND
Investor Shares
9/30/2015	$18.92	0.01	(0.09)	(0.08)	(0.06)	(0.43)	(0.49)	$18.35
9/30/2014	$17.29	0.01	1.62	1.63	—	—	—	$18.92
9/30/2013	$14.27	(0.05)	3.07	3.02	—	—	—	$17.29
9/30/2012	$10.90	(0.06)	3.54	3.48	—	(0.11)	(0.11)	$14.27
9/30/2011	$10.99	(0.09)	0.13	0.04	—	(0.13)	(0.13)	$10.90
Institutional Shares
9/30/2015	$19.04	0.07	(0.11)	(0.04)	(0.11)	(0.43)	(0.54)	$18.46
9/30/2014	$17.35	0.07	1.62	1.69	—	—	—	$19.04
9/30/2013	$14.29	(0.01)	3.07	3.06	—	—	—	$17.35
9/30/2012	$10.88	0.01	3.51	3.52	—	(0.11)	(0.11)	$14.29
9/30/2011(8)	$13.38	(0.02)	(2.48)	(2.50)	—	—	—	$10.88
Advisor Shares
9/30/2015(9)	$19.16	0.02	(0.81)	(0.79)	—	—	—	$18.37
GLOBAL SMALL CAP FUND
Investor Shares
9/30/2015	$11.07	(0.04)	(0.24)	(0.28)	(0.02)	(0.14)	(0.16)	$10.63
9/30/2014	$10.61	0.01	0.48	0.49	(0.01)	(0.02)	(0.03)	$11.07
9/30/2013(10)	$10.00	0.01	0.60	0.61	—	—	—	$10.61
GLOBAL VALUE FUND
Investor Shares
9/30/2015	$15.63	0.07	(0.71)	(0.64)	(0.08)	(0.44)	(0.52)	$14.47
9/30/2014	$14.44	0.09	1.45	1.54	(0.09)	(0.26)	(0.35)	$15.63
9/30/2013	$11.58	0.06	2.89	2.95	(0.06)	(0.03)	(0.09)	$14.44
9/30/2012	$9.28	0.05	2.42	2.47	—	(0.17)	(0.17)	$11.58
9/30/2011	$9.37	0.06	(0.07)	(0.01)	(0.08)	—	(0.08)	$9.28
Institutional Shares
9/30/2015	$15.67	0.11	(0.73)	(0.62)	(0.11)	(0.44)	(0.55)	$14.50
9/30/2014	$14.46	0.13	1.45	1.58	(0.11)	(0.26)	(0.37)	$15.67
9/30/2013	$11.58	0.07	2.91	2.98	(0.07)	(0.03)	(0.10)	$14.46
9/30/2012(11)	$10.75	0.01	0.82	0.83	—	—	—	$11.58
Advisor Shares
9/30/2015(9)	$15.60	0.05	(1.17)	(1.12)	—	—	—	$14.48

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

92	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Financial Highlights (Continued)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)
GLOBAL OPPORTUNITIES FUND
Investor Shares
9/30/2015	(0.46)%	$669,846	1.19%	n/a	0.07%	55.53%
9/30/2014	9.43%	$724,237	1.20%	n/a	0.07%	45.14%
9/30/2013	21.16%	$542,242	1.28%	n/a	(0.29)%	41.76%
9/30/2012	32.37%	$228,090	1.34%	n/a	(0.46)%	43.30%
9/30/2011	0.14%	$142,758	1.40%	n/a	(0.73)%	76.18%
Institutional Shares
9/30/2015	(0.23)%	$631,904	0.95%	n/a	0.36%	55.53%
9/30/2014	9.74%	$435,471	0.97%	n/a	0.35%	45.14%
9/30/2013	21.41%	$211,907	1.03%	n/a	(0.05)%	41.76%
9/30/2012	32.68%	$84,183	1.08%	n/a	0.07%	43.30%
9/30/2011(8)	(18.68)%	$12,969	1.50%	2.22%	(1.42)%	76.18%
Advisor Shares
9/30/2015(9)	(4.12)%	$54,172	1.10%	1.46%	0.24%	55.53%
GLOBAL SMALL CAP FUND
Investor Shares
9/30/2015	(2.56)%	$130,095	1.50%	1.53%	(0.36)%	89.66%
9/30/2014	4.62%	$166,112	1.50%	1.55%	0.09%	72.15%
9/30/2013(10)	6.10%	$39,578	1.50%	2.51%	0.37%	9.98%
GLOBAL VALUE FUND
Investor Shares
9/30/2015	(4.32)%	$826,965	1.28%	n/a	0.46%	19.41%
9/30/2014	10.75%	$1,308,060	1.30%	n/a	0.59%	25.41%
9/30/2013	25.68%	$783,265	1.37%	n/a	0.45%	30.79%
9/30/2012	26.90%	$217,057	1.50%	1.51%	0.50%	22.34%
9/30/2011	(0.23)%	$65,666	1.50%	1.72%	0.56%	32.32%
Institutional Shares
9/30/2015	(4.16)%	$512,600	1.03%	n/a	0.73%	19.41%
9/30/2014	11.05%	$559,120	1.04%	n/a	0.82%	25.41%
9/30/2013	25.98%	$361,556	1.10%	n/a	0.54%	30.79%
9/30/2012(11)	7.72%	$48,849	1.50%	2.43%	0.32%	22.34%
Advisor Shares
9/30/2015(9)	(7.18)%	$185,741	1.20%	1.23%	0.70%	19.41%

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	93

ARTISAN PARTNERS FUNDS

Financial Highlights – For a share outstanding throughout each period

					Less Distributions From
	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Net Investment Income	Net Realized Gains	Total Distributions	Redemption Fees	Net Asset Value, End of Period
HIGH INCOME FUND
Investor Shares
9/30/2015	$9.97	0.61	(0.44)	0.17	(0.61)	(0.04)	(0.65)	—	$9.49
9/30/2014(12)	$10.00	0.27	(0.07)	0.20	(0.24)	—	(0.24)	0.01	$9.97
Advisor Shares
9/30/2015	$9.97	0.63	(0.44)	0.19	(0.63)	(0.04)	(0.67)	—	$9.49
9/30/2014(12)	$10.00	0.28	(0.08)	0.20	(0.24)	—	(0.24)	0.01	$9.97
INTERNATIONAL FUND
Investor Shares
9/30/2015	$30.04	0.17	(3.01)	(2.84)	(0.23)	—	(0.23)	—	$26.97
9/30/2014	$28.66	0.26	1.41	1.67	(0.29)	—	(0.29)	—	$30.04
9/30/2013	$23.54	0.31	5.08	5.39	(0.27)	—	(0.27)	—	$28.66
9/30/2012	$18.37	0.28	5.17	5.45	(0.28)	—	(0.28)	—	$23.54
9/30/2011	$20.57	0.26	(2.28)	(2.02)	(0.18)	—	(0.18)	—	$18.37
Institutional Shares
9/30/2015	$30.27	0.21	(3.00)	(2.79)	(0.29)	—	(0.29)	—	$27.19
9/30/2014	$28.86	0.32	1.43	1.75	(0.34)	—	(0.34)	—	$30.27
9/30/2013	$23.70	0.38	5.10	5.48	(0.32)	—	(0.32)	—	$28.86
9/30/2012	$18.50	0.33	5.21	5.54	(0.34)	—	(0.34)	—	$23.70
9/30/2011	$20.72	0.32	(2.31)	(1.99)	(0.23)	—	(0.23)	—	$18.50
Advisor Shares
9/30/2015(9)	$31.25	0.07	(4.32)	(4.25)	—	—	—	—	$27.00
INTERNATIONAL SMALL CAP FUND
Investor Shares
9/30/2015	$24.30	0.03	0.42	0.45	—	(1.38)	(1.38)	—	$23.37
9/30/2014	$26.39	(0.01)	(0.35)	(0.36)	(0.12)	(1.61)	(1.73)	—	$24.30
9/30/2013	$20.75	0.05	5.82	5.87	(0.23)	—	(0.23)	—	$26.39
9/30/2012	$16.44	0.24	4.14	4.38	(0.07)	—	(0.07)	—	$20.75
9/30/2011	$18.63	0.07	(2.25)	(2.18)	(0.01)	—	(0.01)	—	$16.44

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

94	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Financial Highlights (Continued)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)
HIGH INCOME FUND
Investor Shares
9/30/2015	1.73%	$424,685	1.09%	n/a	6.20%	91.33%
9/30/2014(12)	2.08%	$278,360	1.11%	n/a	5.01%	56.46%
Advisor Shares
9/30/2015	1.88%	$489,374	0.93%	n/a	6.38%	91.33%
9/30/2014(12)	2.12%	$227,631	0.99%	n/a	5.20%	56.46%
INTERNATIONAL FUND
Investor Shares
9/30/2015	(9.55)%	$10,156,292	1.17%	n/a	0.54%	45.02%
9/30/2014	5.85%	$13,607,488	1.17%	n/a	0.85%	46.49%
9/30/2013	23.11%	$9,829,540	1.20%	n/a	1.21%	42.00%
9/30/2012	30.05%	$6,877,615	1.19%	n/a	1.32%	55.39%
9/30/2011	(9.95)%	$5,837,067	1.22%	n/a	1.18%	70.36%
Institutional Shares
9/30/2015	(9.34)%	$4,973,656	0.95%	n/a	0.70%	45.02%
9/30/2014	6.10%	$3,926,338	0.95%	n/a	1.05%	46.49%
9/30/2013	23.35%	$3,591,684	0.97%	n/a	1.43%	42.00%
9/30/2012	30.37%	$2,772,675	0.98%	n/a	1.52%	55.39%
9/30/2011	(9.76)%	$1,989,341	0.99%	n/a	1.42%	70.36%
Advisor Shares
9/30/2015(9)	(13.60)%	$2,465,135	1.07%	1.07%	0.47%	45.02%
INTERNATIONAL SMALL CAP FUND
Investor Shares
9/30/2015	2.02%	$961,035	1.52%	n/a	0.13%	43.84%
9/30/2014	(1.66)%	$1,090,091	1.50%	n/a	(0.05)%	57.94%
9/30/2013	28.50%	$996,150	1.51%	n/a	0.19%	59.47%
9/30/2012	26.77%	$716,049	1.50%	n/a	1.27%	42.01%
9/30/2011	(11.70)%	$554,726	1.50%	n/a	0.35%	44.76%

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	95

ARTISAN PARTNERS FUNDS

Financial Highlights – For a share outstanding throughout each period

					Less Distributions From
	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Net Investment Income	Net Realized Gains	Total Distributions	Net Asset Value, End of Period
INTERNATIONAL VALUE FUND
Investor Shares
9/30/2015	$36.56	0.21	(1.79)	(1.58)	(0.55)	(1.81)	(2.36)	$32.62
9/30/2014	$37.01	0.32	2.01	2.33	(0.63)	(2.15)	(2.78)	$36.56
9/30/2013	$28.72	0.28	8.44	8.72	(0.29)	(0.14)	(0.43)	$37.01
9/30/2012	$23.44	0.29	5.07	5.36	(0.01)	(0.07)	(0.08)	$28.72
9/30/2011	$24.74	0.30	(1.25)	(0.95)	(0.35)	—	(0.35)	$23.44
Institutional Shares
9/30/2015	$36.71	0.30	(1.81)	(1.51)	(0.62)	(1.81)	(2.43)	$32.77
9/30/2014	$37.12	0.41	2.00	2.41	(0.67)	(2.15)	(2.82)	$36.71
9/30/2013	$28.80	0.34	8.46	8.80	(0.34)	(0.14)	(0.48)	$37.12
9/30/2012	$23.47	0.34	5.09	5.43	(0.03)	(0.07)	(0.10)	$28.80
9/30/2011	$24.76	0.35	(1.24)	(0.89)	(0.40)	—	(0.40)	$23.47
Advisor Shares
9/30/2015(9)	$35.54	0.15	(3.03)	(2.88)	—	—	—	$32.66
MID CAP FUND
Investor Shares
9/30/2015	$47.67	(0.36)	1.99	1.63	—	(4.88)	(4.88)	$44.42
9/30/2014	$48.69	(0.36)	3.14	2.78	—	(3.80)	(3.80)	$47.67
9/30/2013	$38.80	(0.26)	11.97	11.71	—	(1.82)	(1.82)	$48.69
9/30/2012	$31.14	(0.28)	7.94	7.66	—	—	—	$38.80
9/30/2011	$29.55	(0.26)	1.85	1.59	—	—	—	$31.14
Institutional Shares
9/30/2015	$49.98	(0.26)	2.08	1.82	—	(4.88)	(4.88)	$46.92
9/30/2014	$50.75	(0.24)	3.27	3.03	—	(3.80)	(3.80)	$49.98
9/30/2013	$40.27	(0.17)	12.47	12.30	—	(1.82)	(1.82)	$50.75
9/30/2012	$32.23	(0.20)	8.24	8.04	—	—	—	$40.27
9/30/2011	$30.50	(0.16)	1.89	1.73	—	—	—	$32.23
Advisor Shares
9/30/2015(9)	$46.88	(0.17)	(2.25)	(2.42)	—	—	—	$44.46
Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

96	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Financial Highlights (Continued)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)
INTERNATIONAL VALUE FUND
Investor Shares
9/30/2015	(4.67)%	$5,229,869	1.17%	n/a	0.60%	23.74%
9/30/2014	6.50%	$8,953,691	1.16%	n/a	0.86%	20.45%
9/30/2013	30.71%	$8,158,057	1.16%	n/a	0.85%	32.99%
9/30/2012	22.94%	$5,081,735	1.17%	n/a	1.08%	20.42%
9/30/2011	(4.01)%	$3,232,649	1.18%	n/a	1.10%	30.90%
Institutional Shares
9/30/2015	(4.44)%	$2,606,468	0.96%	n/a	0.86%	23.74%
9/30/2014	6.73%	$2,456,145	0.96%	n/a	1.09%	20.45%
9/30/2013	30.92%	$2,292,085	0.97%	n/a	1.03%	32.99%
9/30/2012	23.19%	$1,557,500	0.98%	n/a	1.29%	20.42%
9/30/2011	(3.84)%	$1,042,833	0.99%	n/a	1.30%	30.90%
Advisor Shares
9/30/2015(9)	(8.10)%	$2,782,652	1.06%	1.07%	0.87%	23.74%
MID CAP FUND
Investor Shares
9/30/2015	3.20%	$3,909,986	1.19%	n/a	(0.76)%	51.39%
9/30/2014	6.04%	$5,220,973	1.20%	n/a	(0.74)%	55.19%
9/30/2013	31.53%	$5,525,387	1.22%	n/a	(0.64)%	43.72%
9/30/2012	24.63%	$5,115,836	1.22%	n/a	(0.78)%	46.21%
9/30/2011	5.38%	$4,500,786	1.24%	n/a	(0.75)%	62.87%
Institutional Shares
9/30/2015	3.45%	$4,482,164	0.95%	n/a	(0.53)%	51.39%
9/30/2014	6.30%	$4,280,444	0.95%	n/a	(0.49)%	55.19%
9/30/2013	31.89%	$3,551,382	0.96%	n/a	(0.39)%	43.72%
9/30/2012	24.95%	$1,602,109	0.97%	n/a	(0.51)%	46.21%
9/30/2011	5.67%	$509,970	0.96%	n/a	(0.47)%	62.87%
Advisor Shares
9/30/2015(9)	(5.16)%	$431,658	1.10%	1.12%	(0.73)%	51.39%

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

Artisan Partners Funds	97

ARTISAN PARTNERS FUNDS

Financial Highlights – For a share outstanding throughout each period

					Less Distributions From
	Net Asset Value, Beginning of Period	Net Investment Income (Loss)(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Net Investment Income	Net Realized Gains	Total Distributions	Net Asset Value, End of Period
MID CAP VALUE FUND
Investor Shares
9/30/2015	$27.00	0.20	(2.21)	(2.01)	(0.17)	(2.60)	(2.77)	$22.22
9/30/2014	$26.34	0.12	1.74	1.86	(0.11)	(1.09)	(1.20)	$27.00
9/30/2013	$21.12	0.15	6.22	6.37	(0.12)	(1.03)	(1.15)	$26.34
9/30/2012	$18.88	0.14	3.72	3.86	(0.13)	(1.49)	(1.62)	$21.12
9/30/2011	$18.86	0.14	0.36	0.50	(0.16)	(0.32)	(0.48)	$18.88
Institutional Shares
9/30/2015	$27.05	0.26	(2.22)	(1.96)	(0.24)	(2.60)	(2.84)	$22.25
9/30/2014	$26.38	0.20	1.73	1.93	(0.17)	(1.09)	(1.26)	$27.05
9/30/2013	$21.15	0.21	6.23	6.44	(0.18)	(1.03)	(1.21)	$26.38
9/30/2012(13)	$20.93	0.21	0.01	0.22	—	—	—	$21.15
Advisor Shares
9/30/2015(9)	$25.12	0.12	(3.01)	(2.89)	—	—	—	$22.23
SMALL CAP FUND
Investor Shares
9/30/2015	$26.76	(0.30)	2.09	1.79	—	—	—	$28.55
9/30/2014	$27.65	(0.31)	(0.58)	(0.89)	—	—	—	$26.76
9/30/2013	$20.90	(0.20)	6.95	6.75	—	—	—	$27.65
9/30/2012	$16.01	(0.15)	5.04	4.89	—	—	—	$20.90
9/30/2011	$14.40	(0.13)	1.74	1.61	—	—	—	$16.01
Institutional Shares
9/30/2015	$26.85	(0.24)	2.11	1.87	—	—	—	$28.72
9/30/2014	$27.70	(0.25)	(0.60)	(0.85)	—	—	—	$26.85
9/30/2013	$20.89	(0.17)	6.98	6.81	—	—	—	$27.70
9/30/2012(14)	$19.62	(0.18)	1.45	1.27	—	—	—	$20.89
SMALL CAP VALUE FUND
Investor Shares
9/30/2015	$16.99	0.07	(1.64)	(1.57)	—	(3.23)	(3.23)	$12.19
9/30/2014	$18.06	— (6)	(0.37)	(0.37)	(0.04)	(0.66)	(0.70)	$16.99
9/30/2013	$15.24	0.08	3.23	3.31	(0.13)	(0.36)	(0.49)	$18.06
9/30/2012	$14.30	0.05	2.25	2.30	(0.01)	(1.35)	(1.36)	$15.24
9/30/2011	$14.85	0.01	(0.54)	(0.53)	(0.02)	—	(0.02)	$14.30
Institutional Shares
9/30/2015	$17.04	0.10	(1.65)	(1.55)	—	(3.23)	(3.23)	$12.26
9/30/2014	$18.08	0.05	(0.38)	(0.33)	(0.05)	(0.66)	(0.71)	$17.04
9/30/2013	$15.26	0.11	3.24	3.35	(0.17)	(0.36)	(0.53)	$18.08
9/30/2012(13)	$16.16	0.06	(0.96)	(0.90)	—	—	—	$15.26

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

98	Artisan Partners Funds

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Financial Highlights (Continued)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)(4)	Ratio of Net Investment Income (Loss) to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)
MID CAP VALUE FUND
Investor Shares
9/30/2015	(8.45)%	$4,345,131	1.19%	n/a	0.81%	31.18%
9/30/2014	7.18%	$9,305,582	1.19%	n/a	0.46%	25.67%
9/30/2013	31.64%	$9,429,674	1.20%	n/a	0.65%	25.73%
9/30/2012	21.35%	$7,753,814	1.20%	n/a	0.67%	27.86%
9/30/2011	2.51%	$6,200,464	1.20%	n/a	0.68%	31.85%
Institutional Shares
9/30/2015	(8.25)%	$1,236,240	0.96%	n/a	1.03%	31.18%
9/30/2014	7.44%	$1,702,469	0.95%	n/a	0.72%	25.67%
9/30/2013	31.97%	$1,366,366	0.98%	n/a	0.86%	25.73%
9/30/2012(13)	1.05%	$275,727	1.01%	n/a	1.04%	27.86%
Advisor Shares
9/30/2015(9)	(11.50)%	$938,389	1.09%	1.11%	1.00%	31.18%
SMALL CAP FUND
Investor Shares
9/30/2015	6.69%	$863,536	1.23%	n/a	(1.01)%	45.31%
9/30/2014	(3.22)%	$1,231,921	1.21%	n/a	(1.09)%	38.67%
9/30/2013	32.30%	$1,330,188	1.25%	n/a	(0.88)%	42.43%
9/30/2012	30.54%	$676,139	1.28%	n/a	(0.77)%	69.56%
9/30/2011	11.18%	$326,700	1.29%	n/a	(0.73)%	80.26%
Institutional Shares
9/30/2015	6.96%	$389,724	1.02%	n/a	(0.79)%	45.31%
9/30/2014	(3.07)%	$227,772	1.00%	n/a	(0.88)%	38.67%
9/30/2013	32.60%	$224,770	1.06%	n/a	(0.74)%	42.43%
9/30/2012(14)	6.47%	$50,754	1.42%	n/a	(0.93)%	69.56%
SMALL CAP VALUE FUND
Investor Shares
9/30/2015	(11.76)%	$458,673	1.26%	n/a	0.48%	39.79%
9/30/2014	(2.33)%	$1,279,518	1.23%	n/a	0.02%	30.72%
9/30/2013	22.24%	$2,421,658	1.24%	n/a	0.46%	26.66%
9/30/2012	16.54%	$2,348,847	1.22%	n/a	0.31%	28.17%
9/30/2011	(3.61)%	$2,607,263	1.20%	n/a	0.06%	47.45%
Institutional Shares
9/30/2015	(11.59)%	$34,513	1.05%	n/a	0.70%	39.79%
9/30/2014	(2.11)%	$306,638	0.99%	n/a	0.30%	30.72%
9/30/2013	22.54%	$342,485	1.00%	n/a	0.70%	26.66%
9/30/2012(13)	(5.57)%	$306,223	1.00%	n/a	0.56%	28.17%

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

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ARTISAN PARTNERS FUNDS

Financial Highlights – For a share outstanding throughout each period

					Less Distributions From
	Net Asset Value, Beginning of Period	Net Investment Income(1)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Operations	Net Investment Income	Net Realized Gains	Total Distributions	Net Asset Value, End of Period
VALUE FUND
Investor Shares
9/30/2015	$14.14	0.11	(1.66)	(1.55)	(0.11)	(0.92)	(1.03)	$11.56
9/30/2014	$13.38	0.15	1.35	1.50	(0.09)	(0.65)	(0.74)	$14.14
9/30/2013	$11.32	0.12	2.02	2.14	(0.08)	—	(0.08)	$13.38
9/30/2012	$9.11	0.08	2.21	2.29	(0.08)	—	(0.08)	$11.32
9/30/2011	$8.91	0.09	0.19	0.28	(0.08)	—	(0.08)	$9.11
Institutional Shares
9/30/2015	$14.19	0.14	(1.66)	(1.52)	(0.15)	(0.92)	(1.07)	$11.60
9/30/2014	$13.42	0.18	1.35	1.53	(0.11)	(0.65)	(0.76)	$14.19
9/30/2013	$11.35	0.15	2.03	2.18	(0.11)	—	(0.11)	$13.42
9/30/2012	$9.12	0.11	2.21	2.32	(0.09)	—	(0.09)	$11.35
9/30/2011(8)	$10.60	0.02	(1.50)	(1.48)	—	—	—	$9.12
Advisor Shares
9/30/2015(9)	$13.41	0.07	(1.91)	(1.84)	—	—	—	$11.57

Footnotes are presented on Page 101.

The accompanying notes are an integral part of the financial statements.

100	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

Financial Highlights (Continued)

	Total Return(2)	Net Assets, End of Period (000)	Ratio of Expenses to Average Net Assets(3)	Ratio of Expenses to Average Net Assets Excluding Waivers(3)	Ratio of Net Investment Income to Average Net Assets(3)(4)	Portfolio Turnover Rate(2)
VALUE FUND
Investor Shares
9/30/2015	(11.90)%	$341,852	1.00%	n/a	0.78%	74.07%
9/30/2014	11.52%	$1,172,529	0.98%	n/a	1.06%	53.36%
9/30/2013	18.97%	$1,164,460	1.04%	n/a	0.94%	57.90%
9/30/2012	25.42%	$677,753	1.06%	n/a	0.74%	66.13%
9/30/2011	3.10%	$408,647	1.10%	n/a	0.95%	78.36%
Institutional Shares
9/30/2015	(11.69)%	$180,143	0.75%	n/a	1.07%	74.07%
9/30/2014	11.77%	$304,091	0.74%	n/a	1.31%	53.36%
9/30/2013	19.43%	$249,170	0.76%	n/a	1.21%	57.90%
9/30/2012	25.64%	$157,727	0.79%	n/a	1.02%	66.13%
9/30/2011(8)	(13.96)%	$53,515	1.09%	n/a	1.02%	78.36%
Advisor Shares
9/30/2015(9)	(13.72)%	$466,702	0.86%	n/a	1.12%	74.07%

(1)	Computed based on average shares outstanding.
(2)	Periods less than twelve months (where applicable) are not annualized.
(3)	Periods less than twelve months (where applicable) are annualized.
(4)	The ratios exclude expenses waived or paid by Artisan Partners Limited Partnership, if applicable.
(5)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.
(6)	Amount is between $0.005 and $(0.005) per share.
(7)	Effective February 14, 2014, the Emerging Markets Fund’s Advisor Shares were redesignated as Investor Shares.
(8)	For the period from commencement of operations (July 26, 2011) through September 30, 2011.
(9)	For the period from commencement of operations (April 1, 2015) through September 30, 2015.
(10)	For the period from commencement of operations (June 25, 2013) through September 30, 2013.
(11)	For the period from commencement of operations (July 17, 2012) through September 30, 2012.
(12)	For the period from commencement of operations (March 19, 2014) through September 30, 2014
(13)	For the period from commencement of operations (February 1, 2012) through September 30, 2012.
(14)	For the period from commencement of operations (May 7, 2012) through September 30, 2012.

The accompanying notes are an integral part of the financial statements.

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ARTISAN PARTNERS FUNDS

Notes to Financial Statements – September 30, 2015

(1)	Organization:

Artisan Partners Funds, Inc. (“Artisan Partners Funds”) was incorporated on January 5, 1995, as a Wisconsin corporation and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Artisan Partners Funds is a series company comprised of fifteen open-end, diversified mutual funds which follows specialized accounting and reporting under Accounting Standards Codification Topic 946, Financial Services – Investment Companies. The following funds (each a “Fund” and collectively the “Funds”) are included in this report:

Fund Name	Investor Shares Inception Date	Institutional Shares Inception Date	Advisor Shares Inception Date
Artisan Developing World Fund (“Developing World Fund” or “Developing World”)	June 29, 2015	June 29, 2015	June 29, 2015
Artisan Emerging Markets Fund (“Emerging Markets Fund” or “Emerging Markets”)	June 2, 2008	June 26, 2006	N/A
Artisan Global Equity Fund (“Global Equity Fund” or “Global Equity”)	March 29, 2010	N/A	N/A
Artisan Global Opportunities Fund (“Global Opportunities Fund” or “Global Opportunities”)	September 22, 2008	July 26, 2011	April 1, 2015
Artisan Global Small Cap Fund (“Global Small Cap Fund” or “Global Small Cap”)	June 25, 2013	N/A	N/A
Artisan Global Value Fund (“Global Value Fund” or “Global Value”)	December 10, 2007	July 17, 2012	April 1, 2015
Artisan High Income Fund (“High Income Fund” or “High Income”)	March 19, 2014	N/A	March 19, 2014
Artisan International Fund (“International Fund” or “International”)	December 28, 1995	July 1, 1997	April 1, 2015
Artisan International Small Cap Fund (“International Small Cap Fund” or “International Small Cap”)	December 21, 2001	N/A	N/A
Artisan International Value Fund (“International Value Fund” or “International Value”)	September 23, 2002	October 1, 2006	April 1, 2015
Artisan Mid Cap Fund (“Mid Cap Fund” or “Mid Cap”)	June 27, 1997	July 1, 2000	April 1, 2015
Artisan Mid Cap Value Fund (“Mid Cap Value Fund” or “Mid Cap Value”)	March 28, 2001	February 1, 2012	April 1, 2015
Artisan Small Cap Fund (“Small Cap Fund” or “Small Cap”)	March 28, 1995	May 7, 2012	N/A
Artisan Small Cap Value Fund (“Small Cap Value Fund” or “Small Cap Value”)	September 29, 1997	February 1, 2012	N/A
Artisan Value Fund (“Value Fund” or “Value”)	March 27, 2006	July 26, 2011	April 1, 2015

The investment objective of each Fund (except Developing World Fund, High Income Fund and Small Cap Value Fund) is to seek maximum long-term capital growth. Developing World Fund’s investment objective is to seek long-term capital appreciation. High Income Fund’s investment objective is to seek to provide total return through a combination of current income and capital appreciation. Small Cap Value Fund’s investment objective is to seek long-term capital growth. Each Fund has offered shares of capital stock of the classes designated Investor Shares, Institutional Shares and Advisor Shares, as applicable, since the inception dates listed above. Institutional Shares are sold to investors meeting certain minimum investment requirements. Advisor Shares are sold to employee benefit plans, clients of financial advisors, clients of sponsored fee-based programs and other investors that meet the minimum investment requirements.

102	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

Each class of shares has equal rights with respect to portfolio assets and voting privileges with respect to the Fund in general. Each class of shares has exclusive voting rights with respect to any matters involving only that class.

Income, expenses not specific to a particular class and realized and unrealized gains and losses were allocated daily to each class of shares based upon the relative net asset value of outstanding shares. Expenses attributable to a particular class of shares, such as transfer agency fees, shareholder communication expenses and registration fees, were allocated directly to that class.

The investment adviser for each Fund is Artisan Partners Limited Partnership (the “Adviser” or “Artisan Partners”). The Adviser is wholly owned by Artisan Partners Holdings LP (“Artisan Holdings”).

(2)	Summary of significant accounting policies:

The following is a summary of significant accounting policies of Artisan Partners Funds in effect during the period covered by the financial statements, which were in accordance with United States generally accepted accounting principles (“US GAAP”).

(a)	Valuation – The net asset value (“NAV”) of the shares of each class of each Fund was determined as of the close of regular session trading on the New York Stock Exchange (“NYSE”) (usually 4:00 p.m., Eastern Time) each day the NYSE was open for regular session trading. For financial reporting purposes, information available subsequent to the close of NYSE trading and up to the date of the financial statements was considered in determining a fair value for investments held in each Fund and the resulting NAV presented. The NAV of each class of shares was determined by dividing the value of each Fund’s securities and other assets attributed to that class, less its liabilities attributed to that class, by the number of outstanding shares of that class of that Fund.

In determining NAV, each equity security traded on a securities exchange, including the Nasdaq Stock Market, or over-the-counter was valued at the closing price as of the time of valuation on the exchange or market designated by the Funds’ accounting agent or pricing vendor as the principal exchange (each, a “principal exchange”). The closing price provided by the pricing vendor for an exchange may differ from the price quoted elsewhere and may represent information such as last sales price, an official closing price, a closing auction price or other information, depending on exchange or market convention. Absent closing price information for a security from the principal exchange as of the time of valuation, the security was valued using (i) the closing price on another exchange on which the security traded (if such price was made available by a pricing vendor) or (ii) the most recent bid quotation on the principal exchange or, if such bid was not available, from a secondary exchange or in the over-the-counter market. Fixed income securities were valued at market value. Market values were generally evaluations based on the judgment of the Funds’ pricing services, which may consider the prices at which securities actually trade, broker-dealer quotations, pricing formulas, estimates of market values obtained from yield data relating to securities with similar characteristics and/or discounted cash flow models that might be applicable. Securities that cannot be priced by the Funds’ pricing vendors may be valued using quotes from dealers that make markets in the securities or

Artisan Partners Funds	103

NOTES TO FINANCIAL STATEMENTS

pricing models as approved by Artisan Partners Funds’ valuation committee (the “valuation committee”) under procedures established by and under general supervision of Artisan Partners Funds’ board of directors (the “board of directors”).

Securities for which market quotations were not readily available were valued by the valuation committee at a fair value determined in good faith under procedures established by and under the general supervision of the board of directors. A market quotation was considered to be not available, and a Fund may therefore have used fair value pricing, if, among other things, there are no quotations, pricing data is not provided by an approved pricing vendor, the valuation committee believed that the quotation, price or market value resulting from the Funds’ valuation procedures did not reflect a fair value of the security, or the value of the security might have been materially affected by events occurring after the close of the market in which the security was principally traded but before the time for determination of NAV (a “subsequent event”). A subsequent event might include a company-specific development, a development that might affect an entire market or region, a potentially global development or a significant change in values of market indices, exchange traded funds or other financial instruments in the U.S. or other markets. Artisan Partners Funds monitored for subsequent events using several tools, including for equity securities, the use of a third party research service to assist in determining estimates of fair values for foreign securities. That service utilized statistical data based on historical performance of securities, markets and other data in developing factors used to estimate a fair value. An indication by any of those tools of a potential material change in the value of securities resulted in either a meeting of the valuation committee, which considered whether a subsequent event had occurred and whether local market closing prices continued to represent fair values for potentially affected non-U.S. securities, and/or a valuation based on information provided by the third party research service.

When fair value pricing is employed, the value of a security used by a Fund to calculate its NAV may differ from quoted or published prices for the same security. Estimates of fair values utilized by the Funds as described above may differ from the value realized on the sale of those securities and the differences may have been material to the NAV of the applicable Fund.

(b)	Risks – Markets may perform poorly and the returns from the securities in which a Fund invests may underperform returns from the general securities markets. Securities markets may experience periods of high volatility and reduced liquidity in response to governmental actions or intervention, economic or market developments, or other external factors. The value of a company’s securities may rise or fall in response to company, market, economic or other news.

Foreign securities may underperform U.S. securities and may be more volatile than U.S. securities. Risks relating to investments in foreign securities (including, but not limited to, depository receipts and participation certificates) and to securities of issuers with significant exposure to foreign markets include: currency exchange rate fluctuation; less available public information about the issuers of securities; less stringent regulatory standards; lack of uniform accounting, auditing and financial reporting standards; and country risks including less liquidity, high inflation rates, unfavorable economic practices, political instability and expropriation and nationalization risks.

104	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

The risks of foreign securities typically are greater in emerging and less developed markets. For example, in addition to the risks associated with investments in any foreign country, political, legal and economic structures in these less developed countries may be new and changing rapidly, which may cause instability and greater risk of loss. These securities markets may be less developed, and securities in those markets are generally more volatile and less liquid than those in developed markets. Investing in emerging market countries may involve substantial risk due to, among other reasons, limited information; higher brokerage costs; different accounting, auditing and financial reporting standards; less developed legal systems and thinner trading markets as compared to those in developed countries; different clearing and settlement procedures and custodial services; and currency blockages or transfer restrictions. Emerging market countries also are more likely to experience high levels of inflation, deflation or currency devaluations, which could hurt their economies and securities markets. Certain emerging markets also may face other significant internal or external risks, including a heightened risk of war and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth of companies in those markets. Such markets may also be heavily reliant on foreign capital and, therefore, vulnerable to capital flight.

The values of debt securities held by a Fund may fall in response to increases in interest rates. The value of a security with a longer duration will be more sensitive to changes in interest rates than a similar security with a shorter duration. Given the current historically low interest rate environment, risks associated with rising rates are heightened. If interest rates rise, repayments of principal on certain debt securities, including loans, may occur at a slower rate than expected and the expected length of repayment of those securities could increase as a result.

An issuer or counterparty may fail to pay its obligations to a Fund when they are due. Financial strength and solvency (or the perceived financial strength or solvency) of an issuer are the primary factors influencing credit risk. Changes in the financial condition of an issuer or counterparty, changes in specific economic, social or political conditions that affect a particular type of security or an issuer, and changes in economic, social or political conditions generally can increase the risk of default by an issuer or counterparty, which can affect a security’s credit quality or value and an issuer’s or counterparty’s ability to pay interest and principal when due. The values of lower quality debt, including loans, tend to be particularly sensitive to these changes.

Debt securities rated below investment grade, or unrated securities that are determined by the Adviser to be of comparable quality, are high yield, high risk bonds, commonly known as “junk bonds.” These bonds are predominantly speculative. They are usually issued by companies without long track records of sales and earnings, or by companies with questionable credit strength. These bonds have a higher degree of default risk and may be less liquid than higher-rated bonds. These securities may be subject to greater price volatility due to such factors as specific corporate developments, interest rate sensitivity, negative perceptions of junk bonds generally, and less secondary market liquidity. This potential lack of liquidity may make it more difficult for the Fund to accurately value these securities.

Artisan Partners Funds	105

NOTES TO FINANCIAL STATEMENTS

Investments in loans are generally subject to the same risks as investments in other types of debt obligations, including, among others, the credit risk of nonpayment of principal and interest. In addition, in many cases loans are subject to the risks associated with below investment grade securities. Because there is typically limited public information available regarding loan investments, High Income Fund is particularly dependent on the analytical abilities of the Adviser. High Income Fund may invest in loans made in connection with highly leveraged transactions, which are subject to greater credit and liquidity risks than other types of loans. Although the senior loans in which High Income Fund invests may be secured by specific collateral, there can be no assurance that liquidation of such collateral would satisfy the borrower’s obligation in the event of nonpayment of scheduled interest or principal, or that such collateral could be readily liquidated. In the event of the bankruptcy of a borrower, High Income Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral securing a loan or could recover nothing of what it is owed on the loan. Uncollateralized (i.e., non-secured) loans are subject to greater risk of loss (i.e., nonpayment) in the event of default than secured loans since they do not afford the Fund recourse to collateral. Investments in loans may be difficult to value and may be illiquid, including due to legal or contractual restrictions on resale. Transactions in many loans settle on a delayed basis, and High Income Fund may not receive the proceeds from the sale of a loan for a substantial period after the sale. As a result, sale proceeds related to the sale of loans may not be available to make additional investments until a substantial period after the sale of the loans. It is unclear whether the protections of the securities laws against fraud and misrepresentation extend to loans and other forms of direct indebtedness.

See the Funds’ Prospectus and Statement of Additional Information regarding the risks of investing in shares of the Funds.

(c)	Taxes – No provision was made for federal income taxes or excise taxes since each Fund intends to (i) comply with the provisions of Subchapter M of the Internal Revenue Code applicable to regulated investment companies and (ii) distribute to its shareholders substantially all of its taxable income as well as net realized gains from the sale of investment securities. The Funds may utilize earnings and profits distributed to shareholders on redemptions of Fund shares as part of the dividends paid deduction.

The Funds have analyzed the tax positions taken on federal income tax returns for all remaining open tax years (fiscal years 2009 through 2015) and have concluded that, as of September 30, 2015, no provision for income tax would be required in the Funds’ financial statements. The Funds’ federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and each state’s department of revenue.

As of and during the year ended September 30, 2015, the Funds did not have any liabilities for any unrecognized tax benefits. The Funds recognize interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the Statements of Operations. During the year ended September 30, 2015, the Funds did not incur any interest or penalties.

106	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

The Funds may be subject to taxes imposed on realized and unrealized gains on securities of certain foreign countries in which the Funds invest. The foreign tax expense, if any, was recorded on an accrual basis and is included in “Net realized gain (loss) on investments” and “Net increase (decrease) in unrealized appreciation or depreciation on investments” on the accompanying Statements of Operations. The amount of foreign tax owed, if any, is included in “Payable for foreign taxes” on the accompanying Statements of Assets and Liabilities and is comprised of withholding taxes on foreign dividends and taxes on unrealized gains.

(d)	Portfolio transactions – For financial reporting purposes, security transactions and shareholder transactions were recorded on trade date in accordance with US GAAP. Net realized gains and losses on securities were computed on specific security lot identification.

(e)	Foreign currency translation – Values of foreign investments, open foreign currency forward contracts, payables for capital gains taxes, payables and receivables for securities transactions, dividend and reclaim receivables, other receivables and payables, and cash denominated in a foreign currency were translated into U.S. dollars using a spot market rate of exchange as of the time of determination of each Fund’s NAV on the day of valuation. Purchases and sales of investments and dividend and interest income were translated into U.S. dollars using the current spot market rate of exchange on the date of such transactions. The portion of security gains or losses resulting from changes in foreign exchange rates was included with net realized and unrealized gain or loss from investments, as appropriate, for both financial reporting and tax purposes.

The Funds may enter into foreign currency spot contracts and foreign currency forward contracts. Foreign currency spot contracts are typically used to facilitate the purchase and sale of non-U.S. securities and generally settle within three business days. Foreign currency forward contracts are typically used to hedge against foreign currency exchange rate risks. The Funds could be exposed to loss if the counterparties fail to perform under these contracts. Open foreign currency spot contracts and foreign currency forward contracts, if any, were recorded at market value and recorded in the Statements of Assets and Liabilities. Realized and unrealized gains and losses were reported as foreign currency related transactions and are recorded in the Statements of Operations. For tax purposes, these foreign exchange gains and losses were treated as ordinary income or loss.

As of September 30, 2015, Global Opportunities and International Value had outstanding foreign currency forward contracts, as shown on the Schedules of Investments. Foreign currency spot contracts are not separately disclosed in the Schedules of Investments.

Other foreign currency related transaction gains and losses may result from currency gains and losses realized on the difference between the amounts of dividends and foreign withholding taxes recorded on the Funds’ books and the U.S. dollar equivalent of the amounts actually received or paid. The net increase (decrease) in unrealized appreciation or depreciation on foreign currency related transactions arose from changes in the values of assets and liabilities, other than investments in securities, resulting from changes in foreign exchange rates.

Artisan Partners Funds	107

NOTES TO FINANCIAL STATEMENTS

(f)	Repurchase agreements – Each Fund may enter into repurchase agreements with institutions that the Adviser determines are creditworthy pursuant to criteria adopted by the board of directors. Repurchase agreements were recorded at repurchase price plus accrued interest and were collateralized in an amount greater than or equal to the repurchase price plus accrued interest. Collateral (in the form of U.S. government securities) was held by the Funds’ custodian and, in the event of default on the obligation of the counterparty to repurchase, the Funds had the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation.

Repurchase agreements shown on the Schedules of Investments are presented at gross value. At September 30, 2015, the value of the related collateral exceeded the value of the repurchase agreements, reducing the net settlement amount to zero. Details of the collateral are included within the Schedules of Investments.

(g)	Depositary receipts – Each Fund may invest in depositary receipts. Depositary receipts are typically issued by a financial institution (a “depositary”), evidencing ownership interests in a security issued by an issuer and deposited with the depositary.

(h)	Equity-linked participation certificates – Developing World Fund, Emerging Markets Fund, Global Equity Fund, Global Opportunities Fund, Global Small Cap Fund, Global Value Fund, International Fund, International Small Cap Fund, International Value Fund and Value Fund may invest in equity-linked participation certificates. Equity-linked participation certificates are designed to provide synthetic exposure to one or more underlying securities. An investment in an equity-linked participation certificate typically entitles the holder to a return equal to the market return of the underlying security or securities. There is no off-balance sheet risk associated with equity-linked participation certificates and the Funds’ potential loss is limited to the purchase price of the securities. The Funds are exposed to credit risk associated with the counterparty to the transaction.

(i)	Use of estimates – The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

(j)	Indemnifications – In the normal course of business, the Funds may enter into contracts in which the Funds agree to indemnify the other party or parties against various potential costs or liabilities. A Fund’s maximum exposure under such arrangements is unknown. As of the date of this Report, no claim has been made for indemnification pursuant to any such agreement of the Funds.

(k)

When-Issued/Delayed Delivery Securities – Each Fund may purchase or sell when-issued and delayed delivery securities. Securities purchased on a when-issued or delayed delivery basis are purchased for delivery beyond the normal settlement date at a stated price, and no income accrues to the Fund on such securities prior to delivery date. Payment and delivery for when-issued and delayed delivery securities can take place a month or more after the date of the transaction. When a Fund enters into a purchase transaction on a when-issued or delayed delivery basis, the Fund will hold liquid investments in an amount at least equal in value to the Fund’s commitments to

108	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

purchase such securities. Purchasing securities on a when issued or delayed delivery basis may involve a risk that the market price at the time of delivery may be lower than the agreed upon purchase price.

(l)	Other – Dividend income less foreign taxes withheld, if any, was generally recorded on the ex-dividend date. In some cases, the information was not available to the Fund on the ex-dividend date. In such cases, which may have included private placements and foreign securities, dividends were recorded as soon after the ex-dividend date as reliable information became available to the Funds. Non-cash dividends included in dividend income, if any, were generally recorded at the fair market value of securities received. Interest income was recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Distributions to shareholders were recorded on the ex-dividend date. Expenses attributable to Artisan Partners Funds were generally allocated to each Fund based on net assets. However, other expense allocation methodologies were also used, depending on the nature of the expense item. Expenses attributable to a particular Fund or class were allocated directly to that Fund or class, respectively.

The character of income and net realized gains and losses may differ in some instances for financial statement and tax purposes and may result in reclassification of permanent differences among certain capital accounts to more appropriately conform financial accounting to tax characterizations of dividend and capital gain distributions.

Developing World Fund, Emerging Markets Fund, Global Equity Fund, Global Opportunities Fund, Global Small Cap Fund, Global Value Fund, High Income Fund, International Fund, International Small Cap Fund and International Value Fund generally imposed a 2% redemption fee on shares held 90 days or less. Those redemption fees were recorded as a reduction in the cost of shares redeemed and had the primary effect of increasing paid-in capital. Each Fund reserved the right to waive or reduce the 2% redemption fee on shares held 90 days or less at its discretion when the Fund believed such waiver was in the best interests of the Fund, including, but not limited to, when it determined that imposition of the redemption fee was not necessary to protect the Fund from the effects of short-term trading. The Funds waived the fee on redemption of shares held by certain authorized agents or other Fund intermediaries and otherwise in accordance with the Funds’ prospectus.

(m)	Unfunded Commitments – Pursuant to the terms of certain Term Loan agreements, High Income Fund held unfunded loan commitments as of September 30, 2015. High Income Fund is obligated to fund these loan commitments at the borrower’s discretion. High Income Fund reserves against such contingent obligations by segregating cash and/or other liquid assets. As of September 30, 2015 the total amount segregated in connection with unfunded commitments was $85,000,000.

(3)	Fair value measurements:

Under US GAAP for fair value measurement, accounting standards clarify the definition of fair value for financial reporting, establish a framework for measuring fair value and require additional disclosures about the use of fair value measurements. In accordance with this standard, fair value is defined as the price that each Fund would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most

Artisan Partners Funds	109

NOTES TO FINANCIAL STATEMENTS

advantageous market of the investment. The standard establishes a three-tier hierarchy to distinguish between (1) inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on the market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances (unobservable inputs) and to establish classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value of the Funds’ investments. The three-tier hierarchy of inputs is summarized in three broad levels:

•	Level 1 – quoted prices in active markets for identical investments

•

Level 2 – other significant observable inputs (including but not limited to quoted prices for similar securities, interest rates, credit risks and securities trading primarily outside the U.S. whose value the Fund adjusted as a result of significant market movements following the close of local trading)

•	Level 3 – significant unobservable inputs (including the Funds’ own assumptions in determining a fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk or liquidity associated with investing in those securities. A description of the valuation techniques and fair value leveling applied to the Funds’ major classes of assets are as follows:

Bank Loans & Corporate Bonds – Prices obtained from pricing vendors may use various observable and unobservable inputs, including, but not limited to, recent trading activity, broker-dealers quotations, pricing formulas, estimates of market values obtained from yield data relating to investments with similar characteristics and/or discounted cash flow models that might be applicable. When the approved pricing vendors do not provide an evaluated price, or the provided price is determined by the valuation committee to not represent a fair value, securities may be valued using quotes from dealers that make markets in the securities or pricing models as approved by the valuation committee, or the valuation committee will determine a fair value in accordance with the Funds’ fair value procedures. Bank loans and corporate bonds are generally categorized as Level 2 of the fair value hierarchy unless key inputs are unobservable, in which case they would be categorized as Level 3.

Equity Securities – Exchange-traded equity securities are valued using the last reported trade on the primary exchange in which the security trades. Absent a current trade price, the securities are valued using the closing price from another exchange on which the security is traded or the most recent bid quotation on the principal exchange. If the valuation committee determines the resulting price does not represent a fair value, the valuation committee will determine a fair value based on the information available.

Foreign equity securities prices may be adjusted for significant events such as company-specific news, regional events or significant market movement subsequent to the close of the local exchange on which the security is traded. The Funds utilize a third party research service to assist in determining fair values of foreign equity securities. Equity securities

110	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

valued at a current day reported last trade or bid quotation are generally categorized as Level 1 of the fair value hierarchy. Foreign equity securities in which the last trade or bid quotation are adjusted for significant events, or local market holidays, are generally categorized as Level 2. Equity securities fair valued in good faith by the valuation committee are generally categorized as Level 2 or 3, depending on the observability of the inputs utilized.

Other Instruments – Foreign currency forward contracts are valued based upon forward currency exchange rates as of the close of regular session trading on the NYSE. Repurchase agreements are valued at cost plus accrued interest. Foreign currency forward contracts and repurchase agreements are generally categorized as Level 2.

The following table summarizes each Fund’s investments by major security type, based on the inputs used to determine their fair values as of September 30, 2015 (in thousands):

Fund	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Total
Developing World
Common Stocks(1)
Developed Markets	$12,522	$16,344	$-	$28,866
Emerging Asia	12,628	34,266	-	46,894
Europe, Middle East & Africa	1,804	12,738	-	14,542
Latin America	13,365	-	-	13,365
Equity-Linked Securities(1)
Europe, Middle East & Africa	-	2,025	-	2,025
Repurchase Agreement	-	13,083	-	13,083
Total Investments	$40,319	$78,456	$-	$118,775
Emerging Markets
Common Stocks(1)
Developed Markets	$-	$2,362	$-	$2,362
Emerging Asia	2,394	24,520	73	26,987
Europe, Middle East & Africa	201	8,437	-	8,638
Latin America	6,995	-	-	6,995
Equity-Linked Securities(1)
Emerging Asia	-	400	-	400
Preferred Stocks(1)
Emerging Asia	-	3,098	-	3,098
Latin America	563	-	-	563
Convertible Debentures(1)
Latin America	-	-	1	1
Repurchase Agreement	-	1,392	-	1,392
Total Investments	$10,153	$40,209	$74	$50,436

Artisan Partners Funds	111

NOTES TO FINANCIAL STATEMENTS

Fund	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Total
Global Equity
Common Stocks(1)
Americas	$171,569	$-	$-	$171,569
Emerging Markets	11,334	25,078	-	36,412
Europe	-	70,717	-	70,717
Pacific Basin	-	7,664	-	7,664
Preferred Stocks(1)
Europe	-	1,297	-	1,297
Repurchase Agreement	-	9,555	-	9,555
Total Investments	$182,903	$114,311	$-	$297,214
Global Opportunities
Common Stocks(1)
Americas	$717,254	$-	$-	$717,254
Emerging Markets	37,781	67,885	-	105,666
Europe	44,331	241,721	-	286,052
Pacific Basin	-	140,648	-	140,648
Repurchase Agreement	-	108,124	-	108,124
Total Investments	799,366	558,378	-	1,357,744
Foreign Currency Forward Contracts(2)	-	(1,460)	-	(1,460)
Total	$799,366	$556,918	$-	$1,356,284
Global Small Cap
Common Stocks(1)
Americas	$17,663	$-	$-	$17,663
Emerging Markets	6,338	21,829	-	28,167
Europe	1,163	64,749	-	65,912
Pacific Basin	-	7,082	-	7,082
Repurchase Agreement	-	10,148	-	10,148
Total Investments	$25,164	$103,808	$-	$128,972
Global Value
Common Stocks(1)
Americas	$842,216	$-	$-	$842,216
Emerging Markets	40,352	70,886	-	111,238
Europe	-	440,230	-	440,230
Pacific Basin	-	1,456	-	1,456
Preferred Stocks(1)
Emerging Markets	2,640	-	-	2,640
Repurchase Agreement	-	120,798	-	120,798
Total Investments	$885,208	$633,370	$-	$1,518,578

112	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

Fund	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Total
High Income
Corporate Bonds(1)	$-	$642,941	$-	$642,941
Bank Loans(1)	-	191,802	-	191,802
Convertible Debentures(1)	-	26,065	-	26,065
Repurchase Agreement	-	94,577	-	94,577
Total Investments	$-	$955,385	$-	$955,385
International
Common Stocks(1)
Americas	$2,640,898	$201,725	$-	$2,842,623
Emerging Markets	1,293,953	958,546	-	2,252,499
Europe	97,689	9,377,480	-	9,475,169
Pacific Basin	-	1,942,106	-	1,942,106
Equity-Linked Securities(1)
Europe	-	216,563	-	216,563
Preferred Stocks(1)
Europe	-	231,478	-	231,478
Repurchase Agreement	-	619,768	-	619,768
Total Investments	$4,032,540	$13,547,666	$-	$17,580,206
International Small Cap
Common Stocks(1)
Americas	$11,393	$-	$-	$11,393
Emerging Markets	42,481	180,897	-	223,378
Europe	-	622,037	-	622,037
Pacific Basin	-	19,739	-	19,739
Repurchase Agreement	-	78,327	-	78,327
Total Investments	$53,874	$901,000	$-	$954,874
International Value
Common Stocks(1)
Americas	$1,581,727	$-	$-	$1,581,727
Emerging Markets	533,672	571,451	-	1,105,123
Europe	108,151	5,808,347	-	5,916,498
Pacific Basin	-	514,950	-	514,950
Preferred Stocks(1)
Emerging Markets	17,340	29,485	-	46,825
Repurchase Agreement	-	1,440,116	-	1,440,116
Total Investments	2,240,890	8,364,349	-	10,605,239
Foreign Currency Forward Contracts(2)	-	(9,267)	-	(9,267)
Total	$2,240,890	$8,355,082	$-	$10,595,972

Artisan Partners Funds	113

NOTES TO FINANCIAL STATEMENTS

Fund	Level 1 - Quoted Prices	Level 2 - Other Significant Observable Inputs	Level 3 - Significant Unobservable Inputs	Total
Mid Cap
Common Stocks(1)	$8,370,742	$-	$-	$8,370,742
Repurchase Agreement	-	501,889	-	501,889
Total Investments	$8,370,742	$501,889	$-	$8,872,631
Mid Cap Value
Common Stocks(1)	$6,148,022	$-	$-	$6,148,022
Repurchase Agreement	-	405,627	-	405,627
Total Investments	$6,148,022	$405,627	$-	$6,553,649
Small Cap
Common Stocks(1)	$1,188,278	$-	$-	$1,188,278
Repurchase Agreement	-	88,644	-	88,644
Total Investments	$1,188,278	$88,644	$-	$1,276,922
Small Cap Value
Common Stocks(1)	$470,511	$-	$-	$470,511
Repurchase Agreement	-	26,117	-	26,117
Total Investments	$470,511	$26,117	$-	$496,628
Value
Common Stocks(1)	$867,195	$44,833	$-	$912,028
Preferred Stocks(1)	-	54,906	-	54,906
Repurchase Agreement	-	19,159	-	19,159
Total Investments	$867,195	$118,898	$-	$986,093

(1)See the Fund’s Schedule of Investments for sector or country classifications.
(2)Foreign currency forward contracts are valued at unrealized appreciation (depreciation).
Transfers between investment levels may occur as the markets fluctuate and/or the availability of data used in an investment’s valuation changes. The Funds recognize transfers between the levels as of the end of the period. At September 30, 2015, the fair value of certain securities was determined based on other observable inputs, such as quoted prices for securities of the same issuer that trade on a different exchange, or were adjusted due to developments that occurred between the time of the close of foreign markets on which they trade and the close of regular session trading on the NYSE, which resulted in their Level 2 classification. There were no transfers from Level 2 to Level 1 during the period. The following table summarizes security transfers from Level 1 to Level 2 for each applicable Fund as of September 30, 2015 (in thousands):

Transfers from Level 1 to Level 2
Emerging Markets	$30,497
Global Equity	57,273
Global Opportunities	210,491
Global Small Cap	27,990
Global Value	472,907
International	9,110,066
International Small Cap	496,327
International Value	6,456,256
Value	79,576

114	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

Information about Level 3 fair value measurements (dollar values in thousands):

Assets	Fair Value at September 30, 2015	Valuation Technique(s)	Unobservable Input(s)	Impact to Fair Value from an Increase in Input
Emerging Markets Fund
Common Stocks	$73	Discounts for illiquidity and uncertainty	Last trade in inactive market less 95% discount	Decrease
Convertible Debentures	1	Last Trade	Last trade in inactive market	Increase

As of September 30, 2015, the reconciliation of assets in which significant unobservable inputs (Level 3) were used in determining fair value, is as follows (in thousands):

	Emerging Markets Fund	Global Value Fund
Balance as of September 30, 2014	$ 93	$7,116
Transfers into Level 3	-	-
Net change in unrealized appreciation (depreciation) for investments held as of September 30, 2015	9,426	1,667
Purchases	-	-
Sales	(1,000)	(5,454)
Realized Gain/Loss	(8,445)	(3,329)
Transfers out of Level 3	-	-

Balance as of September 30, 2015	$ 74	$ -

International Value Fund
Balance as of September 30, 2014	$ 44,852
Transfers into Level 3	-
Net change in unrealized appreciation (depreciation) for investments held as of September 30, 2015	10,504
Purchases	-
Sales	(34,347)
Realized Gain/Loss	(21,009)
Transfers out of Level 3	-

Balance as of September 30, 2015	$ -

(4)	Offsetting:

Each Fund is a party to various master netting agreements. While the terms and conditions of these agreements may vary, all transactions under any such agreement constitute a single contractual relationship. Each party’s obligation to make any payments, deliveries or other transfers in respect of any transaction under such an agreement may be netted against the other party’s obligations under such agreement. A default by a party in performance with respect to one transaction under such an agreement would give the other party the right to terminate all transactions under such agreement and calculate one net amount owed from one party to the other.

Artisan Partners Funds	115

NOTES TO FINANCIAL STATEMENTS

The following tables present information about the offsetting of derivative instruments and collateral amounts (in thousands):

Foreign currency forward contracts
	Gross Amounts Not Offset in the Statements of Assets and Liabilities
Portfolio	Counterparty	Gross Liability Amounts Presented in Statement of Assets and Liabilities	Financial Instrument	Collateral Pledged	Net Amount (Not Less Than $0)
Global Opportunities	State Street Bank and Trust Company	$1,460	$-	$-	$1,460
International Value	State Street Bank and Trust Company	9,267	-	-	9267

(5)	Transfer agent and authorized agent fees:

Each Fund paid fees to, and reimbursed certain expenses of, the Funds’ transfer agent during the period. In addition, the Funds have authorized certain financial services companies, broker-dealers, banks or other authorized agents, and in some cases, other organizations designated by an authorized agent (with their designees, collectively “authorized agents”) to accept purchase, exchange and redemption orders for Investor Shares and Advisor Shares, as applicable, on the Funds’ behalf. Many authorized agents charged a fee for accounting and shareholder services that the agent provided to Fund shareholders on the Fund’s behalf. Those services typically included recordkeeping, transaction processing for shareholders’ accounts and other services. Generally, the fee was either a per account charge based on the number of accounts to which the authorized agent provided such services, or was a percentage (as of September 30, 2015 up to 0.40% annually for Investor Shares and 0.15% annually for Advisor Shares) of the average value of Fund shares held in such accounts. Each Fund paid a portion of such fees, which are intended to compensate the authorized agent for its provision of services of the type that would be provided by the Funds’ transfer agent or other service providers if the shares were registered on the books of the Funds’ transfer agent. The balance of the fees incurred during the period was paid by the Adviser. The Funds’ expenses incurred for services provided by authorized agents were included in “Transfer agent fees” in the Statements of Operations. The table below shows the fees and expenses to the Funds’ transfer agent and the fees to authorized agents incurred by each class of each Fund during the year ended September 30, 2015 (in thousands):

	Year Ended 9/30/2015
Fund	Fees and Expenses to Transfer Agent	Fees to Authorized Agents	Total
Artisan Developing World Fund - Investor Shares(1)	$ 8	$ 7	$ 15
Artisan Developing World Fund - Institutional Shares(1)	8	-	8
Artisan Developing World Fund - Advisor Shares(1)	8	3	11
Artisan Emerging Markets Fund - Investor Shares	63	59	122
Artisan Emerging Markets Fund - Institutional Shares	20	-	20
Artisan Global Equity Fund - Investor Shares	69	601	670
Artisan Global Opportunities Fund - Investor Shares	79	1,529	1,608
Artisan Global Opportunities Fund - Institutional Shares	21	-	21

116	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

	Year Ended 9/30/2015
Fund	Fees and Expenses to Transfer Agent	Fees to Authorized Agents	Total
Artisan Global Opportunities Fund - Advisor Shares(2)	$18	$4	$22
Artisan Global Small Cap Fund - Investor Shares	67	317	384
Artisan Global Value Fund - Investor Shares	85	2,678	2,763
Artisan Global Value Fund - Institutional Shares	22	-	22
Artisan Global Value Fund - Advisor Shares(2)	18	44	62
Artisan High Income Fund - Investor Shares	66	966	1,032
Artisan High Income Fund - Advisor Shares	63	187	250
Artisan International Fund - Investor Shares	770	28,518	29,288
Artisan International Fund - Institutional Shares	30	-	30
Artisan International Fund - Advisor Shares(2)	81	396	477
Artisan International Small Cap Fund - Investor Shares	87	1,891	1,978
Artisan International Value Fund - Investor Shares	301	15,951	16,252
Artisan International Value Fund - Institutional Shares	25	-	25
Artisan International Value Fund - Advisor Shares(2)	92	604	696
Artisan Mid Cap Fund - Investor Shares	131	11,063	11,194
Artisan Mid Cap Fund - Institutional Shares	36	-	36
Artisan Mid Cap Fund - Advisor Shares(2)	19	76	95
Artisan Mid Cap Value Fund - Investor Shares	238	15,656	15,894
Artisan Mid Cap Value Fund - Institutional Shares	24	-	24
Artisan Mid Cap Value Fund - Advisor Shares(2)	19	141	160
Artisan Small Cap Fund - Investor Shares	110	2,288	2,398
Artisan Small Cap Fund - Institutional Shares	20	-	20
Artisan Small Cap Value Fund - Investor Shares	84	1,624	1,708
Artisan Small Cap Value Fund - Institutional Shares	21	-	21
Artisan Value Fund - Investor Shares	82	1,878	1,960
Artisan Value Fund - Institutional Shares	20	-	20
Artisan Value Fund - Advisor Shares(2)	19	143	162

(1)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.
(2)	For the period from commencement of operations (April 1, 2015) through September 30, 2015.

(6)	Commission recapture:

Each Fund except High Income Fund has the ability to direct transactions in equity securities to various brokers that have agreed to rebate a portion of the commissions generated. During the period, such cash rebates were made directly to the applicable Fund and were included in net realized gain or loss on investments in the Statements of Operations for the year ended September 30, 2015 as follows (in thousands):

Emerging Markets	$45
Global Equity	1
Global Opportunities	19

Artisan Partners Funds	117

NOTES TO FINANCIAL STATEMENTS

Global Value	$-	(1)
International	62
International Small Cap	1
International Value	1
Mid Cap	161
Mid Cap Value	254
Small Cap	34
Small Cap Value	115
Value	69

(1) Amount rounds to less than $1.

(7)	Derivative Transactions:

The fair value of derivative instruments as reported in the Statements of Assets and Liabilities as of September 30, 2015 was as follows (in thousands):

Fund	Risk Exposure Category	Statement of Assets and Liabilities location	Value
Global Opportunities	Foreign currency forward contracts	Unrealized loss on foreign currency forward contracts	$(1,460)
International Value	Foreign currency forward contracts	Unrealized loss on foreign currency forward contracts	$(9,267)

The effect of derivative instruments on the Statements of Operations for the year ended September 30, 2015 was as follows (in thousands):

Amount of Realized Gain on Derivatives Recognized in Income

Fund	Risk Exposure Category	Statement of Operations location	Value
Global Opportunities	Foreign currency forward contracts	Net realized gain on foreign currency related transactions	$4,328
Global Value	Foreign currency forward contracts	Net realized gain on foreign currency related transactions	$2,953
High Income	Foreign currency forward contracts	Net realized gain on foreign currency related transactions	$1,009
International Value	Foreign currency forward contracts	Net realized gain on foreign currency related transactions	$118,033

Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income

Fund	Risk Exposure Category	Statement of Operations location	Value
Global Opportunities	Foreign currency forward contracts	Net decrease in unrealized appreciation or depreciation on foreign currency related transactions	$(2,802)
Global Value	Foreign currency forward contracts	Net decrease in unrealized appreciation or depreciation on foreign currency related transactions	$(1,429)
High Income	Foreign currency forward contracts	Net decrease in unrealized appreciation or depreciation on foreign currency related transactions	$(225)
International Value	Foreign currency forward contracts	Net decrease in unrealized appreciation or depreciation on foreign currency related transactions	$(55,756)

118	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

Volume of derivative activity

Fund	Contracts Closed(1)	Contracts Opened(1)	Contracts Open at September 30, 2015
Global Opportunities	3	2	1
Global Value	5	1	-
High Income	1	1	-
International Value	3	2	1

(1)	During the year ended September 30, 2015.

(8)	Transactions with affiliates:

The Adviser, with which the officers and a director of Artisan Partners Funds are affiliated, provided investment advisory and administrative services to the Funds. In exchange for those services, each Fund pays a monthly management fee to the Adviser as follows:

Developing World Fund and Emerging Markets Fund

Average Daily Net Assets	Annual Rate
Less than $1 billion	1.050%
$1 billion to $2 billion	1.025
$2 billion to $3.5 billion	1.000
$3.5 billion to $5 billion	0.975
Greater than $5 billion	0.950

Global Equity Fund and Global Value Fund

Average Daily Net Assets	Annual Rate
Less than $1 billion	1.000%
$1 billion to $4 billion	0.975
$4 billion to $8 billion	0.950
$8 billion to $12 billion	0.925
Greater than $12 billion	0.900

Global Opportunities Fund

Average Daily Net Assets	Annual Rate
Less than $1 billion	0.900%
$1 billion to $4 billion	0.875
$4 billion to $8 billion	0.850
$8 billion to $12 billion	0.825
Greater than $12 billion	0.800

Global Small Cap Fund

Average Daily Net Assets	Annual Rate
All	1.000%

Artisan Partners Funds	119

NOTES TO FINANCIAL STATEMENTS

High Income Fund

Average Daily Net Assets	Annual Rate
Less than $1 billion	0.725%
$1 billion to $2 billion	0.700
$2 billion to $3.5 billion	0.675
$3.5 billion to $10 billion	0.650
Greater than $10 billion	0.625

International Fund

Average Daily Net Assets	Annual Rate
Less than $500 million	1.000%
$500 million to $750 million	0.975
$750 million to $1 billion	0.950
$1 billion to $12 billion	0.925
Greater than $12 billion	0.900

International Small Cap Fund

Average Daily Net Assets	Annual Rate
All	1.250%

International Value Fund, Mid Cap Fund, Mid Cap Value Fund, Small Cap Fund, and Small Cap Value Fund

Average Daily Net Assets	Annual Rate
Less than $500 million	1.000%
$500 million to $750 million	0.975
$750 million to $1 billion	0.950
Greater than $1 billion	0.925

Value Fund

Average Daily Net Assets	Annual Rate
Less than $50 million	0.800%
$50 million to $100 million	0.760
$100 million to $500 million	0.720
$500 million to $7.5 billion	0.680
Greater than $7.5 billion	0.640

The Adviser has contractually agreed to reimburse the Funds for their management fees and any other ordinary operating expenses (excluding taxes, interest, all commissions and other normal charges incident to the purchase and sale of portfolio securities, and extraordinary charges such as litigation costs) as follows:

Fund	Expense Limit as a % of Average Daily Net Assets	Expiration Date	Expenses Waived
Developing World Fund - Investor Shares	1.50%	February 1, 2017	$30,000
Developing World Fund - Institutional Shares	1.40%	February 1, 2017	24,000

120	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

Fund	Expense Limit as a % of Average Daily Net Assets	Expiration Date	Expenses Waived
Developing World Fund - Advisor Shares	1.40%	February 1, 2017	$34,000
Emerging Markets Fund - Investor Shares	1.50%	February 1, 2017	103,000
Emerging Markets Fund - Institutional Shares	1.50%	February 1, 2017	-
Global Equity Fund	1.50%	February 1, 2017	-
Global Opportunities Fund - Advisor Shares	1.10%	February 1, 2017	42,000
Global Small Cap Fund	1.50%	February 1, 2017	41,000
Global Value Fund - Advisor Shares	1.20%	February 1, 2017	16,000
High Income Fund - Investor Shares	1.25%	February 1, 2017	-
High Income Fund - Advisor Shares	1.25%	February 1, 2017	-
International Fund - Advisor Shares	1.07%	February 1, 2017	8,000
International Value Fund - Advisor Shares	1.06%	February 1, 2017	87,000
Mid Cap Fund - Advisor Shares	1.10%	February 1, 2017	26,000
Mid Cap Value Fund - Advisor Shares	1.09%	February 1, 2017	34,000
Value Fund - Advisor Shares	0.88%	February 1, 2017	-

For the period ended September 30, 2015, no operating expenses were reimbursed by the Adviser. The Funds had no receivables from or payables to the Adviser as of September 30, 2015.

The officers and director of Artisan Partners Funds who are affiliated with the Adviser receive no compensation from the Funds. Prior to July 1, 2015, compensation paid to the directors of Artisan Partners Funds who are not affiliated persons of the Adviser for their services as such was based on an annual fee of $260,000, payable quarterly, subject to an additional increase of $10,000 upon commencement of operations of any new series of Artisan Partners Funds. In addition, the independent chair of the board of directors receives an additional $60,000 annually, payable quarterly, the independent chair of the audit committee receives an additional $45,000 annually, payable quarterly and the independent chair of the governance and nominating committee receives an additional $30,000 annually, payable quarterly. Effective July 1, 2015, for each director, the amount of the annual retainer increased by $10,000 to $270,000, due to the commencement of operations of Developing World Fund. Additionally, each director is entitled to reimbursement of expenses related to his or her duties as a director of Artisan Partners Funds. These fees were generally allocated to each of the Artisan Partners Funds based on net assets, subject to a minimum allocation of $1,500 to each Fund per quarter.

Artisan Partners Funds has adopted a deferred compensation plan for directors who are not affiliated persons of the Adviser that enables directors to elect to defer receipt of all or a portion of the annual compensation they are entitled to receive from the Funds. For purposes of determining the amount owed to the directors under the plan, deferred amounts were invested in shares of Artisan Partners Funds as selected by the individual directors. Each Fund purchased shares of Artisan Partners Funds selected for deferral by the directors in amounts equal to their investment, resulting in a Fund asset equal to the deferred compensation liability. Such assets were included as a component of “Other assets” on the Statement of Assets and Liabilities. Deferral of directors’ fees under the plan did not affect the net assets of the Funds, and did not materially affect the Funds’ assets, liabilities or net investment income per share. Amounts will be deferred until distributed in accordance with the plan.

Artisan Partners Funds	121

NOTES TO FINANCIAL STATEMENTS

Shares of Artisan Partners Funds are offered for sale by Artisan Partners Distributors LLC (“Distributors”). Distributors is wholly owned by Artisan Holdings. All distribution expenses relating to the Funds are paid by the Adviser.

(9)	Line of credit arrangement:

Prior to June 17, 2015, Artisan Partners Funds was party to a line of credit agreement with State Street Bank and Trust Company (“SSB”), under which each Fund could have borrowed up to $75 million, provided that such borrowing did not exceed the lesser of (a) 33 1/3% of its adjusted net assets, with adjusted net assets being total assets less total liabilities (excluding indebtedness for borrowed money) after giving effect to the borrowing, and (b) the maximum amount the Fund is permitted to borrow pursuant to applicable law, pursuant to the Fund’s prospectus limitations on indebtedness, pursuant to any vote of the shareholders of the Fund, or pursuant to any limitation on borrowings in any applicable agreement with any governmental authority or regulator or any other applicable agreement or document to which such Fund is a party; provided that the aggregate borrowings by all Artisan Partners Funds may not exceed $100 million. Effective, June 17, 2015, Artisan Partners Funds was party to a line of credit agreement with a syndicate of financial institutions, including SSB, as lenders and SSB as administrative agent that expires in June 2016. Under this new line of credit, each Fund can borrow an amount that shall not exceed the lesser of a) 33 1/3% of its adjusted net assets, with adjusted net assets being total assets less total liabilities (excluding indebtedness for borrowed money) after giving effect to the borrowing, and (b) the maximum amount the Fund is permitted to borrow pursuant to applicable law, pursuant to the Fund’s prospectus limitations on indebtedness, pursuant to any vote of the shareholders of the Fund, or pursuant to any limitation on borrowings in any applicable agreement with any governmental authority or regulator or any other applicable agreement or document to which such Fund is a party; provided that the aggregate borrowings by all Artisan Partners Funds may not exceed $150 million. Artisan Partners Funds paid a commitment fee at the annual rate of 0.125% on the unused portion of the line of credit and interest was charged on any borrowings at the higher of the current Federal Funds or overnight LIBOR rates plus 1.25%. The commitment fee is allocated to each Fund based on net assets. The use of the line of credit was generally restricted to temporary borrowing for extraordinary or emergency purposes. During the year ended September 30, 2015, there were no borrowings under the line of credit for any of the Funds, except for Emerging Markets Fund, Global Equity Fund and Global Small Cap Fund, which had maximum borrowings of approximately $43,168,000, $4,095,000 and $3,457,000, respectively.

(10)	Investment transactions:

The cost of securities purchased and the proceeds from the sale of securities (excluding short-term securities) for the year ended September 30, 2015 were as follows (in thousands):

Fund	Security Purchases	Security Sales
Developing World(1)	$120,873	$4,964
Emerging Markets	44,246	373,407
Global Equity	275,638	208,495
Global Opportunities	842,476	661,919
Global Small Cap	120,281	145,778

122	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

Fund	Security Purchases	Security Sales
Global Value	$313,023	$517,550
High Income	992,271	581,786
International	10,951,147	8,263,059
International Small Cap	420,029	550,791
International Value	2,416,109	2,322,343
Mid Cap	4,727,481	5,821,627
Mid Cap Value	2,643,497	5,982,553
Small Cap	615,978	949,783
Small Cap Value	352,852	1,270,165
Value	876,504	1,119,796

(1)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.

(11)	Transactions in securities of affiliates:

The table below shows information about securities of the Funds’ “affiliates” (as defined below) that were held by the Funds, purchased or sold by the Funds, or from which dividends were received by the Funds during the year ended September 30, 2015 (dollar values in thousands). The Funds identify a company as an affiliate for the purpose of this report if one or more of the Funds owned, in the aggregate, voting securities that it believed represented 5% or more of that company’s outstanding voting securities (as defined by the 1940 Act) during the year ended September 30, 2015.

		As of 9/30/14			Net Realized Gain (Loss)		As of 9/30/15
Fund	Security	Share Balance	Purchase Cost	Sales Proceeds		Dividend Income@	Share Balance	Value
Global Equity
	China Oil & Gas Group Ltd.§	44,698,000	$73	$2,372	$(2,017)	$-	23,840,000	$1,492
	Ginko International Co., Ltd.†	602,000	2,824	710	(193)	163	791,000	8,008
	Total#		$2,897	$3,082	$(2,210)	$163		$8,008
Global Opportunities
	IHS, Inc., Class A	496,795	$14,724	$4,347	$(500)	$-	581,487	$67,452
	Stanley Electric Co., Ltd.	-	14,293	-	-	88	686,400	13,750
	Total#		$29,017	$4,347	$(500)	$88		$81,202
Global Small Cap
	China Oil & Gas Group Ltd.§	39,460,000	$-	$2,637	$(1,614)	$-	17,020,000	$1,065
	Ginko International Co., Ltd.†	494,000	683	1,254	(733)	91	444,000	4,495
	Oldtown Bhd§	4,636,475	-	1,967	(962)	-	-	-
	Total#		$683	$5,858	$(3,309)	$91		$4,495
Global Value
	Arch Capital Group Ltd.	958,157	$-	$8,568	$763	$-	824,053	$60,543
	ISS AS†	984,056	8,484	4,531	(91)	748	1,159,246	38,560
	Joy Global, Inc.†	-	23,743	582	(278)	222	603,577	9,011
	Serco Group plc§†	1,395,590	1,553	3,682	(4,461)	-	1,751,230	2,705
	Total#		$33,780	$17,363	$(4,067)	$970		$108,114

Artisan Partners Funds	123

NOTES TO FINANCIAL STATEMENTS

		As of 9/30/14			Net Realized Gain (Loss)		As of 9/30/15
Fund	Security	Share Balance	Purchase Cost	Sales Proceeds		Dividend Income@	Share Balance	Value
	International
	IHI Corp.§	81,032,963	$47,679	$124,772	$1,397	$2,950	63,733,422	$164,099
	NGK Insulators Ltd.§	17,247,482	76,694	206,207	55,304	3,075	12,110,861	232,444
	Total#		$124,373	$330,979	$56,701	$6,025		$-
	International Small Cap
	China Oil & Gas Group Ltd.§	261,120,000	$-	$13,410	$(10,319)	$-	141,720,000	$8,869
	Comet Holding AG†	35,808	4,532	948	(112)	418	40,085	27,745
	Ginko International Co., Ltd.†	3,349,000	11,379	3,791	(1,598)	851	4,043,000	40,930
	Oldtown Bhd§	20,419,525	-	8,916	(4,363)	-	-	-
	Total#		$15,911	$27,065	$(16,392)	$1,269		$68,675
	International Value
	Akastor ASA§	14,415,446	$-	$19,887	$(39,624)	$-	-	$-
	Aker Solutions ASA†	14,415,446	24,040	2,383	(2,806)	2,260	17,389,284	60,172
	Alent plc§	18,377,001	735	134,270	40,209	1,699	-	-
	Arch Capital Group Ltd.	6,031,602	19,262	7,401	910	-	6,225,338	457,376
	ISS AS†	6,841,635	53,900	7,753	(807)	5,135	8,567,470	284,979
	Panalpina Welttransport Holding AG†	1,722,398	32,970	622	459	4,960	1,988,088	217,607
	Serco Group plc§†	13,333,597	50,910	47,149	(59,402)	-	23,525,317	36,337
	Societe Television Francaise 1§†	9,831,366	10,853	186,868	43,789	9,575	-	-
	Stanley Electric Co., Ltd.	9,993,200	1,679	17,080	1,660	2,316	9,306,804	186,432
	Vesuvius plc	20,662,360	24,916	4,223	(399)	5,325	23,945,533	127,891
	Total#		$219,265	$427,636	$(16,011)	$31,270		$1,334,457
	Mid Cap
	FLIR Systems, Inc.§	2,753,836	$24,062	$102,139	$6,957	$1,267	-	$-
	IHS, Inc., Class A	3,450,813	2,926	44,426	1,511	-	3,101,243	359,744
	Total#		$26,988	$146,565	$8,468	$1,267		$359,744
	Mid Cap Value
	Arch Capital Group Ltd.	3,818,624	$-	$87,388	$54,730	$-	2,442,126	$179,423
	Arrow Electronics, Inc.§	5,282,526	-	110,552	38,905	-	3,378,316	186,753
	Avnet, Inc.§	6,940,710	20,078	106,810	21,051	3,841	4,920,841	210,022
	Denbury Resources, Inc.§†	13,918,877	43,450	39,293	(60,558)	3,844	12,419,877	30,305
	FLIR Systems, Inc.§	7,923,855	-	88,200	17,366	2,821	5,067,474	141,839
	Hatteras Financial Corp.§	7,662,175	11,771	70,742	(35,546)	10,268	4,400,276	66,664
	Joy Global, Inc.†	2,759,243	101,660	39,107	(21,414)	2,940	4,199,074	62,692
	Kennametal, Inc.§†	3,128,658	74,241	52,891	(16,612)	3,218	3,588,403	89,315
	McDermott International, Inc.§	13,345,344	-	19,063	(34,897)	-	8,521,556	36,643
	NeuStar, Inc., Class A§	3,539,006	-	98,674	(70,574)	-	-	-
	Total#		$251,200	$712,720	$(107,549)	$26,932		$242,115
	Small Cap
	Ultratech, Inc.§	440,409	$-	$8,551	$(5,281)	$-	-	$-
	Total#		$-	$8,551	$(5,281)	$-	-	$-

124	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

		As of 9/30/14			Net Realized Gain (Loss)		As of 9/30/15
Fund	Security	Share Balance	Purchase Cost	Sales Proceeds		Dividend Income@	Share Balance	Value
Small Cap Value
	Arrow Electronics, Inc.§	629,017	$-	$23,534	$16,789	$-	220,431	$12,185
	Hatteras Financial Corp.§	1,215,213	1,419	16,958	(7,181)	1,053	367,499	5,568
	Kennametal, Inc.§†	-	14,748	6,483	(996)	153	216,134	5,380
	McDermott International, Inc.§	549,697	-	1,180	(1,155)	-	237,871	1,023
	Ultratech, Inc.§	1,328,650	-	16,024	5,994	-	450,483	7,217
	Total#		$16,167	$64,179	$13,451	$1,206		$-
Value
	Arch Capital Group Ltd.	476,794	$-	$7,127	$1,845	$-	361,651	$26,570
	Avnet, Inc.§	988,293	9,539	13,177	444	696	942,923	40,244
	Denbury Resources, Inc.§†	3,025,951	28,277	9,215	(13,181)	1,166	4,203,525	10,257
	Joy Global, Inc.†	-	60,000	2,207	(824)	450	1,677,990	25,053
	Total#		$97,816	$31,726	$(11,716)	$2,312		$51,623

@	Net of foreign taxes withheld, if any.
#	Total value as of September 30, 2015 is presented for only those issuers that were affiliates as of September 30, 2015.
§	Issuer was no longer an affiliate as of September 30, 2015.
†	Issuer was not an affiliate as of September 30, 2014.

(12)	Information for Federal income tax purposes:

For Federal income tax purposes, the cost of investments, gross unrealized appreciation, gross unrealized depreciation and net unrealized appreciation (depreciation) on investments as of September 30, 2015 was as follows (in thousands):

Fund	Cost of Investments	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation) on Investments
Developing World	$128,038	$451	$(9,714)	$(9,263)
Emerging Markets	60,087	9,507	(19,158)	(9,651)
Global Equity	298,343	25,659	(26,788)	(1,129)
Global Opportunities	1,200,813	203,910	(46,979)	156,931
Global Small Cap	137,395	8,277	(16,700)	(8,423)
Global Value	1,478,564	190,597	(150,583)	40,014
High Income	1,003,487	2,097	(50,199)	(48,102)
International	16,677,684	1,886,686	(984,164)	902,522
International Small Cap	799,891	207,199	(52,216)	154,983
International Value	9,692,080	1,897,741	(984,582)	913,159
Mid Cap	6,813,232	2,301,209	(241,810)	2,059,399
Mid Cap Value	5,994,891	1,528,286	(969,528)	558,758
Small Cap	954,025	381,020	(58,123)	322,897
Small Cap Value	488,485	81,786	(73,643)	8,143
Value	1,072,874	137,375	(224,156)	(86,781)

Artisan Partners Funds	125

NOTES TO FINANCIAL STATEMENTS

The difference between cost of investments for financial reporting and cost of investments for Federal income tax purposes was due primarily to timing differences in recognizing certain gains and losses on security transactions (e.g., wash sale loss deferrals and passive foreign investment company transactions).

The tax characterization of ordinary income dividends and long-term capital gain distributions paid during the year ended September 30, 2015 and the year ended September 30, 2014 were as follows (in thousands):

	Year or Period Ended 9/30/2015				Year or Period Ended 9/30/2014
Fund	Ordinary Income Dividends		Long-Term Capital Gain Distributions		Ordinary Income Dividends			Long-Term Capital Gain Distributions
Developing World	$-	(1)	$-	(1)	$	n/a		$	n/a
Emerging Markets	3,476		-			5,398			-
Global Equity	5,271		1,962			5,757			1,727
Global Opportunities	4,684		26,461			-			-
Global Small Cap	1,155		1,195			123			-
Global Value	44,958		16,540			17,231			13,976
High Income	44,032		-			8,298	(2)		-	(2)
International	140,063		-			146,761			-
International Small Cap	249		59,110			4,979			64,142
International Value	303,204		442,441			270,940			529,732
Mid Cap	-		954,288			-			704,116
Mid Cap Value	163,488		928,701			99,168			411,068
Small Cap	-		-			-			-
Small Cap Value	22,246		239,033			28,513			77,575
Value	38,081		68,946			23,724			54,490

(1)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.
(2)	For the period from commencement of operations (March 19, 2014) through September 30, 2014.

Ordinary income dividends and long-term capital gain distributions were determined in accordance with income tax regulations that impose treatment that is different from the treatment that would result from the application of US GAAP for such items as net short-term gains, wash sale loss deferrals, passive foreign investment company transactions, foreign currency transactions, net investment losses and qualified late year ordinary losses.

Gains on redemptions in-kind for International Fund, International Value Fund, Mid Cap Fund and Mid Cap Value Fund, of approximately $95,868,000, $8,403,000, $32,607,000 and $15,209,000, respectively, were included in net realized gain on investments in the Statements of Operations for the year ended September 30, 2015, and were not recognized for Federal income tax purposes. These net realized gains represented permanent book/tax differences and were reclassified to “Fund shares issued and outstanding” on the accompanying Statements of Assets and Liabilities.

126	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

In order to meet certain excise tax distribution requirements, the Funds are required to measure and distribute annually, net capital gains realized during a twelve-month period ending October 31 and net investment income earned during a twelve-month period ending December 31. In connection with these requirements, the Funds are permitted for tax purposes to defer into their next fiscal year qualified late year losses. Qualified late year capital losses are any net capital losses incurred between November 1 and the end of the Funds’ fiscal year, September 30, 2015. Qualified late year ordinary losses are specified losses generally incurred between January 1 and the end of the Funds’ fiscal year, September 30, 2015.

Additional tax information as of and for the year ended September 30, 2015 follows (in thousands):

	Undistributed Ordinary Income	Undistributed Long-Term Gain	Qualified Late Year Capital Losses		Qualified Late Year Ordinary Losses		Other Deferred Gains (Losses)(1)
Developing World	$-	$-	$	- (2)	$36	(2)	$(21	)(2)
Emerging Markets	-	-		-	-		(113)
Global Equity	5,311	1,549		-	-		(8)
Global Opportunities	2,530	6,359		-	-		(198)
Global Small Cap	-	-		-	61		(7)
Global Value	9,880	73,133		-	-		(98)
High Income	2,918	208		-	-		-
International	103,869	-		314,412	-		(20,298)
International Small Cap	1,274	29,223		-	-		(58)
International Value	100,376	540,443		-	-		(1,430)
Mid Cap	-	1,028,802		-	48,061		(38)
Mid Cap Value	31,021	906,191		-	-		(701)
Small Cap	-	115,267		-	10,068		(6)
Small Cap Value	4,435	74,731		-	-		(4)
Value	7,103	89,395		-	-		(36)

(1)

Other deferred gains and losses relate to (a) gains or losses on transactions that occurred subsequent to year end that affected the distributable earnings at September 30, 2015 such as wash sales, (b) unrealized gains and losses on open foreign currency contracts and (c) other items.

(2)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.

Under the Regulated Investment Company Modernization Act of 2010, each Fund is permitted to carry forward capital losses incurred in taxable years beginning after the date of enactment for an unlimited period. However, any losses incurred during those future taxable years must be utilized prior to the losses incurred in pre-enactment taxable years, which carry an expiration date. As a result, pre-enactment capital loss carryforwards may be more likely to expire unused. Additionally, post-enactment capital loss carryforwards will retain their character as either short-term or long-term capital losses rather than being considered all short-term, as permitted under previous law. Thus, such losses must be used first to offset gains of the same character; for example, long-term carryforward losses will first offset long-term gains, before they can be used to offset short-term gains.

Artisan Partners Funds	127

NOTES TO FINANCIAL STATEMENTS

As of September 30, 2015, the Funds had capital loss carryovers shown in the table below (in thousands). To the extent the Funds realize future net capital gains, those gains will be offset by any unused capital loss carryover.

	Expiration Dates
	Unlimited – ST	Unlimited – LT
Developing World	$954	$-
Emerging Markets	4,286	128,955	(1)
Global Small Cap	6,726	-

(1)	Due to an equity shift in the ordinary course of business, the utilization of certain capital loss carryovers is subject to annual limitations of $1,815, pursuant to IRC Section 382-383.

(13)	Fund share activities:

Capital share transactions for the Funds were as follows (dollar values in thousands):

	DEVELOPING WORLD
	Period Ended 9/30/2015(1)
	Shares	Amount
Proceeds from shares issued
Investor Shares	2,482,172	$24,067
Institutional Shares	4,770,304	42,512
Advisor Shares	7,039,240	63,619
Cost of shares redeemed(2)
Investor Shares	(21,206)	(187)
Institutional Shares	(4,330)	(41)
Advisor Shares	(100,866)	(866)
Net increase from fund share transactions
Investor Shares	2,460,966	23,880
Institutional Shares	4,765,974	42,471
Advisor Shares	6,938,374	62,753
Redemption Fee
Investor Shares	-	-
Institutional Shares	-	1
Advisor Shares	-	1

Footnotes are presented on Page 135.

128	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

	EMERGING MARKETS
	Year Ended 9/30/2015		Year Ended 9/30/2014(3)
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	725,726	$8,420	2,090,983	$26,121
Institutional Shares	192,586	2,260	994,491	12,292
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	26,044	323	67,766	858
Institutional Shares	246,662	3,036	344,914	4,349
Cost of shares redeemed(2)
Investor Shares	(3,793,631)	(46,053)	(13,039,229)	(165,880)
Institutional Shares	(24,604,592)	(299,356)	(11,878,205)	(146,888)
Net decrease from fund share transactions
Investor Shares	(3,041,861)	(37,310)	(10,880,480)	(138,901)
Institutional Shares	(24,165,344)	(294,060)	(10,538,800)	(130,247)
Redemption Fee
Investor Shares	-	1	-	9
Institutional Shares	-	1	-	24

	GLOBAL EQUITY
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	5,990,024	$103,286	6,864,248	$110,666
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	426,772	6,888	485,266	7,468
Cost of shares redeemed(2)
Investor Shares	(2,177,979)	(36,225)	(2,680,996)	(43,325)
Net increase from fund share transactions
Investor Shares	4,238,817	73,949	4,668,518	74,809
Redemption Fee
Investor Shares	-	15	-	41

Footnotes are presented on Page 135.

Artisan Partners Funds	129

NOTES TO FINANCIAL STATEMENTS

	GLOBAL OPPORTUNITIES
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	11,483,092	$222,023	15,513,993	$284,419
Institutional Shares	15,093,830	291,773	11,119,747	204,278
Advisor Shares(4)	3,060,198	60,686
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	870,398	16,233	-	-
Institutional Shares	663,613	12,423	-	-
Cost of shares redeemed(2)
Investor Shares	(14,131,841)	(268,712)	(8,601,254)	(157,661)
Institutional Shares	(4,405,311)	(85,275)	(457,683)	(8,648)
Advisor Shares(4)	(111,184)	(2,080)
Net increase (decrease) from fund share transactions
Investor Shares	(1,778,351)	(30,456)	6,912,739	126,758
Institutional Shares	11,352,132	218,921	10,662,064	195,630
Advisor Shares(4)	2,949,014	58,606
Redemption Fee
Investor Shares	-	47	-	76
Institutional Shares	-	37	-	37
Advisor Shares(4)	-	1

	GLOBAL SMALL CAP
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	3,486,318	$39,736	13,020,988	$155,869
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	207,315	2,258	11,178	123
Cost of shares redeemed(2)
Investor Shares	(6,469,894)	(70,159)	(1,751,458)	(20,812)
Net increase (decrease) from fund share transactions
Investor Shares	(2,776,261)	(28,165)	11,280,708	135,180
Redemption Fee
Investor Shares	-	23	-	19

Footnotes are presented on Page 135.

130	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

	GLOBAL VALUE
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	13,065,129	$203,547	46,332,675	$705,527
Institutional Shares	6,841,958	107,154	15,616,060	240,343
Advisor Shares(4)	15,119,397	239,218
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	2,495,215	38,676	1,261,422	18,720
Institutional Shares	1,142,541	17,709	662,757	9,835
Cost of shares redeemed(2)
Investor Shares	(42,080,729)	(660,169)	(18,148,152)	(281,898)
Institutional Shares	(8,334,147)	(127,347)	(5,592,616)	(84,524)
Advisor Shares(4)	(2,288,054)	(35,332)
Net increase (decrease) from fund share transactions
Investor Shares	(26,520,385)	(417,946)	29,445,945	442,349
Institutional Shares	(349,648)	(2,484)	10,686,201	165,654
Advisor Shares(4)	12,831,343	203,886
Redemption Fee
Investor Shares	-	22	-	170
Institutional Shares	-	10	-	69
Advisor Shares(4)	-	1

	HIGH INCOME
	Year Ended 9/30/2015		Period Ended 9/30/2014(5)
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	36,305,325	$357,528	28,784,054	$289,469
Advisor Shares	34,913,905	340,359	24,356,075	245,301
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	2,462,806	24,265	426,571	4,295
Advisor Shares	1,718,353	16,903	347,182	3,494
Cost of shares redeemed(2)
Investor Shares	(21,933,691)	(214,101)	(1,283,898)	(12,808)
Advisor Shares	(7,881,274)	(77,616)	(1,866,099)	(18,587)
Net increase from fund share transactions
Investor Shares	16,834,440	167,692	27,926,727	280,956
Advisor Shares	28,750,984	279,646	22,837,158	230,208
Redemption Fee
Investor Shares	-	55	-	147
Advisor Shares	-	37	-	138

Footnotes are presented on Page 135.

Artisan Partners Funds	131

NOTES TO FINANCIAL STATEMENTS

	INTERNATIONAL
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	147,055,771	$4,507,517	172,830,197	$5,193,412
Institutional Shares	77,326,034	2,444,786	31,933,961	974,844
Advisor Shares(4)	96,826,212	2,962,302
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	2,544,638	77,510	2,776,776	81,887
Institutional Shares	1,100,365	33,727	1,387,270	41,146
Advisor Shares(4)	-	-
Cost of shares redeemed(2)
Investor Shares	(226,093,060)	(6,957,199)	(65,605,440)	(1,979,559)
Institutional Shares	(25,232,697)	(764,161)	(28,044,503)	(857,249)
Advisor Shares(4)	(5,539,992)	(161,570)
Net increase (decrease) from fund share transactions
Investor Shares	(76,492,651)	(2,372,172)	110,001,533	3,295,740
Institutional Shares	53,193,702	1,714,352	5,276,728	158,741
Advisor Shares(4)	91,286,220	2,800,732
Redemption Fee
Investor Shares	-	632	-	565
Institutional Shares	-	221	-	185
Advisor Shares(4)	-	48

	INTERNATIONAL SMALL CAP
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	9,139,826	$216,914	13,167,082	$354,804
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	2,307,280	52,352	2,422,159	61,717
Cost of shares redeemed(2)
Investor Shares	(15,184,996)	(358,411)	(8,468,727)	(225,103)
Net increase (decrease) from fund share transactions
Investor Shares	(3,737,890)	(89,145)	7,120,514	191,418
Redemption Fee
Investor Shares	-	100	-	30

Footnotes are presented on Page 135.

132	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

	INTERNATIONAL VALUE
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	31,255,164	$1,094,030	48,279,252	$1,788,517
Institutional Shares	13,743,888	488,598	13,233,553	490,586
Advisor Shares(4)	88,342,651	3,201,754
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	12,755,664	439,815	13,168,838	468,812
Institutional Shares	4,718,738	163,127	4,702,044	167,768
Advisor Shares(4)	-	-
Cost of shares redeemed(2)
Investor Shares	(128,639,622)	(4,610,540)	(36,953,384)	(1,376,242)
Institutional Shares	(5,839,111)	(206,519)	(12,766,282)	(476,690)
Advisor Shares(4)	(3,141,780)	(110,601)
Net increase (decrease) from fund share transactions
Investor Shares	(84,628,794)	(3,076,695)	24,494,706	881,087
Institutional Shares	12,623,515	445,206	5,169,315	181,664
Advisor Shares(4)	85,200,871	3,091,153
Redemption Fee
Investor Shares	-	258	-	305
Institutional Shares	-	84	-	86
Advisor Shares(4)	-	17

	MID CAP
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	15,426,811	$725,344	25,145,236	$1,211,460
Institutional Shares	22,831,337	1,139,342	25,449,982	1,278,426
Advisor Shares(4)	10,165,671	477,696
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	11,374,388	516,511	9,388,265	429,325
Institutional Shares	7,427,509	355,555	4,662,566	223,057
Cost of shares redeemed(2)
Investor Shares	(48,310,957)	(2,268,772)	(38,479,395)	(1,839,289)
Institutional Shares	(20,378,837)	(999,829)	(14,443,759)	(721,622)
Advisor Shares(4)	(456,359)	(21,553)
Net increase (decrease) from fund share transactions
Investor Shares	(21,509,758)	(1,026,917)	(3,945,894)	(198,504)
Institutional Shares	9,880,009	495,068	15,668,789	779,861
Advisor Shares(4)	9,709,312	456,143
Footnotes are presented on Page 135.

Artisan Partners Funds	133

NOTES TO FINANCIAL STATEMENTS

	MID CAP VALUE
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	31,813,156	$793,122	65,185,071	$1,761,179
Institutional Shares	12,667,895	316,894	20,369,732	552,567
Advisor Shares(4)	45,158,916	1,089,164
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	34,608,529	856,326	15,817,357	417,104
Institutional Shares	6,672,374	165,029	2,374,000	62,602
Cost of shares redeemed
Investor Shares	(215,480,203)	(5,321,117)	(94,345,667)	(2,565,756)
Institutional Shares	(26,713,793)	(662,487)	(11,604,357)	(317,171)
Advisor Shares(4)	(2,955,122)	(69,518)
Net increase (decrease) from fund share transactions
Investor Shares	(149,058,518)	(3,671,669)	(13,343,239)	(387,473)
Institutional Shares	(7,373,524)	(180,564)	11,139,375	297,998
Advisor Shares(4)	42,203,794	1,019,646

	SMALL CAP
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	7,647,814	$224,751	15,199,873	$439,604
Institutional Shares	6,778,115	212,353	2,431,667	69,700
Cost of shares redeemed
Investor Shares	(23,445,692)	(712,457)	(17,260,935)	(483,655)
Institutional Shares	(1,689,913)	(50,853)	(2,065,389)	(60,328)
Net increase (decrease) from fund share transactions
Investor Shares	(15,797,878)	(487,706)	(2,061,062)	(44,051)
Institutional Shares	5,088,202	161,500	366,278	9,372

	SMALL CAP VALUE
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	5,542,831	$81,276	15,636,504	$288,653
Institutional Shares	2,913,322	41,639	3,549,900	65,892
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	14,560,067	204,423	4,883,076	89,751
Institutional Shares	3,567,563	50,338	691,272	12,719
Cost of shares redeemed
Investor Shares	(57,782,501)	(834,924)	(79,323,221)	(1,464,478)
Institutional Shares	(21,658,338)	(313,373)	(5,195,121)	(95,832)
Net decrease from fund share transactions
Investor Shares	(37,679,603)	(549,225)	(58,803,641)	(1,086,074)
Institutional Shares	(15,177,453)	(221,396)	(953,949)	(17,221)

Footnotes are presented on Page 135.

134	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

	VALUE
	Year Ended 9/30/2015		Year Ended 9/30/2014
	Shares	Amount	Shares	Amount
Proceeds from shares issued
Investor Shares	11,665,383	$156,568	25,923,680	$361,086
Institutional Shares	2,476,950	33,068	6,611,778	94,116
Advisor Shares(4)	42,917,968	586,042
Net asset value of shares issued in reinvestment of dividends and distributions
Investor Shares	6,223,025	82,455	4,735,743	62,843
Institutional Shares	1,579,906	20,950	974,463	12,941
Cost of shares redeemed
Investor Shares	(71,220,630)	(963,970)	(34,775,011)	(475,888)
Institutional Shares	(9,955,117)	(132,456)	(4,729,262)	(64,268)
Advisor Shares(4)	(2,572,805)	(33,290)
Net increase (decrease) from fund share transactions
Investor Shares	(53,332,222)	(724,947)	(4,115,588)	(51,959)
Institutional Shares	(5,898,261)	(78,438)	2,856,979	42,789
Advisor Shares(4)	40,345,163	552,752

(1)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.
(2)	Net of redemption fees.
(3)	Effective February 14, 2014, the Emerging Markets Fund’s Advisor Shares were redesignated as Investor Shares.
(4)	For the period from commencement of operations (April 1, 2015) through September 30, 2015.
(5)	For the period from commencement of operations (March 19, 2014) through September 30, 2014.
(6)	Amount rounds to less than $1.

(14)	Subsequent Events:

The Funds have evaluated subsequent events through the date of issuance of the Funds’ financial statements and have determined there is no impact to the Funds’ financial statements.

Artisan Partners Funds	135

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of Artisan Partners Funds, Inc.

We have audited the accompanying statements of assets and liabilities, including the schedules of investments, of Artisan Partners Funds, Inc. (comprising, respectively, Artisan Developing World Fund, Artisan Emerging Markets Fund, Artisan Global Equity Fund, Artisan Global Opportunities Fund, Artisan Global Small Cap Fund, Artisan Global Value Fund, Artisan High Income Fund, Artisan International Fund, Artisan International Small Cap Fund, Artisan International Value Fund, Artisan Mid Cap Fund, Artisan Mid Cap Value Fund, Artisan Small Cap Fund, Artisan Small Cap Value Fund, and Artisan Value Fund (the “Funds”)) as of September 30, 2015, and the related statements of operations, statements of changes in net assets, and the financials highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2015, by correspondence with the custodian, brokers, and agent banks or by other appropriate auditing procedures where replies from brokers and agent banks were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective portfolios of Artisan Partners Funds, Inc. at September 30, 2015, and the results of their operations, changes in their net assets, and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

Minneapolis, Minnesota

November 20, 2015

136	Artisan Partners Funds

NOTES TO FINANCIAL STATEMENTS

Other Federal tax information (unaudited):

The Internal Revenue Code requires that shareholders be notified of certain information regarding long-term capital gains, qualified dividend income and the dividends received deduction for corporate shareholders. This data is informational only. Every year in January, shareholders are sent a Form 1099-DIV which provides the federal tax status of dividends and distributions received during the calendar year. Shareholders are advised to consult their own tax advisor with respect to the specific tax consequences of investment in the Funds.

Each Fund hereby designates the following amounts as (i) long-term capital gain distributions for purposes of the dividends paid deduction (including earnings and profits distributed to shareholders on redemption of Fund shares, in thousands), (ii) the amount of ordinary dividends paid during the fiscal year ended September 30, 2015 that are considered qualified dividend income as defined in the Jobs and Growth Tax Relief Reconciliation Act of 2003, and (iii) the amount of ordinary dividends paid during the fiscal year ended September 30, 2015 that are eligible for the dividends received deduction available to certain corporate shareholders.

Fund	Long-Term Capital Gains		Qualified Dividend Income	Dividends Received Deduction
Developing World	$ -	(1)	n/a	n/a
Emerging Markets	-		100.00%	1.52%
Global Equity	2,002		32.39%	12.34%
Global Opportunities	27,395		100.00%	65.33%
Global Small Cap	1,195		83.99%	8.25%
Global Value	30,734		100.00%	23.74%
High Income	-		-	-
International	-		100.00%	0.00%
International Small Cap	63,717		100.00%	0.00%
International Value	601,276		69.46%	1.18%
Mid Cap	1,091,416		n/a	n/a
Mid Cap Value	1,198,439		97.91%	89.29%
Small Cap	15,206		n/a	n/a
Small Cap Value	273,754		52.13%	47.34%
Value	96,560		50.97%	40.91%

(1)	For the period from commencement of operations (June 29, 2015) through September 30, 2015.

Artisan Partners Funds	137

SHAREHOLDER EXPENSE EXAMPLE (UNAUDITED)

As a shareholder of Artisan Partners Funds, you may incur transaction costs, including redemption fees, and you will incur ongoing costs, including management fees and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from April 1, 2015 to September 30, 2015.

Actual Expenses

The first line under the name of each Fund in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the name of your Fund under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The second line under each Fund’s name in the table below provides information about hypothetical account values and hypothetical expenses based on each Fund’s actual expense ratio for the six months ended September 30, 2015 and an assumed rate of return of 5% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balances or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in each Fund and other funds. To do so, compare the 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as redemption fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative costs of owning different funds. If these transactional costs were included, your costs would have been higher.

	Beginning Account Value 4/1/2015	Ending Account Value 9/30/2015	Expenses Paid During Period 4/1/2015-9/30/2015(1)	Expense Ratio(2)
Artisan Developing World Fund(4)
Investor Shares(3)
Actual	$1,000.00	$ 839.00	$3.51	1.50%
Hypothetical (5% return before expenses)	$1,000.00	$1,008.92	$3.84	1.50%
Institutional Shares(3)
Actual	$1,000.00	$ 839.00	$3.28	1.40%
Hypothetical (5% return before expenses)	$1,000.00	$1,009.17	$3.58	1.40%
Advisor Shares(3)
Actual	$1,000.00	$ 839.00	$3.28	1.40%
Hypothetical (5% return before expenses)	$1,000.00	$1,009.17	$3.58	1.40%

138	Artisan Partners Funds

SHAREHOLDER EXPENSE EXAMPLE (UNAUDITED)

	Beginning Account Value 4/1/2015	Ending Account Value 9/30/2015	Expenses Paid During Period 4/1/2015-9/30/2015(1)	Expense Ratio(2)
Artisan Emerging Markets Fund
Investor Shares(3)
Actual	$1,000.00	$ 816.20	$6.83	1.50%
Hypothetical (5% return before expenses)	$1,000.00	$1,017.55	$7.59	1.50%
Institutional Shares
Actual	$1,000.00	$ 815.80	$7.47	1.64%
Hypothetical (5% return before expenses)	$1,000.00	$1,016.85	$8.29	1.64%
Artisan Global Equity Fund
Investor Shares
Actual	$1,000.00	$ 922.60	$6.60	1.37%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.20	$6.93	1.37%
Artisan Global Opportunities Fund
Investor Shares
Actual	$1,000.00	$ 957.70	$5.84	1.19%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.10	$6.02	1.19%
Institutional Shares
Actual	$1,000.00	$ 959.00	$4.62	0.94%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.36	$4.76	0.94%
Advisor Shares(3)(5)
Actual	$1,000.00	$ 958.80	$5.37	1.10%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.45	$5.54	1.10%
Artisan Global Small Cap Fund
Investor Shares(3)
Actual	$1,000.00	$ 947.40	$7.32	1.50%
Hypothetical (5% return before expenses)	$1,000.00	$1,017.55	$7.59	1.50%
Artisan Global Value Fund
Investor Shares
Actual	$1,000.00	$ 927.60	$6.23	1.29%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.60	$6.53	1.29%
Institutional Shares
Actual	$1,000.00	$ 928.30	$5.03	1.04%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.85	$5.27	1.04%
Advisor Shares(3)(5)
Actual	$1,000.00	$ 928.20	$5.77	1.20%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.95	$6.04	1.20%

Artisan Partners Funds	139

SHAREHOLDER EXPENSE EXAMPLE (UNAUDITED)

	Beginning Account Value 4/1/2015	Ending Account Value 9/30/2015	Expenses Paid During Period 4/1/2015-9/30/2015(1)	Expense Ratio(2)
Artisan High Income Fund
Investor Shares
Actual	$1,000.00	$ 986.80	$5.68	1.14%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.35	$5.77	1.14%
Advisor Shares
Actual	$1,000.00	$ 987.70	$4.78	0.96%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.26	$4.86	0.96%
Artisan International Fund
Investor Shares
Actual	$1,000.00	$ 863.00	$5.56	1.19%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.10	$6.02	1.19%
Institutional Shares
Actual	$1,000.00	$ 864.30	$4.49	0.96%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.26	$4.86	0.96%
Advisor Shares(3)(5)
Actual	$1,000.00	$ 864.00	$5.00	1.07%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.60	$5.39	1.07%
Artisan International Small Cap Fund
Investor Shares
Actual	$1,000.00	$ 987.30	$7.52	1.51%
Hypothetical (5% return before expenses)	$1,000.00	$1,017.50	$7.64	1.51%
Artisan International Value Fund
Investor Shares
Actual	$1,000.00	$ 917.80	$5.72	1.19%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.10	$6.02	1.19%
Institutional Shares
Actual	$1,000.00	$ 919.00	$4.62	0.96%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.26	$4.86	0.96%
Advisor Shares(3)(5)
Actual	$1,000.00	$ 919.00	$5.07	1.06%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.65	$5.34	1.06%
Artisan Mid Cap Fund
Investor Shares
Actual	$1,000.00	$ 947.50	$5.81	1.19%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.10	$6.02	1.19%
Institutional Shares
Actual	$1,000.00	$ 948.80	$4.64	0.95%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.31	$4.81	0.95%
Advisor Shares(3)(5)
Actual	$1,000.00	$ 948.40	$5.34	1.10%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.45	$5.54	1.10%

140	Artisan Partners Funds

SHAREHOLDER EXPENSE EXAMPLE (UNAUDITED)

	Beginning Account Value 4/1/2015	Ending Account Value 9/30/2015	Expenses Paid During Period 4/1/2015-9/30/2015(1)	Expense Ratio(2)
Artisan Mid Cap Value Fund
Investor Shares
Actual	$1,000.00	$ 884.60	$ -	1.17%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.20	$5.92	1.17%
Institutional Shares
Actual	$1,000.00	$ 885.70	$ -	0.96%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.26	$4.86	0.96%
Advisor Shares(3)(5)
Actual	$1,000.00	$ 885.00	$ -	1.09%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.50	$5.49	1.09%
Artisan Small Cap Fund
Investor Shares
Actual	$1,000.00	$ 953.90	$6.07	1.24%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.85	$6.28	1.24%
Institutional Shares
Actual	$1,000.00	$ 955.10	$5.05	1.03%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.90	$5.22	1.03%
Artisan Small Cap Value Fund
Investor Shares
Actual	$1,000.00	$ 876.30	$5.83	1.24%
Hypothetical (5% return before expenses)	$1,000.00	$1,018.85	$6.28	1.24%
Institutional Shares
Actual	$1,000.00	$ 877.00	$5.13	1.09%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.60	$5.52	1.09%
Artisan Value Fund
Investor Shares
Actual	$1,000.00	$ 862.00	$4.90	1.05%
Hypothetical (5% return before expenses)	$1,000.00	$1,019.80	$5.32	1.05%
Institutional Shares
Actual	$1,000.00	$ 863.70	$3.60	0.77%
Hypothetical (5% return before expenses)	$1,000.00	$1,021.21	$3.90	0.77%
Advisor Shares(5)
Actual	$1,000.00	$ 862.80	$3.99	0.86%
Hypothetical (5% return before expenses)	$1,000.00	$1,020.64	$4.33	0.86%

(1)

Expenses are equal to the Fund’s ratio of expenses to average net assets for the six month period ended September 30, 2015, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period).

(2)	Annualized ratio of expenses to average net assets for the six-month period ended September 30, 2015.
(3)	The annualized ratio of expenses to average net assets excludes expenses waived or paid by the Adviser.

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SHAREHOLDER EXPENSE EXAMPLE (UNAUDITED)

(4)

The account value and the expenses paid for Developing World Fund have been presented for the period from commencement of operations (June 29, 2015) through September 30, 2015. Assuming a six-month period, the account values as of September 30, 2015 and the expenses paid during the period 4/1/2015-9/30/2015 would have been as follows:

	Beginning Account Value 4/1/2015	Ending Account Value 9/30/2015	Expenses Paid During Period 4/1/2015-9/30/2015
Artisan Developing World Fund
Investor Shares
Actual	$1,000.00	$ 839.00	$6.92
Hypothetical (5% return before expenses)	$1,000.00	$1,017.55	$7.55
Institutional Shares
Actual	$1,000.00	$ 839.00	$6.45
Hypothetical (5% return before expenses)	$1,000.00	$1,018.05	$7.05
Advisor Shares
Actual	$1,000.00	$ 839.00	$6.45
Hypothetical (5% return before expenses)	$1,000.00	$1,018.05	$7.05

(5)	For the period from commencement of operations (April 1, 2015) through September 30, 2015.

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FACTORS CONSIDERED IN RENEWING THE FUNDS’ ADVISORY AGREEMENTS

Artisan Partners is responsible for management of the Funds’ investment portfolios and for overall management of the Funds’ business and affairs pursuant to an investment advisory agreement (the “Advisory Agreement”) between Artisan Partners Funds, on behalf of each Fund, and Artisan Partners. With respect to each Fund, the Advisory Agreement, after an initial two-year term, may be continued from year to year only so long as the continuance is approved annually (a) by the vote of a majority of the directors of Artisan Partners Funds who are not “interested persons” of Artisan Partners Funds or Artisan Partners (the “independent directors”) cast in person at a meeting called for the purpose of voting on such approval, and (b) by the board of directors or by the vote of a majority (as defined in the 1940 Act) of the outstanding shares of the Fund.

The directors of Artisan Partners Funds held a special meeting of the board on April 28, 2015 (the “Special Meeting”) at which meeting they gave preliminary consideration to information bearing on the continuation of the Advisory Agreement with respect to the Funds other than Developing World Fund (the “Current Funds”) for the period from July 1, 2015 through June 30, 2016 and the approval of the Advisory Agreement with respect to Developing World Fund for an initial two-year term from May 12, 2015 through May 12, 2017. The primary purpose of the Special Meeting was to allow the directors ample opportunity to consider matters they deemed relevant in considering the approval of the Advisory Agreement, and to request any additional information they considered reasonably necessary to their deliberations, without undue time constraints. The board of directors, including the independent directors, considered and unanimously approved the Advisory Agreement with respect to all Funds at a meeting held on May 12, 2015 (the “May 12 Meeting”) in a restated form that did not alter any of the substantive provisions, but modified the structure of the agreement to facilitate the addition of future newly organized Funds. The independent directors were assisted in their evaluation of the Advisory Agreement and the factors that they deemed to be material, including those factors described below, by independent legal counsel, from whom they received separate legal advice and with whom they met separately from Artisan Partners in connection with the contract review meetings.

Prior to the Special Meeting, independent counsel to the independent directors sent to Artisan Partners requests for information to be provided to the directors in connection with their consideration of the Advisory Agreement. Artisan Partners provided materials to the directors in response to those requests, other information Artisan Partners believed was useful in evaluating the approval of Advisory Agreement and extensive reports prepared by Lipper Inc. (“Lipper”), an independent source of investment company data. The Lipper reports included information relating to each Current Fund’s performance and expenses compared to the performance and expenses of a relatively small peer group and a larger peer universe of funds determined by Lipper to be comparable, as well as relating to Developing World Fund’s proposed management fees and projected expenses compared to the management fees and expenses of a peer group of other mutual funds determined by Lipper to be comparable to Developing World Fund. Artisan Partners also provided additional reports prepared by Lipper comparing certain of the Funds’ performance and expenses to peer groups and peer universes with a different style classification that Artisan Partners believed was more appropriate for comparative purposes than the style classification originally selected by Lipper. These supplemental reports were provided for Global Equity Fund, Global Value Fund, International Fund, International Value Fund,

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FACTORS CONSIDERED IN RENEWING THE FUNDS’ ADVISORY AGREEMENTS

Mid Cap Fund, Mid Cap Value Fund and Value Fund. The directors also received and reviewed a memorandum from their independent counsel regarding the directors’ responsibilities in evaluating the Advisory Agreement. The directors recognized that the management and fee arrangements for the Current Funds are the result of years of review and discussion between the independent directors and Artisan Partners, that certain aspects of such arrangements may receive greater scrutiny in some years than in others and that the directors’ conclusions may be based, in part, on their consideration of these same arrangements and information received during the course of the year and in prior years.

In evaluating the Advisory Agreement, the directors reviewed the available information and discussed with representatives of Artisan Partners each Current Fund’s operations; the nature, extent and quality of the advisory and other services provided by Artisan Partners to the Current Funds and proposed to be provided to Developing World Fund; the overall expense ratios of each class of shares of the Current Funds and the anticipated overall expense ratio of Developing World Fund; economies of scale or, with respect to Developing World Fund, the prospect thereof; and other benefits (in addition to advisory fee revenues) derived or potentially derived by Artisan Partners from its relationship with the Funds. In addition to the third-party reports by Lipper and the memorandum from independent counsel, the directors reviewed information provided prior to and presented at the Special Meeting and the May 12 Meeting, concerning, among other things, the following:

•	Artisan Partners’ organization and operations, financial condition and stability and ownership structure;

•

Artisan Partners’ personnel and methods, including Artisan Partners’ assessment of its ability to attract and retain capable personnel; Artisan Partners’ research and decision-making processes; the adequacy and sophistication of technology and systems with respect to investment and administrative matters; and Artisan Partners’ ability to provide investment management and back-office services to fixed-income funds;

•

The terms of the Advisory Agreement, including a list of services performed by Artisan Partners; and how the services performed by Artisan Partners under the Advisory Agreement differ from those performed for other investment companies and accounts;

•

Each Current Fund’s short- and long-term investment performance (including past 1-, 3-, 5- and 10-year and since-inception periods, as applicable), including comparisons for various time periods with (a) other Artisan Partners client accounts managed with similar investment objectives, (b) other mutual funds having similar investment objectives and (c) appropriate market indices; and information regarding the investment performance achieved by Developing World Fund’s proposed portfolio manager in managing mutual funds or other accounts prior to his affiliation with Artisan Partners;

•	The Funds’ experience applying valuation procedures, including fair valuation policies and procedures, and any anticipated or proposed changes to the procedures;

•

Any litigation pending, threatened or settled involving Artisan Partners, and the results of any audits, investigations or examinations of the Securities and Exchange Commission or other governmental or regulatory authorities;

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FACTORS CONSIDERED IN RENEWING THE FUNDS’ ADVISORY AGREEMENTS

•

Information regarding fee arrangements, including a comparison of the Current Funds’ total expenses and the total expense ratio of each share class of each Current Fund with other mutual funds, and a comparison of Developing World Fund’s estimated expense ratio of each share class of the Fund with other mutual funds (with respect to each Fund, accounting for factors such as, without limitation, size, account-level charges and investment objective); the structure of the advisory fees or, with respect to Developing World Fund, the proposed advisory fees, including the method of computing fees and the frequency of payment of fees; and a comparison of the advisory fees with fees charged by other advisory organizations for managing similar mutual funds;

•

Artisan Partners’ assessment of whether it is realizing economies of scale in providing services to the Funds and, if so, whether, how and, if quantifiable, to what extent the economies of scale are shared with the Funds, and the adequacy of existing breakpoints in advisory fees and whether further breakpoints are appropriate;

•	A comparison of the Current Funds’ existing and, with respect to Developing World Fund, proposed advisory fees with fees charged by Artisan Partners for managing other mutual funds and other accounts;

•	Information regarding other expenses for the Current Funds and estimated other expenses for Developing World Fund;

•	Information on amounts paid to financial intermediaries during the year ended December 31, 2014 by any of the Current Funds, Artisan Partners or any affiliate of Artisan Partners;

•

Potential “fall-out” benefits to Artisan Partners or its affiliates from their relationship with the Funds, in addition to advisory fees, including any float income received by Artisan Partners or its affiliates on Fund share purchase and redemption amounts, benefits to Artisan Partners or its affiliates in selling other products and any other fall-out benefits to Artisan Partners or its affiliates from their relationships with the Funds; and the method of estimating the value of any such benefits;

•

Matters relating to brokerage and portfolio transactions, including Artisan Partners’ practices regarding selection of brokers and dealers to execute portfolio transactions and regarding negotiation of commission rates and allocation of brokerage for research and other services;

•

The profitability to Artisan Partners of its relationship with each Current Fund, including unaudited financial statements showing Artisan Partners’ revenue, expenses and profits in providing services to the Current Funds on a Fund-by-Fund basis for the three most recent 12-month periods; the assumptions and allocation methodologies utilized for such profitability analysis and changes to such methodologies over the past year; Artisan Partners’ profit margins; comparisons with Artisan Partners’ profit margins on other accounts managed by Artisan Partners; and, with respect to Developing World Fund, projections of Artisan Partners’ costs and profit arising from the Advisory Agreement;

•	Potential for conflicts of interest between the Funds and Artisan Partners and circumstances and actions addressing or bearing on potential conflicts of interest; and

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FACTORS CONSIDERED IN RENEWING THE FUNDS’ ADVISORY AGREEMENTS

•

Compliance and related matters, including Artisan Partners’ programs for monitoring compliance with federal and state securities and other applicable laws and regulations, the investment policies and restrictions of registered investment company clients and Subchapter M of the Internal Revenue Code; and information regarding personnel who perform significant compliance and legal services for the Funds.

Following the Special Meeting and executive sessions with their independent counsel, the independent directors requested certain follow-up information from Artisan Partners. Artisan Partners provided this follow-up information prior to the May 12 Meeting. At the May 12 Meeting, Artisan Partners presented certain additional information to the directors regarding the Funds, including information relating to Developing World Fund, and the independent directors and their independent counsel reviewed with the full board the information discussed at the Special Meeting and during their executive sessions. The directors then considered whether any further discussion or review was necessary, concluding that the Special Meeting and the information reviewed by the independent directors prior to and at the May 12 Meeting provided a strong basis for considering the approval of the Advisory Agreement with respect to each Fund. The directors then reviewed and affirmed each of the following conclusions:

The nature, extent and quality of Artisan Partners’ services. The directors concluded that the nature and extent of Artisan Partners’ services to the Current Funds and the proposed services to be provided to Developing World Fund were appropriate and consistent with, and in some cases more advantageous to the Funds than, the terms of the Advisory Agreement. The directors concluded that the quality of Artisan Partners’ services with respect to the Current Funds has been consistently high, with no material deficiencies. The directors considered that Artisan Partners had hired new investment personnel in preparation for managing Developing World Fund, and that it otherwise contemplates providing the same service level for Developing World Fund as it provides for the Current Funds.

The investment performance of each Fund. With respect to each Current Fund, the directors concluded that the Fund’s performance (including absolute performance and, where applicable, outperformance of peers and relevant benchmarks over long-term periods) or other relevant factors supported continuation of the Fund’s advisory arrangements under the Advisory Agreement. In the case of each Current Fund that had performance that lagged that of a relevant peer group or benchmark for certain (although not necessarily all) periods, the directors concluded that other factors relevant to performance supported continuation of the advisory arrangements. These factors included one or more of the following: (1) that underperformance was attributable, to a significant extent, to investment decisions (such as security selection, sector allocation or risk mitigation) by Artisan Partners that were reasonable and consistent with the Fund’s investment objective and policies; (2) that the Fund’s more recent or long-term performance, as applicable, was competitive when compared to relevant performance benchmarks or peer groups; and (3) the Fund had a limited operating history. With respect to Emerging Markets Fund, following significant discussions, the directors determined that the Fund’s performance supported renewal of the Fund’s advisory arrangement, but that the board would continue to monitor closely the performance of the Fund. The directors noted that Artisan Partners had provided thorough and thoughtful analysis regarding its continued

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FACTORS CONSIDERED IN RENEWING THE FUNDS’ ADVISORY AGREEMENTS

confidence in the Fund’s investment team. The directors also noted Artisan Partners’ past record of improving the performance of other Funds that experienced periods of underperformance. The directors noted that, because Developing World Fund was not yet in operation, it had no performance history. However, the directors reviewed the performance of a fund managed by Developing World Fund’s proposed portfolio manager at his prior firm, and noted that the proposed portfolio manager had produced successful results using an investment process similar to that proposed for the Fund.

The costs of the services and profitability of Artisan Partners. The directors concluded that the costs of the services provided by Artisan Partners, and the profits it realizes, or expects to realize in the case of Developing World Fund, are reasonable in relation to the nature and quality of services provided, and in comparison to fees charged by mutual funds considered by Lipper to be in the same peer category or universe.

Comparisons of the services to be rendered and the amounts to be paid under the Advisory Agreement with those under other investment advisory agreements. The directors concluded that the fees paid by the Current Funds to Artisan Partners are reasonable in relation to the nature and quality of the services provided and in comparison to (i) the fees charged by mutual funds considered by Lipper to be within the same peer category or universe and (ii) the fees charged and the array of services offered to other Artisan Partners clients, including its separate account clients and mutual funds for which it serves as sub-adviser. In addition, the directors noted that Artisan Partners has contractually agreed to maintain certain expense limitations through January 31, 2017, for Emerging Markets Fund, Global Equity Fund, Global Opportunities Fund, Global Small Cap Fund, Global Value Fund, High Income Fund, International Fund, International Value Fund, Mid Cap Fund, Mid Cap Value Fund and Value Fund. The directors concluded that the nature, extent and quality of services proposed to be provided to Developing World Fund by Artisan Partners were appropriate and that the fees proposed to be paid to Artisan Partners were reasonable. In this regard, the directors took into account the fees paid by mutual funds considered by Lipper to be within the same peer group or universe as Developing World Fund. The directors also concluded that the estimated expense ratio of each share class of Developing World Fund (taking into account Artisan Partners’ contractual undertaking to maintain an expense limitation through January 31, 2017) was reasonable in relation to the expense ratios of other funds in the Lipper peer groups.

The extent to which economies of scale would be realized as each Current Fund grows and whether fee levels reflect these economies of scale for the benefit of Fund investors. The directors concluded that the shareholders of Global Opportunities Fund, Global Value Fund, International Fund, International Value Fund, Mid Cap Fund, Mid Cap Value Fund, Small Cap Fund, Small Cap Value Fund and Value Fund have appropriately benefited from economies of scale under the management fee structures of their advisory arrangements. The directors concluded that the shareholders of each of Emerging Markets Fund, Global Equity Fund and High Income Fund would likely benefit from economies of scale if each Fund’s assets reach the level at which the Fund will be able to take advantage of the investment advisory fee breakpoints in the Advisory Agreement (reduced fee levels on assets above stated thresholds). It was also concluded that Artisan Partners had not achieved (nor was it likely to achieve) economies of scale in the management of International Small Cap Fund because the Fund closed to new investors at a relatively modest asset level. The directors also considered that the fee rate for Global Small Cap Fund had been set at a level

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FACTORS CONSIDERED IN RENEWING THE FUNDS’ ADVISORY AGREEMENTS

that was intended to be appropriate for its anticipated asset size, thus not requiring adjustment through breakpoints. The directors noted that since Developing World Fund does not currently have any assets, there are no material benefits from economies of scale with respect to Developing World Fund at present. The directors also noted that the proposed management fee schedule for Developing World Fund includes breakpoints at $1 billion, $2 billion, $3.5 billion and $5 billion of Fund net assets. The directors concluded that these breakpoints will result in a sharing, as between the Fund and Artisan Partners, of possible future economies of scale as and if the Fund’s assets grow to substantial levels.

Other benefits derived by the Funds or Artisan Partners. The directors concluded that, other than the services provided by Artisan Partners pursuant to the Advisory Agreement and the management fees to be paid in return, the Funds and Artisan Partners may potentially benefit from their relationship with each other in several ways. For Artisan Partners, the directors concluded the primary fall-out benefits include: (1) the potential conversion of Fund shareholders to separate account clients, (2) the acquisition of research products and services in return for brokerage commissions paid by the Funds (“soft dollars”) and (3) reputational benefits as a result of its association with the Funds. The directors concluded that, although Artisan Partners may derive such additional benefits, the Funds also could benefit from potential institutional shareholders who might choose to invest in the Funds because they want Artisan Partners’ services, but do not meet Artisan Partners’ minimum separate account size requirements. The directors also concluded that the Funds benefit from Artisan Partners’ use of soft dollars generated with respect to its separate account clients, and from reputational benefits as a result of their association with Artisan Partners.

Following those discussions, the board approved the Advisory Agreement through June 30, 2016 for each Current Fund and through May 12, 2017 for Developing World Fund by the unanimous vote of all directors and also by the unanimous vote of all the independent directors.

148	Artisan Partners Funds

NOTES ON MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE AND PORTFOLIO HOLDINGS’ CLASSIFICATION

The discussions of each Fund included in this report include statistical information about the portfolios of each of the Funds. Except as otherwise noted, that information is as of September 30, 2015. That information will vary with changes in a Fund’s portfolio investments. The performance information for each Fund relative to its benchmark index discussed in this report was prepared by the Adviser using information reported by FactSet Research Systems, Inc. (“FactSet”). For the purposes of assigning portfolio securities to a particular country in this report, the Adviser considers an issuer to be from a particular country as designated by its securities information vendors. However, the Adviser in its own judgment may consider an issuer to be from a country other than the country designated by the securities information vendors. A vendor’s criteria may include the identity of the jurisdiction of the issuer’s incorporation, the main equity trading market for the issuer’s securities, the geographical distribution of the issuer’s operations and the location of the issuer’s headquarters. The Adviser may also consider other criteria such as the source of a company’s revenues. Over time, country designations may change.

For the purposes of assigning portfolio securities to a particular sector and industry, the Adviser assigns equity securities in accordance with the sector and industry classifications of the Global Industry Classification Standard (GICS®) developed by MSCI Inc. and Standard & Poor’s (to the extent available) as primary sources and FactSet (to the extent available) as a secondary source for this information. The Adviser assigns debt securities in accordance with the industry groups developed by Bloomberg Finance L.P. In the event the Adviser’s securities information vendors do not classify a security to a particular sector or industry, or if the published classification appears to be erroneous, the Adviser classifies the security according to its own judgment, using other securities information vendors, the company description and other publicly available information about the company’s peer group. Sector and industry classifications may change over time.

The names of portfolio securities reflected in this report are as reported by the Funds’ data providers, may not represent the legal name of the entity and, in some cases, are translations of non-English names.

Definition of Portfolio Statistic

Market Capitalization is the aggregate value of all of a company’s outstanding equity securities.

Descriptions of Indices

Each Fund’s performance is compared in this report to changes in one or more indices, including in all cases a broad-based index of changes in prices of securities in the markets in which the Fund invests. All of the indices are unmanaged and their returns include reinvested dividends. Unlike the Funds’ returns, the returns of each index do not include the payment of sales commissions or other expenses that would be incurred in the purchase or sale of the securities included in that index. An investment cannot be made directly in an index. Fair value pricing is not employed by market indices.

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The indices to which the Funds are compared are:

Artisan Developing World and Artisan Emerging Markets Funds – Morgan Stanley Capital International Emerging Markets Index (MSCI Emerging Markets) is a market-weighted index of companies in emerging markets.

Artisan Global Equity, Artisan Global Opportunities, Artisan Global Small Cap and Artisan Global Value Funds – Morgan Stanley Capital International All Country World Index (MSCI ACWI) is a market-weighted index of global developed and emerging markets.

Artisan Global Small Cap Fund – Morgan Stanley Capital International All Country World Small Cap Index (MSCI ACWI Small Cap) – is a market-weighted index of small cap securities of global developed and emerging markets.

Artisan High Income Fund – BofA Merrill Lynch U.S. High Yield Master II Total Return Index tracks the performance of below investment grade U.S. dollar-denominated corporate bonds publicly issued in the U.S. domestic market.

Artisan International, Artisan International Small Cap and Artisan International Value Funds – Morgan Stanley Capital International EAFE Index (MSCI EAFE) is a market-weighted index of companies in developed markets, excluding the U.S. and Canada. MSCI EAFE’s average annual return since inception of the International Fund is based upon a starting date of December 31, 1995.

Artisan International Fund – Morgan Stanley Capital All Country World Index ex USA (MSCI ACWI ex USA) is a market-weighted index of global developed and emerging markets, excluding the U.S.

Artisan International Small Cap Fund – Morgan Stanley Capital International EAFE Small Cap Index (MSCI EAFE Small Cap) is a market-weighted index of small companies in developed markets, excluding the U.S. and Canada.

Artisan International Value Fund – Morgan Stanley Capital International EAFE Value Index (MSCI EAFE Value) is a market-weighted index of companies in developed markets, excluding the U.S. and Canada, that exhibits value investment style characteristics according to MSCI’s methodology.

Artisan Mid Cap and Artisan Mid Cap Value Funds – Russell Midcap® Index is a market-weighted index of about 800 medium-sized U.S. companies.

Artisan Mid Cap Fund – Russell Midcap® Growth Index is a market-weighted index of those medium-sized companies included in the Russell Midcap® Index with higher price-to-book and higher forecasted growth values.

Artisan Mid Cap Value Fund – Russell Midcap® Value Index is a market-weighted index of those medium-sized companies included in the Russell Midcap® Index with lower price-to-book ratios and lower forecasted growth values.

Artisan Small Cap and Artisan Small Cap Value Funds – Russell 2000® Index is a market-weighted index of about 2,000 small U.S. companies.

150	Artisan Partners Funds

NOTES ON MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE AND PORTFOLIO HOLDINGS’ CLASSIFICATION

Artisan Small Cap Fund – Russell 2000® Growth Index is a market-weighted index of those small companies included in the Russell 2000® Index with higher price-to-book ratios and higher forecasted growth values.

Artisan Small Cap Value Fund – Russell 2000® Value Index is a market-weighted index of those small companies included in the Russell 2000® Index with lower price-to-book ratios and lower forecasted growth values.

Artisan Value Fund – Russell 1000® Index is a market-weighted index of about 1,000 large U.S. companies.

Artisan Value Fund – Russell 1000® Value Index is a market-weighted index of those large companies included in the Russell 1000® Index with lower price-to-book ratios and lower forecasted growth values.

Trademarks

Trademarks and copyrights relating to the indices and products of portfolio companies mentioned in this report, if any, are owned by their respective owners. Except as otherwise indicated, the trademarks, including names, logos, slogans and service marks appearing in this report are the property of the Adviser and may not be copied, reproduced, published or in any way used without written permission.

The Global Industry Classification Standard (“GICS”) was developed by and is the exclusive property and a service mark of MSCI Inc. (“MSCI”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and is licensed for use by the Adviser. Neither MSCI, S&P nor any third party involved in making or compiling the GICS or any GICS classifications makes any express or implied warranties or representations with respect to such standard or classification (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability and fitness for a particular purpose with respect to any of such standard or classification. Without limiting any of the foregoing, in no event shall MSCI, S&P, any of their affiliates or any third party involved in making or compiling the GICS or any GICS classifications have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used to create indices or financial products. This report is not approved or produced by MSCI.

For the BofA Merrill Lynch U.S. High Yield Master II Total Return Index the source is BofA Merrill Lynch, used with permission. BofA Merrill Lynch is licensing the BofA Merrill Lynch indices “as is,” makes no warranties regarding same, does not guarantee the suitability, quality, accuracy, timeliness, and/or completeness of the BofA Merrill Lynch indices or any data included in, related to, or derived there from, assumes no liability in connection with their use, and does not sponsor, endorse, or recommend Artisan Partners, or any of its products or services.

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NOTES ON MANAGEMENT’S DISCUSSION OF FUND PERFORMANCE AND PORTFOLIO HOLDINGS’ CLASSIFICATION

Russell Investment Group is the source and owner of the Russell Index data contained or reflected in this material and all trademarks and copyrights related thereto. The presentation may contain confidential information and unauthorized use, disclosure, copying, dissemination or redistribution is strictly prohibited. This is a presentation of Artisan Partners Funds. Russell Investment Group is not responsible for the formatting or configuration of this material or for any inaccuracy in Artisan Partners Funds’ presentation thereof.

PROXY VOTING POLICIES AND PROCEDURES

You may obtain a description of Artisan Partners Funds’ proxy voting policies and procedures, without charge, upon request by calling 800.344.1770. That information also is included in Artisan Partners Funds’ statement of additional information, which is available without charge, on Artisan Partners Funds’ website at www.artisanpartners.com and on the Securities and Exchange Commission’s website at www.sec.gov.

Information relating to how each Fund voted proxies relating to portfolio securities held during the twelve-month period ended June 30 is available without charge, on Artisan Partners Funds’ website at www.artisanpartners.com and on the Securities and Exchange Commission’s website at www.sec.gov.

INFORMATION ABOUT PORTFOLIO SECURITIES

Artisan Partners Funds files a complete schedule of portfolio holdings with the Securities and Exchange Commission for the quarters ending December 31 and June 30 (the first and third quarters of the Funds’ fiscal year) on Form N-Q. The Funds’ Forms N-Q are available on the Securities and Exchange Commission’s website at www.sec.gov. You also may review and copy those documents by visiting the Securities and Exchange Commission’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 800.SEC.0330.

152	Artisan Partners Funds

DIRECTORS AND OFFICERS

The board of directors has overall responsibility for the conduct of the affairs of Artisan Partners Funds. Each director serves an indefinite term of unlimited duration until the next annual meeting of shareholders and until the election and qualification of his or her successor or until he or she retires, resigns or is removed from office. Artisan Partners Funds’ bylaws further provide that each director must retire by the end of the calendar year in which he or she attains the age of 75. The board of directors may fill any vacancy on the board provided that after such appointment at least two-thirds of the directors have been elected by the shareholders. The shareholders may remove a director by a vote of a majority of the outstanding shares of the Funds at any meeting of shareholders called for the purpose of removing such director.

The board of directors elects the officers of Artisan Partners Funds. Each officer serves until the election and qualification of his or her successor, or until he or she sooner dies, resigns, or is removed or disqualified. The board of directors may remove any officer with or without cause at any time.

The names and ages of the directors and officers as of November 13, 2015, the position each holds with the Funds, the date each was first elected to office, their principal business occupations and other directorships they have held during at least the last five years are shown below. Each director oversees all fifteen series of Artisan Partners Funds.

Name and Age at 11/13/15	Position(s) Held with Artisan Partners Funds	Date First Elected or Appointed to Office	Principal Occupation(s) during at least the Past 5 Years	Other Public Company or Registered Investment Company Directorships Held
Directors who are not “interested persons” of Artisan Partners Funds:
David A. Erne – 72	Director	3/27/95	Of counsel to the law firm Reinhart Boerner Van Deuren s.c., Milwaukee, WI.	None.
Gail L. Hanson – 59	Director	1/1/12	Chief Financial Officer, Aurora Health Care (not for profit health care provider); from September 2004 to February 2011, Deputy Executive Director, State of Wisconsin Investment Board.	Director, Northwestern Mutual Series Fund, Inc. (investment company) (27 portfolios).
Thomas R. Hefty – 68	Director and Independent Chair of the Board of Directors	Director since 3/27/95; Independent Chair since 1/1/15	Retired; from January 2007 to February 2008, President, Kern Family Foundation (private, grant-making organization); until December 2006, of counsel to the law firm Reinhart Boerner Van Deuren s.c., Milwaukee, WI; until December 2006, Adjunct Professor, Department of Business and Economics, Ripon College; until December 2002, Chairman of the Board and Chief Executive Officer of Cobalt Corporation (provider of managed care and specialty business services).	None.

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DIRECTORS AND OFFICERS

Name and Age at 11/13/15	Position(s) Held with Artisan Partners Funds	Date First Elected or Appointed to Office	Principal Occupation(s) during at least the Past 5 Years	Other Public Company or Registered Investment Company Directorships Held
Peter M. Lebovitz – 60	Director	7/1/14	Managing Partner, Harkness Partners, LLC (provider of strategic consulting to investment management firms).	Independent Chair of the Board and Independent Trustee, ALTFMX Trust (investment company) (2 portfolios).
Patrick S. Pittard – 69	Director	8/9/01	Distinguished Executive in Residence (teaching position), University of Georgia; until December 2012, Chairman and Chief Executive Officer, ACT Bridge, Inc. (enterprise talent management firm); until October 2001, Chairman of the Board, President and Chief Executive Officer of Heidrick & Struggles International, Inc. (executive search firm).	Director, Lincoln National Corporation (insurance and investment management company).
R. Scott Trumbull – 67	Director	11/13/12	Until 2015, Chairman and Director, Franklin Electric Co., Inc. (manufacturer of water and fuel pumping systems); until 2014, Chief Executive Officer, Franklin Electric Co., Inc.	Director, Welltower Inc. (investor in health care real estate); Director, Columbus McKinnon Corporation (designer, manufacturer and marketer of material handling products).
Director who is an “interested person” of Artisan Partners Funds and Officer:
Eric R. Colson – 46*	Director, President and Chief Executive Officer	President and Chief Executive Officer since 2/9/10; Director since 11/12/13	President, Chief Executive Officer and Director of Artisan Partners Asset Management Inc. (since March 2013) and Chairman (since August 2015); Managing Director, Chief Executive Officer and since April 2013 President of Artisan Partners; President and Chief Executive Officer of Artisan Investments GP LLC; President and Chief Executive Officer of Artisan Partners Holdings LP (since March 2013); prior thereto, Managing Director and Chief Operating Officer – Investment Operations of Artisan Partners.	None.

154	Artisan Partners Funds

DIRECTORS AND OFFICERS

Name and Age at 11/13/15	Position(s) Held with Artisan Partners Funds	Date First Elected or Appointed to Office	Principal Occupation(s) during at least the Past 5 Years	Other Public Company or Registered Investment Company Directorships Held
Officers:
Brooke J. Billick – 61	Chief Compliance Officer	8/19/04	Chief Compliance Officer – U.S. Mutual Funds and Associate Counsel of Artisan Partners; Chief Compliance Officer of Artisan Partners Distributors LLC; until January 2012, Chief Compliance Officer of Artisan Partners.	None.
Gregory K. Ramirez – 45	Chief Financial Officer, Vice President and Treasurer	2/8/11	Managing Director and since April 2013, Vice President and Assistant Treasurer of Artisan Partners; Senior Vice President (since October 2013) of Artisan Partners Asset Management Inc.; Chairman and President of Artisan Partners Distributors LLC; prior thereto, Vice President, Treasurer and Chief Financial Officer of Artisan Partners Distributors LLC; until February 2011, Assistant Secretary and Assistant Treasurer of Artisan Partners Funds.	None.
Sarah A. Johnson – 43	General Counsel, Vice President and Secretary	2/8/11	Managing Director, Vice President (since April 2013), Secretary (since October 2013), Chief Compliance Officer (January 2012 – September 2013) and General Counsel (since October 2013) of Artisan Partners; prior thereto Associate Counsel of Artisan Partners; Executive Vice President, Chief Legal Officer and Secretary (since October 2013) of Artisan Partners Asset Management Inc.; Vice President and Secretary of Artisan Partners Distributors, LLC; until February 2011, Assistant Secretary of Artisan Partners Funds.	None.
Laura E. Simpson – 39	Vice President and Assistant Secretary	2/10/15	Deputy General Counsel (since January 2015) of Artisan Partners; prior thereto, Associate Counsel; until March 2011, Counsel, Invesco Ltd.	None.
Shannon K. Jagodinski – 38	Vice President and Assistant Treasurer	Vice President since 2/10/15; Assistant Treasurer since 2/14/12	Senior Manager of Vehicle Administration of Artisan Partners.	None.

*	Mr. Colson is an “interested person” of Artisan Partners Funds, as defined in the 1940 Act, because he is President and Chief Executive Officer of Artisan Partners Funds and holds various positions with Artisan Partners and its affiliates.

Artisan Partners Funds	155

DIRECTORS AND OFFICERS

The business address of the officers and the director affiliated with Artisan Partners is 875 E. Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. The address of the other directors is c/o Artisan Partners Funds, 875 E. Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202.

Artisan Partners Funds’ statement of additional information (SAI) contains further information about the directors. Please call 800.344.1770 or visit our website at www.artisanpartners.com for a free copy of the SAI.

156	Artisan Partners Funds

ARTISAN PARTNERS FUNDS

P.O. BOX 8412

BOSTON, MA 02266-8412